UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant  ☒
Filed by a Party other than the Registrant  ☐

Check the appropriate box:
☐           Preliminary Proxy Statement
☐           Confidential, for use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒           Definitive Proxy Statement
☐           Definitive Additional Materials
☐           Soliciting Materials Pursuant to sec. 240.14a-11(c) or sec. 240.14a-12

Lincoln National Corporation
______________________________
(Exact Name of Registrant as Specified in its Charter)

Payment of Filing Fee (Check the appropriate box)
☒           No fee required.
☐           Fee computed on table below per Exchange Act Rules 14a-6(i)(l) and 0-11.1

(1)   Title of each class of securities to which transaction applies:
________________________________________________________________________________
(2)   Aggregate number of securities to which transaction applies:
________________________________________________________________________________
(3)   Per unit or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
________________________________________________________________________________
 (4)   Proposed maximum aggregate value of transaction:
________________________________________________________________________________
 (5)   Total fee paid:
________________________________________________________________________________

☐           Fee paid previously with preliminary materials.
☐           Check box if any part of the fee is offset as provided by Exchange Act Tule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)   Amount Previously Paid
________________________________________________________________________________
 (2)   Form, Schedule or Registration Statement No.:
________________________________________________________________________________
 (3)   Filing Party:
________________________________________________________________________________
 (4)   Date Filed:
________________________________________________________________________________

RADNOR, PENNSYLVANIA

April 13, 2012

Dear Fellow Shareholder:

You are cordially invited to attend our Annual Meeting of Shareholders scheduled for Thursday, May 24, 2012, at 9:00 a.m., local time, at The Ritz-Carlton Hotel, 10 Avenue of the Arts, Philadelphia, Pennsylvania 19102.  Our Board of Directors and management team look forward to greeting you.

The notice of meeting and proxy statement describe the matters to be acted upon at the Annual Meeting of Shareholders.  Please review these documents carefully.

Many of our shareholders received a notice of internet availability instead of a paper copy of our proxy statement and our 2011 annual report to shareholders.  The notice of internet availability contains instructions on how shareholders can access these documents over the internet as well as how shareholders can receive a paper or e-mail copy of our proxy materials including our proxy statement, our 2011 annual report to shareholders and a proxy card.  We believe electronic delivery allows us to provide our shareholders with the information they need, while lowering the costs of the delivery of the materials and reducing the environmental impact of printing and mailing paper copies.

It is important that you vote your shares of our stock by voting as promptly as possible by proxy, through the use of a proxy card, via telephone or over the internet, or by attending the Annual Meeting and voting in person.

On behalf of the entire Board of Directors, thank you for your continued support.

Sincerely,

William H. Cunningham
Chairman of the Board

LINCOLN NATIONAL CORPORATION
RADNOR, PENNSYLVANIA

NOTICE OF
ANNUAL MEETING OF SHAREHOLDERS

April 13, 2012

The Annual Meeting of Shareholders of Lincoln National Corporation will be held on Thursday, May 24, 2012, at 9:00 a.m., local time, at The Ritz-Carlton Hotel, 10 Avenue of the Arts, Philadelphia, Pennsylvania 19102.

The items of business are:

1.	to elect four directors for three-year terms expiring at the 2015 Annual Meeting;
2.	to ratify the appointment of Ernst & Young LLP as independent registered public accounting firm for 2012;
3.	to approve an advisory resolution on the compensation of our named executive officers; and
4.	to consider and act upon such other matters as may properly come before the meeting.

You have the right to receive this notice and vote at the Annual Meeting of Shareholders if you were a shareholder of record at the close of business on March 19, 2012.  Please remember that your shares cannot be voted unless you cast your votes by one of the following methods: (1) sign and return a proxy card; (2) vote via telephone; (3) vote via the internet; (4) vote in person at the Annual Meeting; or (5) make other arrangements to vote your shares.

For the Board of Directors,

Charles A. Brawley, III
Senior Vice President, Associate General Counsel & Secretary

EXHIBIT 6 – Section 10 – Notice of Shareholder Business	E-11

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 24, 2012:
This proxy statement and the accompanying annual report are available at: http://bnymellon.mobular.net/bnymellon/lnc.

LINCOLN NATIONAL CORPORATION
150 N. RADNOR CHESTER ROAD
RADNOR, PENNSYLVANIA 19087

PROXY STATEMENT
Annual Meeting of Shareholders
May 24, 2012

The Board of Directors of Lincoln National Corporation (the “Company,” “we,” “our,” or “us”) is soliciting proxies in connection with the proposals to be voted on at the Annual Meeting of Shareholders scheduled for May 24, 2012 (the “Annual Meeting”).  The Annual Meeting will be held at The Ritz-Carlton Hotel, 10 Avenue of the Arts, Philadelphia, Pennsylvania 19102, beginning at 9 a.m. local time.  This proxy statement and a proxy card or a notice of internet availability was first sent to our shareholders on or about April 13, 2012.  Whenever we refer in this proxy statement to the “Annual Meeting,” we are also referring to any meeting that results from an adjournment of the Annual Meeting.

GENERAL INFORMATION

Why did I receive this proxy statement or notice of internet availability of proxy materials?

You are receiving a proxy statement, or a notice of internet availability of proxy materials, because you owned shares of our stock on March 19, 2012, the record date, and that entitles you to vote at the Annual Meeting.  This proxy statement describes the matters to be voted on at the Annual Meeting, provides information on these matters, and provides information about the Company that must be disclosed when your proxy is solicited.

What will I be voting on at the Annual Meeting?

At the Annual Meeting, shareholders are being asked to vote upon the following items of business:

1.	to elect four directors for three-year terms expiring at the 2015 Annual Meeting;
2.	to ratify the appointment of Ernst & Young LLP as independent registered public accounting firm for 2012;
3.	to approve an advisory resolution on the compensation of our named executive officers; and
4.	to consider and act upon such other matters as may properly come before the meeting.

What are the Board of Directors recommendations?

•	for the election of the four director nominees named in this proxy statement;
•	for the ratification of the appointment of Ernst & Young LLP as independent registered public accounting firm for 2012; and
•	for the approval of the advisory resolution on the Company’s Executive Compensation.

Why did some shareholders receive a one-page notice in the mail regarding the internet availability of proxy materials instead of a full set of the printed proxy materials?

In accordance with the rules and regulations of the Securities and Exchange Commission (the “SEC”), instead of mailing a printed copy of our proxy materials to each shareholder of record, we may furnish proxy materials by providing access to those documents on the internet.  Most shareholders received a notice of internet availability (the “Notice”) containing instructions as to how to access and review all of the proxy materials on the internet.  The Notice also contains instructions on how shareholders can request a paper copy of our proxy materials including our proxy statement, our 2011 annual report to shareholders and a proxy card form.  The Notice also instructs shareholders how to submit their proxy on the internet.  Shareholders receiving the Notice who would like to receive paper or e-mail copies of our proxy materials should follow the instructions in the Notice for requesting those materials.  To ensure timely delivery of such proxy materials prior to the Annual Meeting, shareholders should make such request by May 10, 2012.

Who is entitled to vote at the Annual Meeting?

Only shareholders of record at the close of business on March 19, 2012, the record date for the meeting, are entitled to vote at the Annual Meeting.  As of the record date, we had 285,412,303 shares of common stock and 9,632 shares of $3.00 cumulative convertible preferred stock, series A, issued, outstanding and entitled to vote at the Annual Meeting.  You are entitled to one vote for each share of common stock and each share of preferred stock you own.  The number of shares you own (and may vote) is listed on the proxy card or the Notice that you received.

What constitutes a quorum?

A majority of all outstanding shares entitled to vote at the Annual Meeting, or 142,710,968, constitutes a quorum, which is the minimum number of shares that must be present or represented by proxy at the Annual Meeting in order to transact business.  Subject to the rules regarding the votes necessary to adopt the proposals discussed below, abstentions and broker non-votes will be counted for purposes of determining whether a quorum is present.  Generally, “broker non-votes” occur when brokerage firms return proxies for which no voting instructions have been received from beneficial owners and the broker does not have discretionary authority to vote on the proposal.  Once a share is represented for any purpose at the Annual Meeting, it will be deemed present for quorum purposes for the remainder of the meeting (including any meeting resulting from an adjournment of the Annual Meeting, unless a new record date is set).

How do I vote?

1.  In person.  If you are a shareholder of record, you may attend the Annual Meeting and vote your shares or send a personal representative with an appropriate proxy.

If you own your shares in “street name” (i.e., through a broker-dealer or other financial institution) and you want to vote at the Annual Meeting, you will need to obtain a proxy card from the institution that holds your shares and present that card at the Annual Meeting.

If you plan to attend the annual meeting, you will need to present proof of ownership and valid photo identification for admission.  Proof of ownership can include a brokerage statement or letter from your broker showing that you owned shares of shares of our stock as of the record date, March 19, 2012.  If you do not have proof of ownership and valid photo identification, you will not be admitted to the Annual Meeting.

If you own share equivalents through the Lincoln National Corporation Stock Fund of the Lincoln National Corporation Employees’ 401(k) Savings Plan (the Employees’ 401(k) Plan”) or The Lincoln National Life Insurance Company Agents’ 401(k) Savings Plan (the “Agents’ 401(k) Plan”), or through our dividend reinvestment plan you cannot vote in person at the Annual Meeting.  Instructions on voting these share equivalents are described in more detail below under “How do I vote my 401(k) and/or dividend reinvestment plan shares?”

You can obtain additional information on voting in person at the Annual Meeting, including appropriate forms of proof of ownership and directions to the meeting location, by contacting Shareholder Services at 1-800-237-2920 or shareholderservices@lfg.com.

2.  By Mail.  Mark, date, sign and mail the proxy card in the prepaid envelope the Company has provided you if you received a paper copy of the proxy materials.  If you return the proxy card but do not mark your voting preference, the individuals named as proxies will, to the extent permissible, vote your shares in accordance with the Board’s recommendation on each item in this proxy statement.  With respect to any other matter that properly comes before the Annual Meeting, the individuals named as proxies will, to the extent permissible, vote all proxies in the manner they perceive to be in our best interests.

3.  By Telephone or Internet.  If you are a shareholder of record, you may submit your proxy with voting instructions by telephone if you are calling within the United States, Canada or Puerto Rico.  If you are a shareholder of record, you may also submit your proxy through the internet by visiting the website listed on the proxy card or Notice.

If you choose to submit your proxy with voting instructions by telephone or through the internet, you will be required to provide your assigned control number noted on the proxy card or Notice before your proxy will be accepted.  In addition to the instructions that appear on the proxy card or Notice, step-by-step instructions will be provided by recorded telephone message or at the designated website on the internet.

If you hold your shares in “street name,” please check your proxy card or Notice, or contact your broker, nominee, fiduciary or other custodian to determine if you will be able to vote by telephone or internet.

How many votes are needed to approve each proposal and what are the effects of broker non-votes, abstentions and unmarked proxy cards?

A majority of the votes cast by the holders of shares entitled to vote at the annual meeting, assuming a quorum is present, is required for the approval of the election of each director, the ratification of the appointment of Ernst & Young LLP as our independent registered accounting firm and the advisory resolution to approve the Company’s Executive Compensation.  Abstentions will not count as votes cast either for or against a nominee or the above proposals.

The proposal regarding the approval of the compensation of our named executive officers is advisory only and not binding on the Board of

Directors.  If any other matters are properly presented at the Annual Meeting, a particular proposal will be approved if the number of votes cast in favor of the proposal exceeds the number of votes cast against the proposal.

If you sign and return a proxy or voting instruction card, but do not mark how your shares are to be voted, they will be voted as the Board recommends. If you hold your shares in “street name,” you may instruct your broker how you would like your shares voted. If you choose not to provide voting instructions, your shares are referred to as broker non-votes and the bank, broker or other custodian may be permitted to vote your shares (discretionary voting) only on the ratification of the appointment of the independent registered accounting firm.  These broker non-votes will be included in the calculation of the number of shares considered to be present at the meeting for purposes of determining a quorum, but will not be considered in determining the number of votes necessary for approval and will have no effect on the outcome of the vote for directors or the advisory resolution on the Company’s Executive Compensation.

Can I revoke my proxy or change my vote after I vote my proxy?

Yes.  You may revoke your proxy or change your vote at any time prior to the Annual Meeting by: (1) sending our Corporate Secretary a written revocation; (2) submitting a new proxy by mail, telephone or internet; or (3) attending the Annual Meeting and voting your shares in person.

How do I vote my 401(k) and/or dividend reinvestment plan shares?

If you have invested in the Lincoln National Corporation Stock fund of the Employees’ 401(k) Plan or the Agents’ 401(k) Plan, your voting instructions, whether submitted via telephone or through the internet, will instruct the trustee of your plan how to vote the shares of common stock allocated to the plans.  If our stock books contain identical account information regarding common stock that you own directly and common stock that you have an interest in through these plans, you will receive a single proxy/voting instruction card representing all shares owned by you.  If you participate in one of these plans and do not provide the trustee with your voting instructions by 11:59 p.m. (E.D.T.) on May 21, 2012, the trustee of the plans will vote the shares in your account in proportion to shares held by the plans for which voting instructions have been received.

If you participate in our dividend reinvestment plan, your proxy/voting instruction card(s) will also include your shares of common stock allocated to your accounts in that plan.  To vote your shares in this plan, you must return your proxy/voting instruction card(s) or submit your voting instructions by telephone or over the internet as instructed on your proxy/voting instruction card(s).

Who may solicit proxies?

Our directors, officers and employees, as well as Georgeson Inc., our proxy solicitation firm, may solicit proxies on behalf of the Board in person, by mail, telephone, fax and other electronic means.

Who pays for the costs of soliciting proxies?

We will pay the cost of soliciting proxies. Our directors, officers and employees will receive no additional compensation for soliciting proxies.  We will reimburse certain brokerage firms, banks, custodians and other fiduciaries for the reasonable mailing and other expenses they incur in forwarding proxy materials to the beneficial owners of stock that those brokerage firms, banks, custodians and fiduciaries hold of record.  As noted above, we have retained Georgeson Inc. to solicit proxies.  We will pay Georgeson Inc. a fee of $10,000, plus reasonable expenses, for these services.

SECURITY OWNERSHIP

Security Ownership of More than 5% Beneficial Owners

We have two classes of equity securities outstanding: common stock and preferred stock.  The following table shows the names of persons known by us to beneficially own more than 5% of our common stock as of December 31, 2011.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AS OF DECEMBER 31, 2011
TITLE OF CLASS	NAME AND ADDRESS OF BENEFICIAL OWNER	AMOUNT AND NATURE OF BENEFICIAL OWNERSHIP	PERCENT OF CLASS
Common Stock	BlackRock Inc. 40 East 52nd Street New York, NY 10022	17,609,511	5.84%
Common Stock	FMR LLC 82 Devonshire Street Boston, MA 02109	17,026,377	5.644%
Common Stock	Vanguard Group, Inc. 100 Vanguard Blvd. Malvern, PA 19355	16,215,132	5.37%

The information set forth in this table is based solely on our review of Schedules 13G filed with the SEC and as of the date set forth above.  We do not have information regarding the foregoing share position after December 31, 2011.  The information regarding the amount and nature of beneficial ownership is to the best of our knowledge.

Security Ownership of Directors, Nominees and Executive Officers

The following table shows the number of shares of common stock and stock units (i.e., non-transferable, non-voting “phantom” units, the value of which is the same as the value of the corresponding number of shares of common stock) beneficially owned on March 9, 2012, by each director, nominee for director and “Named Executive Officer,” individually, and by all directors and executive officers as a group.  As of March 9, 2012, none of the persons listed in the table owned any shares of our preferred stock.

Whenever we refer in this proxy statement to the Named Executive Officers (“NEOs”), we are referring to those executive officers that we are required to identify in the Summary Compensation Table on page 42.

SECURITY OWNERSHIP OF DIRECTORS, NOMINEES AND EXECUTIVE OFFICERS AS OF MARCH 10, 2012
NAME	AMOUNT OF LNC COMMON STOCK AND NATURE OF BENEFICIAL OWNERSHIP1	PERCENT OF CLASS	LNC STOCK UNITS2	TOTAL OF LNC COMMON STOCK AND STOCK UNITS	TOTAL PERCENT OF CLASS
William J. Avery	39,620	*	23,531	63,151	*
William H. Cunningham	56,148	*	47,790	103,938	*
Robert W. Dineen	310,345	*	1,009	311,354	*
Randal J. Freitag	64,488	*	783	65,271	*
Wilford H. Fuller	98,729	*	8,445	107,174	*
Dennis R. Glass	1,441,730	*	39,449	1,481,179	*
George W. Henderson, III	55,516	*	39,962	95,478	*
Eric G. Johnson	37,795	*	33,066	70,861	*
Gary C. Kelly	7,054	*	5,536	12,590	*
Mark E. Konen	345,309	*	5,761	351,070	*
M. Leanne Lachman	41,542	*	42,769	84,311	*
Michael F. Mee	31,495	*	40,214	71,709	*
William P. Payne	65,322	*	21,698	87,020	*
Patrick S. Pittard	62,203	*	23,740	85,943	*
Isaiah Tidwell	32,224	*	16,483	48,707	*
All Directors and Executive Officers as a group –17 persons	2,982,317	1.04%	363,790	3,346,107	1.16%

_________________________________
* Each of these amounts represents less than 1% of the outstanding shares of our common stock as of March 9, 2012.

1.  The number of shares that each person named in this table has a right to acquire within 60 days of March 9, 2012 is as follows:  Mr. Avery, 28,194 shares; Mr. Cunningham, 54,190 shares; Mr. Dineen, 219,851 shares; Mr. Freitag, 63,072 shares; Mr. Fuller, 26,959 shares; Mr. Glass, 1,242,387 shares; Mr. Henderson, 54,190 shares; Mr. Johnson, 31,194 shares; Mr. Kelly, 6,054 shares; Mr. Konen, 291,378 shares; Ms. Lachman, 31,194 shares; Mr. Mee, 31,194; Mr. Payne, 54,190 shares; Mr. Pittard, 54,190 shares; and Mr. Tidwell, 32,134 shares.  Mr. Konen’s shares include 441 shares for his son for which he is a custodian.

2.  LNC Stock Units are non-voting, non-transferable phantom stock units that track the economic performance of our common stock.

GOVERNANCE OF THE COMPANY

Our Board of Directors consists of 11 members.  Ten of these directors are non-employees, or outside directors, and the Board has determined that all 10 are independent as discussed below.

Board Leadership Structure

The Board has no policy requiring separation of the offices of chief executive officer, or CEO, and Chairman of the Board.  The Board believes this decision is part of the succession planning process and takes into consideration the best interests of the Company in making this determination.  Currently, we separate the roles of CEO and Chairman of the Board in recognition of the differences between the two roles.  The CEO is responsible for setting the strategic direction for the Company and the day-to-day leadership and performance of the Company, while the Chairman of the Board provides guidance and sets the agenda for Board meetings and presides over meetings of the full Board.  In May 2011, independent director, William H. Cunningham, was re-elected in May of 2011 to serve another one-year term as the non-executive Chairman of the Board.  In addition to the duties described above, Mr. Cunningham acts as the key liaison between the Board and management and helps set the agendas for Board and Committee meetings.  As chairman, Mr. Cunningham also has the authority to call special meetings of the Board.

Board’s Role in Risk Oversight

Enterprise risk management is an integral part of our business processes.  Senior management is primarily responsible for establishing policies and procedures designed to assess and manage the Company’s significant risks.  Additionally, we have a Corporate Enterprise Risk and Capital Committee made up of members of senior management that provides oversight of our enterprise-wide risk structure and the processes established to identify, measure, monitor, and manage significant risks, including credit risk, market risk, and operating risk.  The Corporate Enterprise Risk and Capital Committee periodically reviews the Company’s strategies and policies for managing these risks.  The Board’s role is regular oversight of the enterprise risk management process, including reviews of operational, financial, legal and regulatory, and strategic and competitive risks.

The Board exercises its responsibilities periodically as part of its meetings and through its Committees.  The Board has delegated the regular oversight of our risk management efforts to the Audit Committee, the oversight of risks involving the capital structure of the enterprise to the Finance Committee and the oversight of compensation-related risk to the Compensation Committee.  For a further discussion of the Audit and Finance Committees’ oversight responsibilities, see “Audit Committee” and “Finance Committee” at pages 11 and 13 respectively.  For a further discussion of the Compensation Committee’s oversight of compensation-related risk, see “Risk Considerations Relating to Compensation” at page 31.

The Audit Committee receives quarterly reports from members of senior management on areas of material risk to the Company, including operational, financial, legal, regulatory, strategic and competitive risks.  After the Audit Committee receives these reports, the Chairman of the Audit Committee provides a summary of the discussion to the full Board during the Audit Committee report at the next Board meeting.  Similar reports are provided by the Compensation and Finance Committees to the full Board.  This enables the Board and its Committees to coordinate the risk oversight role, particularly with respect to risk interrelationships.  In addition, at its meetings, the Board reviews the most significant risks facing the Company and the manner in which management is managing these risks.  We believe that our current leadership structure supports the Board’s oversight role.

Our Corporate Governance Guidelines

Listed below are what we believe are some, but not all, of the more significant aspects of our Corporate Governance Guidelines.  The full text of our Corporate Governance Guidelines is available on our website at www.lincolnfinancial.com.

•
A majority of our Board, including the nominees for director, must at all times be independent under the applicable SEC rules and New York Stock Exchange (“NYSE”) listing standards and our guidelines for determining the independence of directors which are included in our Corporate Governance Guidelines.  Director independence is discussed further below.

•
The independent directors must meet in executive session at least once a year and may meet at such other times as they may desire.  The outside directors, all of whom are independent, meet in connection with each regularly scheduled Board meeting and at such other times as they may desire.  Mr. Cunningham, our non-executive chairman, presides over the meeting(s) of independent directors and the outside directors.

•
The Board has, among other committees, an Audit Committee, Compensation Committee and Corporate Governance Committee.  Only independent directors may serve on each of these committees, and all of the directors serving on those committees are independent under applicable NYSE listing standards and our Corporate Governance Guidelines.
•
Outside directors are not permitted to serve on more than five boards of public companies in addition to our Board, and independent directors who are chief executive officers of publicly held companies may not serve on more than two boards of public companies in addition to our Board.  Inside directors are not permitted to serve on more than two boards of public companies in addition to our Board.

•
The written charters of the Audit, Compensation, Corporate Governance and Finance Committees of the Board are reviewed not less than annually.  The charters of the Audit, Compensation and Corporate Governance Committees comply with the NYSE’s listing standards.  The charters for these committees are available on our website at www.lincolnfinancial.com.

•	We have Corporate Governance Guidelines that comply with the NYSE’s listing standards and were recommended by the Corporate Governance Committee and adopted by the Board.
•
We have a Code of Conduct that is available on our website at www.lincolnfinancial.com.  The Code of Conduct comprises our “code of ethics” for purposes of Item 406 of Regulation S-K under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and our “code of business conduct and ethics” for purposes of the NYSE listing standards.  We intend to disclose amendments to or waivers from a required provision of the code by including such information on our website at www.lincolnfinancial.com.

•	Directors may not stand for election or reelection after their 75th birthday.
•	The Board conducts a review of the performance of the Board and the Audit, Compensation, Corporate Governance and Finance Committees each year.
•
The Corporate Governance Committee is responsible for individual director assessments and obtains input for such assessments from all Board members other than the director being assessed.  These assessments, including confidential feedback to the director, will be completed at least one year prior to a director’s anticipated election for a new term.

•	The Board conducts an annual CEO performance evaluation. The non-executive chairman of the Board discusses the evaluation with the outside directors and communicates the results to the CEO.
•	The Board reviews the annual succession planning report from the CEO, including the position of CEO as well as other executive officers.
•
The Board, Audit Committee, Compensation Committee, Corporate Governance Committee, Executive Committee and Finance Committee each have authority to retain legal counsel or any other consultant or expert without notification to, or prior approval of, management.

•
Directors are required to offer to resign from the Board upon changing their occupational status, and the Corporate Governance Committee, with input from the chairman, makes a recommendation to the Board regarding acceptance of such offer.

•
Directors are required to achieve share ownership of three times the cash portion of their annual retainer within five years of election to the Board, and based on the December 30, 2011 closing price of our common stock of $19.42, our directors are in compliance with such requirements.

•	We will pay the reasonable expenses for each director to attend at least one continuing education program per year.
•	We have a director orientation program for new directors, and all directors are invited to attend orientation programs when they are offered.
•	We will not make any personal loans or extensions of credit to directors or executive officers.
•	The Corporate Governance Committee must re-evaluate the Corporate Governance Guidelines each year.

Director Independence

Our common stock is traded on the NYSE.  NYSE listing standards and our Corporate Governance Guidelines require that a majority of our directors meet the criteria for independence as set forth in the NYSE listing standards.  The NYSE listing standards provide that in order to be considered independent, the Board must determine that a director has no material relationship with us other than as a director.  The Board has adopted standards to assist it in determining whether its members have such a material relationship with us.  These standards, which are part of our Corporate Governance Guidelines, are discussed below and can be found on our website at www.lincolnfinancial.com.

The Corporate Governance Committee and the Board have reviewed the independence of each director, including the nominees for director at the Annual Meeting, considering the standards set forth in our Corporate Governance Guidelines (which incorporate the NYSE standards for independence).  As a result of this review, the Board affirmatively determined that directors Avery, Cunningham, Henderson, Johnson, Kelly, Lachman, Mee, Payne, Pittard and Tidwell are independent because they have none of the following material relationships with us (either directly or as a partner, shareholder or officer of an organization that has a material relationship with us):

•	is or was an employee, or whose immediate family member is or was an executive officer, of us or our subsidiaries during the three years prior to the independence determination;

•
has received, or whose immediate family member received, from us, during any 12-month period within the three years prior to the independence determination, more than $120,000 in direct compensation, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service);

•
(1) is, or an immediate family member is, a current partner of our external or internal auditor (to the extent the internal auditor is a third-party); (2) is a current employee of such a firm; (3) has an immediate family member who is a current employee of such a firm and who personally works on our audit; or (4) was, or who has an immediate family member that was, within the three years prior to the independence determination (but is no longer) a partner or employee of such a firm and personally worked on our audit within that time;

•
is or was employed, or whose immediate family member is or was employed, as an executive officer of another company where any of our present executives served at the same time on that company’s compensation committee within the three years prior to the independence determination;

•
is or was an executive officer or an employee, or whose immediate family member is or was an executive officer, of a company that makes payments to, or receives payments from, us for property or services in an amount which, in any single fiscal year, exceeds the greater of $1 million or 2% of such other company’s consolidated gross revenues within the three years prior to the independence determination;

•
is an executive officer of a not-for-profit organization to which we or the Lincoln Financial Foundation, Inc. made discretionary contributions in excess of the greater of $1 million or 2% of the organization’s latest publicly available total annual revenues; or

•
has any other material relationship with us (either directly or as a partner, shareholder or officer of an organization that has a relationship with us, including any contributions we made to a charitable organization of which the director serves as an executive officer).

For purposes of determining whether any of the independent directors has any other material relationship with us that would be inconsistent with the foregoing, the Board of Directors also has determined that the following relationships are not material and do not impair a director’s independence and do not require further review by the Board of Directors:

•
a director’s, or a director’s immediate family member’s, purchase or ownership of an insurance, annuity, mutual fund or other product from us, or use of our financial services, all on terms and conditions substantially similar to those generally available to other similarly situated third parties in arm’s-length transactions and does not otherwise violate the criteria listed above;

•	a director’s membership in the same professional association, or the same social, fraternal or religious organization or club, as one of our executive officers or other directors;

•	a director’s current or prior attendance at the same educational institution as one of our executive officers or other directors;

•
a director’s service on the board of directors of another public company on which one of our executive officers or directors also serves as a director, except for prohibited compensation committee interlocks;

•	a director’s employment by another public company whose independent registered public accounting firm is the same as ours;

•
relationships involving the provision of products or services either by or to the Company or our subsidiaries or affiliates and involving a director, a director’s immediate family members, or a company or charitable organization of which the director or an immediate family member is (or at the time of the transaction, was) a partner, stockholder, officer, employee or director so long as the following conditions are satisfied:  the products and services are being provided in the ordinary course of business and on substantially the same terms and conditions, including price, as would be available to similarly situated customers; and the payments to, or payments from, the Company for such products or services do not, in any single fiscal year, equal or exceed the lesser of $120,000 or 2% of the consolidated gross revenues of such other company or charitable organization;

•
a director’s or a director’s immediate family member’s service as an officer, director or trustee of another company to which the Company is indebted where the total amount of interest and other fees payable to such other company do not equal or exceed the lesser of $120,000 or 2% of the consolidated gross revenues of such other company; and

•
a director’s or a director’s immediate family member’s service as an officer, director or trustee of a charitable organization where our discretionary charitable contributions to the organization are less than the lesser of $120,000 and 2% of that organization’s consolidated gross revenue.

In addition, a director who is also a member of our Audit Committee must meet the following additional requirements regarding independence as required by Rule 10A-3(b)(1)(ii) under the Exchange Act:

1.
A director is not independent if he or she accepts, directly or indirectly, any consulting, advisory or other compensatory fee from us or any of our subsidiaries, other than the receipt of fixed amounts of compensation under a retirement plan (including deferred compensation) for prior service with us or any of our subsidiaries (provided that such compensation is not contingent in any way on continued service); and

2.	A director is not independent if he or she is an “affiliated person” (as defined in Rule 10A-3(e)(1) under the Exchange Act) of us or any of our subsidiaries.

Finally, the Board determined that those directors who are members of the Audit, Corporate Governance and Compensation Committees are likewise independent of our management and us under our Corporate Governance Guidelines and the applicable SEC and NYSE rules.

In conducting its independence review, the Board considered, among other things, transactions and relationships between each outside director or any member of his or her immediate family and us or our subsidiaries and affiliates.  In making these determinations, the Board considered that in the ordinary course of business, transactions occur between us and companies at which some of our directors are or have been directors, employees or officers.  Mr. Cunningham is a professor at and employee of The University of Texas with which we engage in ordinary course of business transactions, namely, providing a 403(b) plan.  In each case, the transactions were on terms that are substantially equivalent to those prevailing at the time for comparable transactions, and none reached the threshold levels set forth in our standards.

Under our standards, only discretionary contributions to not-for-profit organizations, for which a director serves as an executive officer, which are greater than $1 million or 2% of the organization’s latest publicly available total annual revenues will impair the director’s independence.  None of our directors are executive officers of the not-for-profit organizations to which we or the Lincoln Financial Foundation, Inc. made contributions during 2011.

Director Nomination Process

The Corporate Governance Committee of the Board, which is composed solely of independent directors, is responsible for: (1) assisting the Board by identifying individuals qualified to become Board members; (2) recommending to the Board the director nominees for the next annual meeting of shareholders; and (3) evaluating the competencies appropriate for the Board and identifying missing or under-represented competencies.  Our Corporate Governance Guidelines provide that the Board is responsible for selecting its own members.

The Corporate Governance Committee does not have any specific minimum qualifications that must be met by a nominee.  However, its charter provides that “[I]n nominating candidates, the Committee shall take into consideration such factors as it deems appropriate.  These factors may include judgment, skill, diversity, experience, the extent to which the candidate’s experience complements the experience of other Board members and the extent to which the candidate would be a desirable addition to the Board and any Committees of the Board.  The Committee may consider candidates proposed by management, but is not required to do so.”

The Corporate Governance Committee identifies nominees by first evaluating the current members of the Board willing to continue in service.  The Corporate Governance Committee begins by reviewing the individual director assessments of existing directors who are being considered for re-nomination. Current members of the Board who have skills and experience that are relevant to our business, who are willing to continue to serve and whose director assessment indicates the director has performed well during the most recent term are considered for re-nomination.  If any member of the Board being considered for re-nomination does not wish to serve, or if the Corporate Governance Committee decides not to re-nominate a given member, the Corporate Governance Committee identifies the desired skills and experience that a potential new nominee should possess.  The Corporate Governance Committee also considers whether it is necessary or desirable that the nominee be considered independent under the NYSE listing standards, and, if so, whether the individual meets the standards for independence. The Corporate Governance Committee may, but is not required to, retain an outside firm to assist in the identification and evaluation of potential nominees.

The Corporate Governance Committee is responsible for reviewing with the Board the appropriate skills and characteristics required of Board members in the context of the current make-up of the Board.  This assessment includes integrity, business acumen, age, experience, professional accomplishments, skills such as an understanding of marketing, finance, accounting, regulation and public policy and a commitment to our shared values, among others – all in the context of an assessment of the perceived needs of the Board at a given point in time.  Our Corporate Governance Guidelines also specify that diversity should be considered by the Corporate Governance Committee in the director identification and nomination process.  The Committee seeks nominees with a broad diversity of backgrounds, experience, professions, education and differences in viewpoints and skills.  The Corporate Governance Committee does not have a formal policy with respect to diversity; however, the Board and the Corporate Governance Committee believe that the backgrounds and qualifications of the directors, considered as a group, should provide a significant mix of experience, knowledge and abilities that allow the Board to fulfill its responsibilities.  In the annual evaluation of the Board and committees, the Board considers whether the members of the Board reflect such diversity and whether such diversity contributes to a constructive and collegial environment.

The Board has delegated the process of screening potential nominees who are not current directors to the Corporate Governance Committee, which takes input from the CEO and other members of the Board as appropriate.  In connection with the evaluation of a new nominee, the Corporate Governance Committee determines whether it should interview the nominee, and, if warranted, one or more members of the Corporate Governance Committee interview the nominee.  Upon completing the evaluation and the interview, the Corporate Governance Committee makes a recommendation to the Board as to whether to nominate the director nominee.

Although the Corporate Governance Committee does not solicit shareholder recommendations regarding director nominees to be proposed by the Board, it will consider such recommendations if they are made in accordance with the procedures set forth in Article I, Section 11 of our Bylaws, which is set forth in
Exhibit 1 to this proxy statement and discussed beginning on page 59 under the heading “Shareholder Proposals.”  If the Corporate Governance Committee determines that such a nominee should be considered as a director, it will recommend the nominee to the Board.  The Board may accept or reject the proposed nominee.  There are no differences in the manner in which the Corporate Governance Committee evaluates nominees for director based on whether the nominee is recommended by a shareholder.

Communications with Directors

The Board provides a process for shareholders and other interested persons to send communications to the Board or to the outside directors of the Board.  Shareholders and other interested persons may send such communications the outside members of the Board of Directors at:

The Outside Directors
Lincoln National Corporation
150 N. Radnor Chester Road
Radnor, PA  19087
Attention:  Office of the Corporate Secretary

All communications will be received and processed by the Corporate Secretary.  Relevant and appropriate communications will be referred to the non-executive Chairman of the Board.  You may communicate anonymously and/or confidentially.  If you choose to submit your communication anonymously, we will be unable to contact you in the event we require further information.  If you choose to communicate confidentially, we cannot guarantee absolute confidentiality.

The Audit Committee has established a policy for reporting information related to possible violations of our Code of Conduct, or concerns or complaints pertaining to our accounting, internal controls or audit matters or other related concerns.  The policy can be found on our website at www.lincolnfinancial.com.

Director Attendance at 2011 Annual Meeting

The Board does not have a formal policy regarding attendance by Board members at our Annual Meeting of Shareholders, but directors are encouraged to attend the Annual Meeting of Shareholders.  All of our directors attended the 2011 Annual Meeting of Shareholders.

THE BOARD OF DIRECTORS AND COMMITTEES

Our Board is composed of 11 members.  The members of the Board, including Board nominees, their relevant term of office and certain biographical information are set forth below under “Item 1 – Election of Directors.”  Compensation of our directors is discussed below under “Compensation of Directors.”

During 2011, the Board met five times.  All directors attended 75% or more of the aggregate of: (1) the total number of meetings of the Board and (2) the total number of meetings held by committees on which he or she served.

Board Committees

The Board currently has six standing committees:  the Audit Committee, the Compensation Committee, the Corporate Governance Committee, the Executive Committee, the Finance Committee and the Committee on Corporate Action.  The following table lists the Directors who currently serve on the Committees and the number of meetings held for each Committee during 2011.  The Audit, Compensation, Corporate Governance and Finance Committees each conduct a self-evaluation of their respective committee’s performance each year.

Current Committee Membership and Meetings Held During 2011
(C=Chair     M=Member)
Name	Audit	Compensation	Corporate Governance	Executive	Finance	Corporate Action1
William J. Avery	M		M
William H. Cunningham		M	M	C	M
Dennis R. Glass				M		C
George W. Henderson, III	M				M
Eric G. Johnson		M		M	C
Gary C. Kelly	M				M
M. Leanne Lachman	C
Michael F. Mee		M		M	M
William P. Payne			C	M
Patrick S. Pittard		C
Isaiah Tidwell	M		M
Number of Meetings in 2011:	8	4	4	0	6	0

1 The Committee on Corporate Action takes action by the unanimous written consent of the member of that Committee, and there were nine such consents in 2011.

The functions and responsibilities of the standing committees of our Board are described below.

Audit Committee

The primary function of the Audit Committee is oversight, including risk oversight.  The principal functions of the Audit Committee include:

•
assist the Board of Directors in its oversight of  (1) the integrity of our financial statements, (2) our compliance with legal and regulatory requirements, (3) the independent auditor’s qualifications and independence, (4) the performance of our general auditor and independent auditor and (5) our policies and processes for risk assessment and risk management;

•	appoint, retain and terminate the independent auditors, and approve all engagements of the independent auditors;
•	review significant financial reporting issues and practices;
•
discuss our annual and quarterly consolidated financial statements and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in our SEC filings and annual report to shareholders, if applicable;

•	inquire about significant risks and exposures, if any, and review and assess the steps taken to monitor and manage such risks;
•	review and discuss the risk policies and procedures adopted by management and the implementation of these policies;
•	review the qualifications and background of senior risk officers;
•
establish procedures for the receipt, retention and treatment of complaints regarding accounting, internal auditing controls or auditing matters, and for the confidential, anonymous submission by our employees of concerns regarding questionable accounting or auditing matters;

•	consult with management before the appointment or replacement of the internal auditor;
•	prepare the report required to be prepared by the Audit Committee pursuant to SEC rules for inclusion in our annual proxy statement; and
•	report the Committee’s activities to the Board on a regular basis and make any recommendations as the Committee deems appropriate.

The Board has determined that William J. Avery is an “audit committee financial expert,” as defined under Item 407 of Regulation S-K under the Exchange Act.  Mr. Avery is an independent director under applicable SEC rules, NYSE listing standards and our Corporate Governance Guidelines.  The Audit Committee has authority to obtain advice and assistance from internal or external legal, accounting or other advisors.  The Board has adopted a written charter for the Audit Committee, a copy of which is available on our website at www.lincolnfinancial.com.

More information concerning the Audit Committee, including the Audit Committee Report, is set forth below under “Ratification of the Appointment of the Independent Registered Public Accounting Firm” beginning on page 21.

Compensation Committee

The principal functions of the Compensation Committee include:

•	establish, in consultation with its compensation consultant and senior management, our general compensation philosophy;
•	review and confer on the selection and development of executive officers and key personnel;
•
review and approve corporate goals and objectives relevant to the compensation of the CEO, evaluate the CEO’s performance in light of these goals and set the CEO’s compensation level based on this evaluation;

•	evaluate on an annual basis whether the Company’s compensation programs create unnecessary risks that are reasonably likely to have a material adverse effect on the Company;
•	review and recommend to the Board for approval candidates for CEO;
•	review and approve all compensation strategies, policies and programs that encompass total remuneration of our executive officers and key personnel;
•	make recommendations to the Board regarding incentive compensation and equity-based plans, and approve all grants and awards under such plans to executive officers;
•	approve employment and severance agreements for executive officers;
•
approve employee benefit and executive compensation plans and programs and changes to such plans and programs, if the present value cost of each plan or change to a plan will not exceed $20 million for the next five calendar years after their effectiveness; and

•	report the Committee’s activities to the Board on a regular basis and make any recommendations as the Committee deems appropriate.

A copy of the Compensation Committee Charter is available on our website at www.lincolnfinancial.com.  The Compensation Committee has the authority to retain and terminate compensation consultants and to approve any compensation consultant’s fees and terms of retention and to obtain advice and assistance from internal or external legal, accounting or other advisors.  More information concerning the Compensation Committee, including the role of its compensation consultants, and our executive officers in determining or recommending the amount or form of executive compensation is set forth in the “Compensation Discussion & Analysis” beginning on page 23 below.

Corporate Governance Committee

The principal functions of the Corporate Governance Committee include:

•	identify individuals qualified to become Board members;
•	subject to our Bylaws, recommend to the Board nominees for director (including those recommended by shareholders in accordance with our Bylaws) and for Board Committees;
•	take a leadership role in shaping our corporate governance and recommend to the Board the corporate governance principles applicable to us;
•	develop and recommend to the Board standards for determining the independence of directors;
•	recommend to the Board an overall compensation program for directors;
•	make recommendations to the Board regarding the size of the Board and the size, structure and function of Board Committees;
•	assist in the evaluation of the Board and be responsible for the evaluation of individual directors; and
•	report the Committee’s activities to the Board on a regular basis and make any recommendations as the Committee deems appropriate.

The Corporate Governance Committee has the authority to retain and terminate search firms and to approve any search firm’s fees and terms of retention and to obtain advice and assistance from internal or external legal, accounting or other advisors.  A copy of the Corporate Governance Committee Charter is available on our website at www.lincolnfinancial.com.

Executive Committee

The Executive Committee meets at such times as it determines to be appropriate and has the authority to act for the Board in the management and direction of the business and affairs of the Company during intervals between Board meetings, except for those matters that are expressly delegated to another committee or the full Board.  The Executive Committee will report to the Board of Directors any actions taken by the Committee as soon as practicable.  A copy of the Executive Committee Charter is available on our website at www.lincolnfinancial.com.

Finance Committee

The principal functions of the Finance Committee include:

•	review and provide guidance to senior management with respect to our annual three-year financial plan;
•
review and provide guidance to senior management with respect to our capital structure, including reviewing and approving (within guidelines established by the Board) issuance of securities by us or any of our affiliates, reviewing and approving significant “off balance sheet” transactions and reviewing and recommending changes, if necessary, to our dividend and share repurchase strategies;

•	review our overall credit quality and credit ratings strategy;
•	review and provide guidance to senior management with respect to our reinsurance strategies;
•	review and provide guidance to senior management with respect to proposed mergers, acquisitions, divestitures, joint ventures and other strategic investments;
•	review the general account and approve our investment policies, strategies and guidelines;
•	review our hedging program and the policies and procedures governing the use of financial instruments including derivative instruments;
•	review the adequacy of the funding of our qualified pension plans, including significant actuarial assumptions, investment policies and performance; and
•	report the Committee’s activities to the Board on a regular basis and make any recommendations as the Committee deems appropriate.

The Finance Committee has authority to obtain advice and assistance from internal or external legal, accounting or other advisors.  A copy of the Finance Committee Charter is available on our website at www.lincolnfinancial.com.

Committee on Corporate Action

Within limits now or hereafter specified by the Board and, in some cases, the Finance Committee, the principal functions of the Committee on Corporate Action include:

•
determine the pricing of the securities offered from our shelf registration statement (including the interest rate, dividend rate, distribution rate or contract adjustment payments, as applicable, the conversion ratio or settlement rate, as applicable, the price at which such securities will be sold to the underwriters, the underwriting discounts, commissions and reallowances relating thereto and the price at which such securities will be sold to the public);

•	approve, as necessary, the underwriting agreement, security and other transaction documents relating to the offering and sale of the securities under our shelf registration statement; and
•	elect certain classes of our officers as the Board may determine by resolution.

ITEM 1 - ELECTION OF DIRECTORS

Our Board is divided into three classes.  Directors elected at the Annual Meeting are elected for three-year terms.  William H. Cunningham has served as our non-executive chairman since 2009 and a director since 2006.  The Board of Directors is authorized under our Bylaws to fill a vacancy in the class of directors or reduce the size of the Board without seeking shareholder approval.  The following provides information as of the date of this proxy statement regarding the particular experience, qualifications, attributes or skills that led our Board to the conclusion that each of the persons listed below should serve as a director for the Company.  Each director brings a strong and unique background and set of skills to the Board, giving the Board as a whole competence, diversity and experience in a wide variety of areas.  The Board believes all of our directors have integrity and honesty and adhere to high ethical standards.  They have each demonstrated business acumen and an ability to exercise sound judgment, as well as a commitment of service to the Company and our Board.

Nominees For Director

Unless you direct otherwise or specifically indicate that you wish to abstain from voting for one or more of the nominees on the proxy you complete, your proxy will be voted for the Board’s nominees for terms expiring at the 2015 Annual Meeting or until their successors are duly elected and qualified.  All of the nominees are current directors of the Company.  All nominees have agreed to serve on the Board if they are elected.  If any nominee is unable (or for whatever reason declines) to serve as a director at the time of the Annual Meeting, proxies may be voted for the election of a qualified substitute nominee selected by the Board.

Nominees for a Term Expiring at the 2015 Annual Meeting

George W. Henderson, III, Retired Chairman and Chief Executive Officer of Burlington Industries, Inc.

Mr. Henderson, 63, was elected to the Board of Directors in 2006 and serves as a member of the Audit and Finance Committees.  He also serves as a director of Lincoln Life & Annuity Company of New York, one of our insurance subsidiaries.  Mr. Henderson served as the Chairman and CEO of Burlington Industries, a manufacturer of textile products from 1998 – 2003.  During his career at Burlington, which began in 1974, Mr. Henderson served in various roles and was elected to the board of directors in 1990.  Thereafter, he was named president and COO in 1993, and president and CEO in 1995.  Through his experience as the CEO of a global manufacturer, Mr. Henderson gained substantial executive leadership skills and management experience as the senior executive of a public company.  Mr. Henderson’s background includes significant experience with international operations and accounting and financial reporting.  He has also served on the boards of a number of public companies.

Other Public Company Board Service:  Bassett Furniture Industries, Inc. (2004 – Present)

Recent Past Public Company Board Service:  Jefferson-Pilot Corporation (1995 – 2006); and Propex Fabrics, Inc. (2004 – 2007).

Eric G. Johnson, President and Chief Executive Officer of Baldwin Richardson Foods Company

Mr. Johnson, 61, was elected to the Board of Directors in 1998 and is Chairman of the Finance Committee and serves as a member of the Compensation and Executive Committees.  Since 1997, Mr. Johnson has served as the President and CEO of Baldwin Richardson Foods Company, a private company that manufactures products for the food service industry.  A business entrepreneur, Mr. Johnson originally purchased Baldwin Ice Cream Co. in 1992.  After expanding the sales and distribution of the company, Mr. Johnson completed the acquisition of Richardson Foods from the Quaker Oats Company.  Prior to that, he served as the CEO of a public company, Johnson Products Company.  Mr. Johnson has developed extensive executive management skills, expertise in marketing, corporate strategy, development and execution, as well as experience in mergers and acquisitions.  Through his prior service as the CEO of a public company, Mr. Johnson brings broad finance expertise to the Board.  Through his years of service on our Board, Mr. Johnson has developed a deep base of knowledge regarding our business and our industry.

Other Public Company Board Service:  None.

M. Leanne Lachman, President of Lachman Associates LLC and Executive in Residence, Columbia Graduate School of Business.

Ms. Lachman, 69, was elected to the Board of Directors in 1985 and is the Chair of the Audit Committee.  She also serves as a director of Lincoln Life & Annuity Company of New York, one of our insurance subsidiaries.  Ms. Lachman has served as president of Lachman Associates LLC, an independent real estate consultancy since 2003, and as an Executive-in-Residence at Columbia Business School since 2000.  Previously, Ms. Lachman spent four years as managing director of Lend Lease Real Estate Investments, a global institutional investment manager. Prior to that, she was a partner of Schroder Real Estate Associates, a boutique real estate manager. Her early career was with Real Estate Research Corporation, where she served as chief executive officer.  In addition, Ms. Lachman has an extensive background in real estate analysis, investment management and development, as well as international operations.  In more than 25 years of service as a director of our Company, she has acquired a deep understanding of our business, our organization and our industry.  In addition to her service on our Board, she also serves on the board, audit committee and governance and nominating committee of Liberty Property Trust, a public real estate investment trust.

Other Public Company Board Service:  Director of Liberty Property Trust (1994 – Present).

Isaiah Tidwell, Retired Executive Vice President and Georgia Wealth Management Director, Wachovia Bank, N.A.
Mr. Tidwell, 66, was elected to the Board of Directors in 2006 and serves as a member of the Audit and Corporate Governance Committees.  He was an Executive Vice President and Director of Wealth Management operations for Wachovia Bank in Georgia from 2001 to 2005.  Throughout his career with Wachovia, which began in 1972, he served in successively responsible roles including Assistant Vice President, General Loan Administration Officer, Vice President and then Office Executive for the Winston Salem Office.  Later, he was elected Regional Vice President and Area Executive for the Charlotte Office.  Thereafter, Mr. Tidwell served as the Southern Regional Executive and was then promoted to Executive Vice President.  Mr. Tidwell was named president of Georgia Banking in 1999.  Prior to his career with Wachovia, Tidwell was employed in various positions with Celanese Corporation.  Over his 32 year career with Wachovia Bank, Mr. Tidwell developed extensive experience in banking, financial services and wealth management.  In addition to serving on our Board, Mr. Tidwell has also served for a number of years on the boards of other public companies.  Through this experience, Mr. Tidwell has also developed knowledge of risk assessment practices and a significant understanding of finance and accounting principles.

Other Public Company Board Service:  Director of Synder’s-Lance, Inc. (1995 – Present); and Ruddick Corporation (1999 – Present).

Recent Past Public Company Board Service:  Jefferson-Pilot Corporation (2005 – 2006).

The Board of Directors recommends a vote FOR each of the nominees.

Directors Continuing in Office

The identity of, and certain biographical information relating to, the directors who will continue in office after the Annual Meeting are set forth below.

` Continuing in Office for a Term Expiring at the 2013 Annual Meeting

William J. Avery, Retired Chairman of the Board and Chief Executive Officer of Crown Cork & Seal Company, Inc.

Mr. Avery, 71, was elected to the Board of Directors in 2002 and serves as a member of the Audit and Corporate Governance Committees.  In 2001, Mr. Avery retired from Crown Cork & Seal, a manufacturer of packaging products for consumer goods.  Mr. Avery began his career as a management trainee with Crown Cork & Seal in 1959 in the Chicago plant while he completed his studies at the University of Chicago.  He attained successively responsible positions with the company as plant manager, area manufacturing manager and vice president of sales in the Mid-West Division.  In 1974, he was appointed corporate vice president of sales.  He was appointed senior vice president in 1976 and in 1981 he became president and chief operating officer.  In 1989, he became chief executive officer and, in 1990, he assumed the additional position of chairman of the board.  Through his experience as the former President, CEO and Chairman of the Board of Crown, Cork & Seal (now Crown Holdings, Inc.), Mr. Avery brings a wealth of experience in driving strategic direction and leading organizational growth.  Mr. Avery also has substantial experience in accounting, financial reporting, marketing and mergers and acquisitions, the first two of which serve to qualify him as an “audit committee financial expert” under the SEC guidelines.  In addition to his years of service on our Board, he previously served for over 10 years on the board and audit committee of Rohm and Haas Company, a diversified chemical company.

 Other Public Company Board Service:  None.

Recent Past Public Company Board Service:  Director of Rohm & Haas (1997 – 2009).

William H. Cunningham, Professor at The University of Texas at Austin and James L. Bayless Chair for Free Enterprise at the University’s McCombs School of Business.

Mr. Cunningham, 68, was appointed to the Board of Directors in 2006 and has served as Chairman since 2009.  Mr. Cunningham also serves on the Compensation, Corporate Governance and Finance Committees.  Mr. Cunningham has been a professor with The University of Texas since 2000.  Prior to that he served as Chancellor and Chief Executive Officer of The University of Texas System from September 1992 to July 2000.  He served as President of The University of Texas at Austin from 1985-1992 and was Dean of the Red McCombs School of Business from 1983-1985.  He has also served on many various public commissions and boards including The University of Texas Investment Management Company Board of Directors, the Houston Area Research Council Board of Directors, the Southwest Research Institute, and the Economic Advisory Committee of the United States Department of Commerce.  Through his more than 30 years of experience with the University, including his eight years as Chancellor and CEO, Mr. Cunningham has gained substantial experience in accounting, marketing, finance and corporate governance, as well as experience in leading a large public institution.  Further, Mr. Cunningham has and continues to serve on the board of a number of public companies.  This includes over 20 years of experience in our industry through his service on the board of directors of Jefferson-Pilot Corporation, a public insurance company that was merged into one of our wholly-owned subsidiaries in 2006.

Other Public Company Board Service:  John Hancock Mutual Funds (1986 – Present); LIN Television Corporation (2002 – 2007, 2009 – Present); Resolute Energy Corporation (2009 – Present); and Southwest Airlines Co. (2000 – Present).

Recent Past Public Company Board Service:  Hayes Lemmerz International, Inc. (2003 – 2009); Hicks Acquisition Company I, Inc. (2007 – 2009); Introgen Therapeutics, Inc. (2000 – 2009); Jefferson-Pilot Corporation (1986 – 2006).

William Porter Payne, Executive Management, Gleacher & Company, Inc.

Mr. Payne, 64, was elected to the Board of Directors in 2006 and serves as the Chair of the Corporate Governance Committee and a member of the Executive Committee.  Mr. Payne is currently in an executive management role with Gleacher and Company, an investment banking and asset management firm, and has been with the firm since 2000.  Formerly, he was Vice Chairman of Bank of America, Director of Healtheon/WebMD and Vice Chairman and Director of Premiere Technologies.  Throughout his career, Mr. Payne has developed extensive experience and financial expertise by providing strategic advisory services to complex organizations.  In addition to his financial and investment experience, earlier in his career, Mr. Payne worked as an attorney, specializing in commercial real estate transactions and mergers and acquisitions.  This knowledge brings an interdisciplinary set of skills to the Board.  Through his service on the board of a number of public companies, including Cousins Properties, Inc., Anheuser Busch, Inc. and Crown Crafts, Inc., Mr. Payne brings valuable expertise in corporate governance.

Other Public Company Board Service:  Cousins Properties, Inc. (1996 – Present).

Recent Past Public Company Board Service:  Anheuser Busch, Inc. (1997 – 2008); Crown Crafts, Inc. (2001 – 2006); and Jefferson-Pilot Corporation (1993 – 2006).

Patrick S. Pittard, Chairman, President and CEO, ACT Bridge

Mr. Pittard, 66, was elected to the Board of Directors in 2006 and serves as the Chair of the Compensation Committee.  He also serves as a director of Lincoln Life & Annuity Company of New York, one of our insurance subsidiaries.  Mr. Pittard currently serves as the Chairman, President and Chief Executive Officer of ACT Bridge, a provider of talent management and development tools for organizations going through changes in their workforce.  Prior to joining ACT Bridge, he served on the faculty as a leadership instructor at the Terry School of Business at the University of Georgia since 2002.  Before joining the University of Georgia, Mr. Pittard served as chairman, president and chief executive officer of Heidrick & Struggles International, Inc., a worldwide provider of executive-level search and leadership services.  During his tenure as CEO of Heidrick & Struggles, the firm experienced impressive financial growth and global expansion.  He began his career with Heidrick in 1983, and during his tenure held the titles partner, managing partner (Atlanta), North America managing partner, and president and CEO of Heidrick and Struggles, Inc.  Through his depth and breadth of experience from having served as the CEO of one of the largest publicly traded global recruiting firms, Mr. Pittard brings his insights as a senior executive along with his understanding of executive compensation matters, insurance, investments and his experience in driving strategic organizational growth.  In addition to serving on our Board, Mr. Pittard has also served on the boards of other public companies, including Artisan Funds and CBeyond, Inc.

Other Public Company Board Service:  Director of Artisan Funds (2001 – Present).

Recent Past Public Company Board Service:  CBeyond, Inc. (2007 – 2009); and Jefferson-Pilot Corporation (1998 – 2006).

` Continuing in Office for a Term Expiring at the 2014 Annual Meeting

Dennis R. Glass, President and Chief Executive Officer, Lincoln National Corporation

Mr. Glass, 62, was elected to the Board of Directors in 2006 and serves as a member of the Executive Committee.  An experienced and seasoned executive, Mr. Glass has served as our President since 2006, and our CEO and a member of our Board since 2007.  He is also president and serves on the boards of our principal insurance subsidiaries.  Prior to our merger with Jefferson-Pilot Corporation in 2006, he was the President, CEO and also served on the board of directors of Jefferson-Pilot Corporation from 2004 through the merger in 2006.  Prior to joining Jefferson-Pilot in 1993, Mr. Glass held executive-level finance and investment positions in the insurance and investment industries.  Having held executive level positions in the insurance and investment industries for nearly 30 years, Mr. Glass brings to his role as a director a deep knowledge of our industry, our competitors and our products.  Mr. Glass’s background also includes senior executive experience in financial accounting and reporting as well as past service as chairman of the Board of the American Council of Life Insurers (ACLI).  He currently co-chairs ACLI’s Committee on Principal-Based Reserving.

Recent Past Public Company Board Service:  Jefferson-Pilot Corporation (2004 – 2006)

Gary C. Kelly, Chairman of the Board, President and Chief Executive Officer of Southwest Airlines, Co.

Mr. Kelly, 57, was elected to the Board of Directors in 2009 and serves as a member of the Audit and Finance Committees.  Mr. Kelly currently serves as the Chairman of the Board, President and CEO of Southwest Airlines, the fifth largest airline in the U.S., and one well known for its commitment to customer service and knowledge of the customer experience.  Prior to joining Southwest, Mr. Kelly served as a CPA for a public auditing firm.  Prior to becoming the CEO of Southwest, Mr. Kelly held a number of senior level positions within the Southwest organization, including as Chief Financial Officer, providing him with substantial expertise in finance, accounting and financial reporting.

Other Public Company Board Service:  Director of Southwest Airlines, Co. (2004 – Present).

Recent Past Public Company Board Service:  Jefferson-Pilot Corporation (2005 – 2006).

Michael F. Mee, Retired Executive Vice President and Chief Financial Officer of Bristol-Myers Squibb Company

Mr. Mee, 69, was elected to the Board of Directors in 2001 and serves as a member of the Compensation and Finance Committees.  Mr. Mee retired as the Executive Vice President and CFO of Bristol-Myers Squibb Co. in 2001.  He was also a member of the Office of the Chairman.  In that position, he was responsible for all Controllership, Tax, Treasury, Audit, Investor Relations, Information Management, Corporate and External Business Development and the Global Business Services functions.  Prior to joining Bristol-Myers Squibb, Mee was involved in the reorganization of Wang Laboratories as chairman of the board and earlier as chief financial officer of the company.  Prior to joining Wang Laboratories in 1990, he was chief financial officer of the Norton Co. and chairman of its Eastman Christensen Oil Field Services subsidiary.  Mr. Mee brings significant public accounting and financial reporting skills from his experience as the CFO at a number of public companies.  In addition to his management experience and leadership skills as a senior executive officer, Mr. Mee has also developed expertise in corporate strategy, investments and development, international operations and risk assessment while with these companies.  In addition to serving on our Board, Mr. Mee also served on the board of Ferro Corporation, a public global materials producer until March 2010.

Recent Past Public Company Board Service:  Ferro Corporation (2001 – 2010).

COMPENSATION OF DIRECTORS

The Board of Directors adheres to the following guidelines in establishing outside director compensation:

•	a significant portion of each outside director’s compensation is to be paid in shares of our common stock or stock units based on our common stock; and

•
outside directors are expected to own shares of our common stock, or stock units based on our common stock, at least equal in value to three times the cash portion of their annual retainer (3x $86,000) within five years of first being elected (33% of vested options are counted toward this requirement).

During 2011, our outside directors received an annual retainer of $207,000, excluding any fees received for holding the position of non-executive Chairman of the Board, a committee chair or a member of the Audit Committee.  The annual retainer was paid as follows: $86,000 in cash; $78,000 in deferred stock units; and $43,000 in stock options.  Directors may elect to defer the cash component of their annual retainer into various “phantom” investment options, including the Lincoln National Corporation stock unit investment option, available under the Lincoln National Corporation Deferred Compensation Plan for Non-Employee Directors (the “Directors’ DCP”).  The investment options are the same as those offered under Employees’ 401(k) Plan.  Amounts notionally invested into “phantom” investment options are credited with earnings or losses as if the deferred amounts had been actually invested in either our common stock, or in any of the available investment options.  All amounts deferred under the Directors’ DCP are payable only upon the director's retirement or resignation from the Board.  Any amounts invested in the Lincoln National Corporation stock unit investment option are payable only in shares of our common stock.

In addition, our non-executive Chairman of the Board receives an additional $200,000 annual retainer payable in deferred stock units.  Committee chairs receive an additional annual cash retainer of $10,000, except the chair of the Audit Committee.  The chair of the Audit Committee receives an additional annual cash retainer of $20,000, and each other Audit Committee member receives an additional annual cash retainer fee of $5,000.

No Board or Committee meeting fees are paid for regularly scheduled meetings.  However, the Corporate Governance Committee has discretion to recommend to the Board additional compensation ($1,100 per meeting) for meetings in addition to the regularly scheduled Board or Committee meetings.  Outside directors who are also directors of Lincoln Life & Annuity Company of New York (“LLANY”), our indirect, wholly owned subsidiary, receive an annual cash retainer of $15,000 and a fee of $1,100 for each Board and Committee meeting of LLANY that they attend.  For 2011, the outside directors of LLANY who received such fees were Mr. Henderson, Ms. Lachman and Mr. Pittard.

We also provide financial planning services to non-employee directors with a value not to exceed $20,000 for an initial financial plan, and $10,000 for annual updates.  A Lincoln Financial Network financial planner must provide the financial planning services to be eligible for reimbursement.  We also allow non-employee directors to participate at their own cost in certain of our health and welfare benefits including our self-insured medical and dental plans as well as life insurance and accidental death and dismemberment coverages.  The participating non-employee director is responsible for all of the premiums for the coverage.  Finally, directors are eligible to participate in a charitable gift program through which the Lincoln Financial Foundation, Inc. will donate a matching gift from a director to one or more eligible recipient organizations, up to an annual total maximum of $10,000 for all gifts.

The table below contains information about the compensation paid to outside directors during the fiscal year ended December 31, 2011.

COMPENSATION OF NON-EMPLOYEE DIRECTORS DURING 2011
Name*	Fees Earned or Paid in Cash1 ($)	Stock Awards2 ($)	Option Awards3 ($)	All Other Compensation ($)	Total ($)
William J. Avery	91,000	78,000	43,009	20,0004,5	232,009
William H. Cunningham	86,000	278,000	43,009	10,0005	417,009
George W. Henderson, III	111,500	78,000	43,009	-	232,509
Eric G. Johnson	96,000	78,000	43,009	-	217,009
Gary C. Kelly	91,000	78,000	43,009	-	212,009
M. Leanne Lachman	125,400	78,000	43,009	10,0005	256,409
Michael F. Mee	86,000	78,000	43,009	-	207,009
William Porter Payne	96,000	78,000	43,009	-	217,009
Patrick S. Pittard	116,500	78,000	43,009	-	237,509
David A. Stonecipher6	21,500	19,500	43,009	-	84,009
Isaiah Tidwell	91,000	78,000	43,009	9,5005	221,509

* Mr. Glass, an employee-director, does not receive any director compensation.

1.  As described above, $78,000 of the annual retainer of $207,000 in 2011 was paid in deferred stock units under the Directors’ DCP, which are reported in the Stock Awards column.  The outside directors could elect to defer additional retainer and fees in the Directors’ DCP.  In 2011, Mr. Mee and Mr. Tidwell elected to defer 100% and 80% of their respective cash fees.  The fees shown also include any fees that an outside director was paid or earned as the chair of a committee, as a member of the Audit Committee or for service on the Board of LLANY.

2.  Represents the grant date fair value of the portion of each director’s annual retainer that was paid in deferred stock units.  Mr. Cunningham received an additional $200,000 in deferred stock units for serving as non-executive Chairman of the Board during 2011.  The fair values of the stock and option awards were determined in accordance with Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) Topic 718, Stock Compensation.  The assumptions made in calculating the grant date fair value of stock and option awards are set forth in Note 19 of the Notes to the Consolidated Financial Statements, included in Item 8 of the Form 10-K for the year ended December 31, 2011.  At December 31, 2011, the vested stock units beneficially owned by the directors were: Mr. Avery, 23,447; Mr. Cunningham, 47,618; Mr. Henderson, 39,818; Mr. Johnson, 32,946; Mr. Kelly, 5,516; Ms. Lachman, 42,615; Mr. Mee, 40,069; Mr. Payne, 21,620; Mr. Pittard, 23,654; and Mr. Tidwell, 16,424.  Stock awards consist of the deferred stock units reported in the Stock Awards column above and phantom units awarded under the Directors’ Value Sharing Plan, which was terminated as of July 1, 2004, and include any accrued dividend equivalents, which are automatically deemed reinvested in additional phantom units of our common stock.

3.  Represents the grant date fair value of the portion of each director’s annual retainer that was paid in option awards.  At December 31, 2011, the number of unexercised stock options held by each of the directors was:  Mr. Avery, 25,234; Mr. Cunningham, 60,129; Mr. Henderson, 60,129; Mr. Johnson, 28,234; Mr. Kelly, 3,094; Ms. Lachman, 28,234; Mr. Mee, 28,234; Mr. Payne, 60,129; Mr. Pittard, 60,129; and Mr. Tidwell, 29,174.  The options held by Messrs. Cunningham, Henderson, Payne, Pittard, and Tidwell include former options for Jefferson-Pilot Corporation common stock, which were converted into options for our common stock in connection with our merger with Jefferson-Pilot.

4.  This amount includes the provision of financial planning services with a Lincoln Financial Network advisor with an aggregate incremental cost to us of $10,000.

5.  Directors are eligible to participate in the Lincoln Financial Foundation, Inc. matching charitable gift program, which matches contributions to various non-profit entities.  These amounts reflect matching contributions made under this program.

6.  Mr. Stonecipher retired from the board of directors effective March 31, 2011.

ITEM 2 - RATIFICATION OF THE APPOINTMENT OF
THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

On February 22, 2012, our Audit Committee appointed Ernst & Young LLP as our independent registered public accounting firm for the year ending
December 31, 2012.  We have engaged this firm and its predecessors in this capacity continuously since 1968.  Although not required, as a matter of good corporate governance, we request that you ratify this appointment.  If you do not ratify this appointment, the Audit Committee may reconsider its appointment.  Even if you do ratify this appointment, the Audit Committee is empowered to terminate Ernst & Young LLP and select and retain another independent registered public accounting firm at any time during the year.

Representatives of Ernst & Young LLP will be present at the Annual Meeting.  They will be given the opportunity to make a statement, if they so desire, and will be available to respond to appropriate questions relating to the audit of our audited consolidated financial statements for the year ended December 31, 2011.

The Board of Directors recommends a vote FOR the ratification of Ernst & Young LLP as our independent registered public accounting firm for 2012.

Independent Registered Public Accounting Firm
Fees and Services

Below are fees that were incurred by Ernst & Young LLP, our independent registered public accounting firm, for fiscal years 2011 and 2010 for professional services rendered as well as the related percentage of total fees that each included in each category.

	Fiscal Year Ended - December 31, 2011	% of Total Fees	Fiscal Year Ended - December 31, 2010	% of Total Fees
Audit Fees1	$8,224,297	86.5	$8,314,149	86.9
Audit-Related Fees2	1,285,754	13.5	1,252,906	13.1
Tax Fees	—	—	—	—
All Other Fees	—	—	—	—
TOTAL FEES:	$9,510,051	100	$9,567,055	100

1.
Audit Fees. Fees for audit services include fees and expenses associated with the annual audit, the reviews of our interim financial statements included in quarterly reports on Form 10-Q, accounting consultations directly associated with the audit, and services normally provided in connection with statutory and regulatory filings.

2.
Audit Related Fees. Audit-related services principally include employee benefit plan audits, service auditor reports on internal controls, due diligence procedures in connection with acquisitions and dispositions, reviews of registration statements and prospectuses and accounting consultations not directly associated with the audit or quarterly reviews.

Audit Committee Pre-Approval Policy

In accordance with its charter, the Audit Committee’s policy is to pre-approve services provided by Ernst & Young LLP.  These pre-approval procedures are set forth in Exhibit 2 hereto.  During the years ended December 31, 2011 and December 31, 2010, all services provided by Ernst & Young LLP were pre-approved by the Audit Committee in accordance with this policy.

Audit Committee Report

Management has primary responsibility for preparing our financial statements and establishing financial reporting systems and internal controls.  Management also is responsible for reporting on the effectiveness of the Company’s internal control over financial reporting.  The independent registered public accounting firm is responsible for performing an independent audit of the Company’s consolidated financial statements and issuing a report on those financial statements.  The independent registered public accounting firm is also responsible for issuing an attestation report on the Company’s internal control over financial reporting.

In this context, the Audit Committee has reviewed and discussed with management the audited financial statements for the fiscal year ended December 31, 2011.  The Audit Committee has also discussed with the Company’s independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1 AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T.  Additionally, the Audit Committee has received the written disclosures and the letter from the independent registered public accounting firm required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence, and has discussed with the independent registered public accounting firm the independent registered public accounting firm’s independence.

Based upon the review and discussions referred to in this report, the Audit Committee recommended to the Board that the audited consolidated financial statements for the fiscal year ended December 31, 2011 be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2011 for filing with the SEC.

The Audit Committee

William J. Avery
George W. Henderson, III
Gary C. Kelly
M. Leanne Lachman, Chair
Isaiah Tidwell

SECTION 16(a) BENEFICIAL OWNERSHIP
REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors, certain officers and beneficial owners of greater than 10% of our equity securities to file reports of holdings and transactions with the SEC and the NYSE.  Based on written representations that we have received from our officers subject to Section 16 and directors, and a review of the reports filed with respect to transactions that occurred during 2011, we believe that each of our directors and officers subject to Section 16 met all applicable filing requirements, except for Messrs. Dineen and Glass, each with one late filing disclosing one transaction.

EXECUTIVE COMPENSATION

Compensation Discussion & Analysis

Overview

This Compensation Discussion & Analysis (“CD&A”) provides an overview and analysis of our executive compensation programs and philosophy, as well as the various actions taken with respect to the 2011 compensation of those executive officers named in the compensation tables (hereinafter referred to as “executives” or “NEOs”) beginning on page 42 of this proxy statement who are:

•	Dennis R. Glass, President and Chief Executive Officer, our principal executive officer (“CEO”);
•	Randal J. Freitag, Executive Vice President and Chief Financial Officer, our principal financial officer (“CFO”);
•	Robert W. Dineen, President of Lincoln Financial Network;
•	Wilford H. Fuller, President of Lincoln Financial Distributors; and
•	Mark E. Konen, President of Insurance Solutions and Annuities.

In general, this CD&A provides a discussion and analysis of:

•	our foundational pay for performance compensation philosophy and how our compensation programs are structured to emphasize this philosophy;
•	the establishment, governance and administration of our compensation programs;
•	the various actions taken in 2011 with respect to annual and long-term compensation programs for our executives, including any changes implemented in our compensation programs during the year; and
•	the short- and long-term incentive programs for the following performance periods:

•	the 2011 annual incentive awards for the performance period ended December 31, 2011;
•	the 2009-2011 long-term incentive awards for the performance period ended December 31, 2011; and
•	the 2011-2013 long-term incentive awards granted in 2011 for the performance period ending December 31, 2013.

You should read the CD&A in conjunction with the compensation tables on pages 42 to 57 of this proxy statement.

Executive Summary

Highlights of our 2011 Executive Compensation Program Design

•
Compensation Tied to Enterprise Performance and Shareholder Return.  We link executive compensation to the performance of the company as a whole.  For 2011, we substantially increased the percentage of total targeted compensation that is incentive-based and at risk by changing the ratio of fixed and variable compensation, as compared to 2010 and 2009 when we were subject to certain restrictions on incentive compensation as a result of our participation in the U.S. Treasury Department’s (“Treasury”) Capital Purchase Program (“CPP”).  We believe executives with higher levels of responsibility and a greater ability to influence enterprise results should have a greater percentage of their respective compensation in the form of variable total compensation.

The graph below illustrates the 2011 targeted direct compensation mix for the CEO (base salary, the annual incentive program (“AIP”) and long-term incentive program (“LTI”):

Note, the amounts in this graph are shown at target and therefore will not match the values reflected in the Summary Compensation Table at page 42 of this proxy statement.

The graph below illustrates the average 2011 targeted direct compensation mix for the other NEOs in the aggregate:

Note, the amounts in this graph are shown at target and therefore will not match the values reflected in the Summary Compensation Table at page 42 of this proxy statement.

As the charts illustrate, the fixed element of compensation, base salary, makes up the smallest percentage of total annual compensation for our executives.  The largest components of total executive compensation – long-term and annual incentive awards – are variable and will fluctuate in value based on corporate performance.

•
Elimination of Section 280G Excise Tax Gross-ups.  During 2011, we eliminated the excise tax gross-up provision from the Lincoln National Corporation Executives’ Severance Benefit Plan (the “LNC COC Plan”) for all of our executives.

•
Change to Double Trigger Equity Vesting upon Change of Control.  During 2011, we added a “double trigger” vesting provision to our equity grants upon a change in control.  As a result, the vesting of equity awards granted after 2010 occurs on a “double trigger” basis (rather than solely upon a change of control of the Company).  For the equity awards to vest in connection with a change of control, a change of control must occur and the executive’s employment must be terminated in qualifying circumstances within two years following the change of control.  We have had a similar double trigger requirement in the LNC COC Plan for a number of years.  For additional information, please see “Change of Control Arrangements” on page 52 of this proxy statement.

•
Pay for Performance.  We have revised the components of compensation to substantially increase the percentage of total targeted direct compensation that is incentive-based and at risk as compared to 2010 and 2009 when we were subject to certain Treasury restrictions.  The 2011 Annual Incentive Program (the “2011 AIP”) was established using a formulaic approach with balanced performance measures and goals that tie executive compensation to key enterprise performance metrics.  The 2011-2013 Long-Term Incentive Program (the “2011 LTI”) was established and the mix of long-term equity grants was modified to include performance shares with a three-year performance cycle and payouts based on return on equity and total shareholder return.

•
Independent Compensation Consultant.  The Compensation Committee’s compensation consultant is Pay Governance LLC, and it only provides services to the Compensation and Corporate Governance Committees.  The Compensation Committee consults with Pay Governance on all significant compensation decisions regarding our executive.  For additional information, please see “Role of the Compensation Consultant” on page 30 of this proxy statement.

•
Equity Compensation Subject to Share Ownership Requirements.  During 2011, we strengthened the stock ownership guidelines that apply to our executives to further align their interests with the long-term interests of our shareholders.  For additional information, please see “Share Ownership Guidelines” on page 29 of this proxy statement.

Linking Pay to Performance

Our approach to executive compensation is, and has been, to pay for performance – that is, an executive’s total compensation should rise or fall based on Company and individual performance.  By making equity a substantial component of executive compensation, we tie our executives’ long-term interests directly to that of our shareholders.  In 2011, approximately 88% of our CEO’s compensation was tied to Company performance.

The strong link between pay and performance is highlighted by the trends in our CEO’s compensation.  Our CEO’s total annual targeted direct compensation opportunity and realized annual compensation (sum of salary, short- and long-term incentive awards and equity) over the past five years has moved in line with our stock price.

The chart below illustrates the difference between the historic annualized present value of our CEO’s total targeted direct compensation opportunity and the value actually realized by our CEO.  When contrasted against the historical year-end stock prices for the same period, the trend in pay realized relative to the targeted direct compensation opportunity demonstrates that pay is linked to performance.  The other important trend to observe is the positioning of our targeted direct compensation opportunity level below the competitive market for talent during the 2009-2010 period where we were subject to compensation restrictions associated with our participation in CPP; upon repayment of the Treasury’s investment in the Company, we returned to a more traditional pay for performance program, with short- and long-term incentive awards.  In addition, we adjusted the total targeted direct compensation opportunity to the current competitive level in the marketplace in which we compete for talent.  The information in this chart is intended to supplement the information contained in the Summary Compensation Table on page 42 of this proxy statement.  This chart differs substantially from the Summary Compensation Table required by the SEC and is not a substitute for that or any other prescribed table.

Competitive Market for Talent – represents the market median of the peer company survey data from the Diversified Insurance Study of Executive Compensation presented to the Compensation Committee for the position the executive was in during the year that corresponds to the year on the horizontal axis of the chart.  For additional information on the companies included in the survey data, see page 33 of this proxy statement.

LNC Annual Target – represents the annual targeted total direct compensation set by the Committee for the executive for the year corresponding to the year on the horizontal axis of the chart.  The 2007 LNC annual target included one-time additional grants of equity having a cumulative grant date fair value of $5.5 million to the CEO to recognize the successful completion of the merger between Lincoln National Corporation and Jefferson-Pilot Corporation and his promotion to CEO.

Value Realized – represents the actual value of base salary, discretionary bonuses, annual incentive program payments and long-term incentive program payments earned and paid; these payments are reflected in the year in which they were earned for annual compensation and in the year they were granted for long-term incentive compensation.  The “value realized” also includes the fair market value of restricted stock units and the in-the-money value of stock options that were granted in the year corresponding to the year on the horizontal axis of the chart above valued at December 31, 2011.  The fair market value of the restricted stock units was calculated using the closing price of our stock on December 30, 2011.  The value of the in-the-money stock options was calculated using the spread between the closing price of our stock on December 30, 2011 and the stock option exercise price.

For additional information on data included in the above chart and the method used to calculate the values, see Exhibit 3 to this proxy statement.

Our executive compensation programs are designed to align our executives’ interests with those of our shareholders.   The chart below reflects the impact of our long-term incentive program design and share ownership requirements on the CEO’s unrealized compensation that continues to be subject to future gains and losses thereby reinforcing the link between executive pay and shareholder value.

CEO – Outstanding Equity Awards
Accumulated Target Grant Date Values vs. Current Value ($000)
Outstanding Equity Award Value – Accumulated Target Grant Date Value – represents the cumulative original grant date fair value for all equity awards that were outstanding (i.e., unvested stock and performance units and unexercised stock options) at the end of the fiscal year corresponding to the year on the horizontal axis of the chart.  For example, if $1 million in stock options were granted to an executive each year consecutively for 5 years in a row and the executive had not exercised any of the options (i.e., they are still outstanding), then the cumulative original grant date value total of outstanding equity awards at the end of the last year would be $5 million (i.e., $1 million x five years).  Once unexercised stock options expire (historically the option term has been 10 years from the date of grant), these awards are then excluded from the accumulated total calculation.

Outstanding Equity Award Value – Year-End Current Value – represents the cumulative current market value total for all equity awards that were outstanding at the end of the fiscal year corresponding to the year on the horizontal axis of the chart.  Current market value was calculated using the year-end stock price of the respective fiscal year, and for stock options, current market value represents the in-the-money value of outstanding stock options at the end of the respective fiscal year.

For additional information on data included in the above chart and the method used to calculate the values, see Exhibit 3 to this proxy statement.

As illustrated above, the largest components of total executive compensation – annual and long-term incentive awards – fluctuate in value based on corporate performance, the performance of our business segments and any change in the price of our common stock.  This allocation of compensation supports our foundational “pay for performance” philosophy (see discussion of “Pay for Performance” on page 28 of this proxy statement) and reflects the belief that the amount earned by our executives must, to a significant extent, depend on achieving rigorous Company and business unit performance objectives as well as an increase in share price.

2011 Performance Overview

Our 2011 full year operating results demonstrate the continued strength in flows and deposits across our businesses.  In addition, we were able to return capital to shareholders through raising the quarterly common stock dividend 60% to $0.08 per share and accelerating our share repurchase program to repurchase $575 million in shares of our common stock during 2011.

The below graphs illustrate some of the key measures of our full year 2011 results:

•	Net income of $290 million was down from $812 million in 2010, with the difference being driven by a non-cash goodwill impairment charge related to our Life Insurance and Media reporting units;

•	Income from operations of $1.3 billion was up 30% from $1.0 billion in 2010;

•	Total revenues of $10.6 billion were also up from $10.4 billion in 2010; and

•	Operating revenues of $11.0 billion, up 4.5% from $10.6 billion in 2010.

Additional information on our business performance in 2011 can be found in our Form 10-K for the year ended December 31, 2011 (the “2011 Form 10-K”), included in our Annual Report to Shareholders accompanying this proxy statement.  The definitions of Income from Operations and Operating Revenues, which are non-GAAP measures, can be found on page 202 in “Note 22 – Segment Information” of our 2011 Form 10-K.

Our operating highlights also included:

•	Increased income from operations for our Individual Annuities, Retirement Plan Services, Life Insurance and Group Protection business segments;
•	Consolidated deposits up 34% to $21.6 billion; and
•	A 20% increase in shareholder’s equity per share to $48.59, up from $40.54 at the end of 2010.

Despite this strong operating performance across the enterprise and our focus on shareholder value, we believe that the price of our common stock continued to be unfavorably affected by macroeconomic events in the domestic and global economies during 2011, especially related to low interest rates.  The Federal Reserve has commented that it expects to maintain low interest rates at least into 2014.  These issues weighed on our share price and as a result our 2011 year-end stock price was down from December 31, 2010.

The Company’s Executive Compensation Program Philosophy

We believe that attracting and retaining key executives is essential to our growth.  Our compensation programs are designed to motivate and engage successful, high-achieving executives through a pay for performance culture and to foster a long-term focus on enhancing shareholder value through superior financial performance.  Accordingly, our executive compensation practices are based on the following fundamental guiding principles:

•
“Pay for Performance” – using a formulaic approach based on key performance metrics creates a strong nexus between levels of executive compensation and our short- and long-term financial performance, with the opportunity to earn above-average incentive compensation for above-average performance;

•	Competitive Compensation – targeted in general to the “median” of our compensation peer group identified on page 33 of this proxy statement;
•	Balanced Performance Measures and Goals – weighs risk and reward to create the proper incentives for our NEOs to achieve our short- and long-term business goals; and
•	Alignment with Shareholders – sets forth share ownership requirements and long-term equity programs that align the financial interests of our NEOs with those of our shareholders.

Each of these principles plays an important role in how we set and pay compensation to our NEOs and is discussed more fully below.

Pay for Performance

A significant portion of our executives’ annual compensation is linked to our annual and long-term business performance and each individual’s contribution to that performance.

Our compensation programs are also designed to be easily communicated to and understood by both our NEOs and shareholders.  We put a strong emphasis on “line of sight” factors for our executives that are specific to the unit(s) of the business they direct.  It is important to us and to our executives for performance to be measurable and for compensation to be paid based on criteria that both executives and shareholders can easily identify and understand.

Competitive Compensation

In general, we aim to target total compensation (base salary, targeted annual incentive compensation opportunity and targeted long-term incentive compensation opportunity) at market median for our executives as compared to the compensation paid to executives in similar positions at those insurance-based, financial services, investment and management companies, or the general industry, as applicable, with which we compete for talent.

The Compensation Committee traditionally establishes compensation targets for the following fiscal year at its November meeting.  At its November 2010 meeting, the Compensation Committee’s independent compensation consultant, Pay Governance, reviewed with the Compensation Committee market data for comparable executive roles with similar responsibilities in organizations in similar industries.  Understanding that there is no perfect match between the roles played by our executives and the executives in the peer companies we have identified, we may consider multiple sources of market data for this purpose.  However, market data is only one point in a discussion that considers a number of factors.  For additional information on setting target compensation and our benchmarking processes, please see “Setting Target Total Direct Compensation” on page 32 of this proxy statement.

Balanced Performance Measures and Goals

Traditionally, our short- and long-term incentive programs have been designed to align the financial interests of our NEOs with those of our shareholders by putting executive pay at risk based on corporate performance.  In establishing the performance measures and goals for the incentive programs for our NEOs, the Compensation Committee chooses measures that emphasize a focus on our overall corporate strategy of balancing top-line revenue growth with profitability and financial stability without encouraging unreasonable risk-taking.  The goals for each performance measure are then linked to the Company’s financial plan.  In setting the goals to be achieved with respect to the incentive program performance measures, both management and the Compensation Committee intend the target achievement levels to present a challenge for our NEOs, therefore creating a strong incentive.  For 2011, the Compensation Committee chose these performance measures for our incentive programs for the following reasons:

2011 Long-term Incentive Program
Measure	Objective/Purpose
Growth in Return on Equity
This is an important measure used by stock analysts to value equity in the financial services industry because it is a critical indicator of capital efficiency and because it is closely aligned to long-term shareholder value.

Total Shareholder Return	This performance measure assesses the Company’s delivery of shareholder value over time relative to our peers.

2011 Annual Incentive Program
Measure	Objective/Purpose
Income from Operations per Diluted Share	This measure is used by stock analysts to value companies in the financial services industry and is also a measure of profitability that management uses to evaluate our business.
Sales
In our business, over time and at a compounded growth rate, sales create value by building the in-force contribution to earnings and returns. We believe that distribution strength (depth and breadth) is among the more important drivers of valuation, and sales growth is a good way to measure the value of the distribution franchise and overall product competitiveness.

Budget
Management established a budget for the corporation as well as a budget for each specific business unit as one of the key assumptions in guaranteeing the success of our financial plan for 2011.  Therefore, the Compensation Committee set a budget-related performance goal to reinforce the importance of containing costs and expenses across the entire enterprise.

Alignment with Shareholders

Through our share ownership requirements and the features of our long-term equity programs, we align the financial interests of our NEOs with those of our shareholders.

Share Ownership Guidelines.  During 2011, the Compensation Committee strengthened the share ownership requirements for our executives, including our NEOs.  The requirements formalize the Compensation Committee’s belief that our officers should maintain a material personal financial stake in the Company to promote a long-term perspective in managing our business, and to align executive and shareholder interests, which reduces the incentives for short-term risk-taking.
Our share ownership requirements are based on multiples of base salary and vary by job level.  At any point that the ownership guideline is not met, executives are required to retain 50% of the “net profit shares” resulting from equity based long-term incentive plan awards.  Net profit shares are the shares remaining after payment of the option exercise prices and taxes owed at the time of exercise and the after-tax value of any vested restricted stock units or earned performance shares.  Additionally, once an executive has met the share ownership guidelines, they are also required to retain 25% of the net profit shares resulting from equity-based long-term incentive plan grants for five years from the date of exercise for stock options and vesting for other awards.  These share ownership requirements are summarized in the table below:

Officer Position	Multiple of Base Salary	Additional Holding Requirements
CEO	7 times base salary	25% of net profit shares for 5 years
Executive Officers (other than the CEO)	4 times base salary	25% of net profit shares for 5 years

Amounts invested in shares of our common stock through our employee benefits plans, in-the-money stock options, restricted stock and shares owned outright are counted in determining whether share ownership guidelines have been met.

Prohibition on Speculation.  We also have an Insider Trading and Confidentiality Policy that governs trading in our securities and includes provisions prohibiting speculation in our securities.  In addition, executives may not, without the approval of the Corporate Governance Committee, use derivative instruments to hedge the value of any of our securities.  The Corporate Governance Committee has not granted any approval under this authority.

Multi-year Performance and Vesting Periods.  The multi-year performance criteria and multi-year vesting elements of our long-term incentive programs promote the retention of our executives and align the interests of our executives with the long-term performance of the Company and the interest of shareholders.

Clawback Features.  Our 2011 equity awards for our NEOs are subject to non-compete, non-disclosure, non-solicitation, non-disparagement and other restrictive covenants.  Violations of these provisions may result in the Compensation Committee’s cancellation, forfeiture, or rescission (“clawback”) of awards.  Specifically, if a breach of a restrictive covenant occurs within six months of an option exercise or payment of performance shares, we may demand that the exercise or award be rescinded and the amount of gain realized or payment received by the executive be returned to us.  By including these clawback provisions, we are attempting to protect the Company from anti-competitive behavior by former executives.

The Role of the Compensation Committee

The Compensation Committee of the Board has primary authority for considering and determining the compensation for our executive officers, including our NEOs.  For a description of the principal functions of the Compensation Committee, see “The Board of Directors and Committees – Compensation Committee” on page 12 of this proxy statement.

The Compensation Committee determines the form in which the compensation will be paid – e.g., cash or equity – and determines the form of equity, including stock options, performance shares or restricted stock units, among others.  The Compensation Committee also establishes the target award levels and performance measures under the various short- and long-term compensation programs.

The Compensation Committee normally determines the portion of performance-based incentive awards earned for completed performance cycles at its first regularly scheduled meeting of the calendar year (usually in February) following the end of the applicable performance period.  During this meeting, the Compensation Committee reviews financial data provided by management reporting the results for the various performance measures previously established for the just-completed annual and long-term performance cycles.  The Compensation Committee certifies the achievement (or non-achievement) of the performance measures and approves the earned portion of the awards, as appropriate.

The Role of Executive Management

In making determinations with respect to executive compensation, the Compensation Committee considers input from a number of sources including executive management.  Specifically, the CEO and chief human resources officer (“CHRO”) provide their views and insight on compensation for the NEOs to the Compensation Committee.  The Compensation Committee believes the input of these executive officers with respect to the assessment of individual performance, the business environment and the competition for talent is an essential component of the process.  Our CEO and CHRO make recommendations to the Compensation Committee with respect to the base salary, target annual incentive award opportunities and target long-term incentive award opportunities for each of the NEOs, except for our CEO.

The Role of the Compensation Consultant

The Compensation Committee regularly consults with an external compensation consultant in performing its duties.  The Compensation Committee has the authority to retain and terminate the relationship with any compensation consultant, as well as to establish the scope of the consultant’s work.

During 2011, the Compensation Committee utilized Pay Governance to provide advice regarding compensation practices for our executives.  In addition, Pay Governance provided advice regarding compensation practices for our directors.

During 2011, Pay Governance provided the Compensation Committee with:

•	an evaluation of executive officers’ base salaries and short- and long-term target incentive compensation relative to identified peers and the broader market;
•	information on trends in executive and director compensation – such as the use of various forms of equity compensation and the prevalence of different types of compensation vehicles;
•	advice on the design of the Company’s short- and long-term incentive plans;
•	an evaluation of the impact of the Company’s equity programs on the pool of shares available for grant;
•	a review of all company-prepared materials in advance of each Committee meeting;
•	assistance in its review and discussions of all material agenda items throughout the year;
•	an independent review of our analytical work;
•	insight and advice in connection with possible design changes to our equity grants and incentive plans; and
•	feedback regarding the total targeted direct compensation package for our CEO.

Pay Governance does not provide any services to the Company other than advice for the Compensation Committee regarding executive compensation and to the Corporate Governance Committee regarding director compensation.

Risk Considerations Relating to Compensation

As mentioned above, we have designed the structure and administration of our compensation programs to, among other objectives, appropriately balance risk and reward.

As part of the risk assessment of our compensation plans, we undertook a formal process to identify, discuss, and evaluate the various compensation programs across our business units and enterprise to assess any risks posed to us by those programs.  The risk assessment process included, but was not limited to:

•	identifying the compensation programs that cover all of our employees;
•	reviewing the compensation programs from a design and governance perspective, including evaluating the behavior each program was designed to encourage and detailing the flow of compensation;
•	identifying any risks inherent in the programs; and
•	identifying and discussing any additional mitigation factors in the program design and any additional risk controls outside of the compensation process specific to each business model.

Our chief risk officer and the head of total rewards formally reviewed the analysis of our programs and thereafter met with the Compensation Committee to discuss the findings to determine whether such programs encourage risk-taking by our executives that is reasonably likely to materially and adversely affect the Company.

Some of the features of our compensation programs that limit risk include:

•	our incentive plan awards are based on a variety of indicators of performance, thus preventing the potential of any single indicator of performance from having an undue influence on payout;
•
the Compensation Committee approves the final incentive plan awards after the review of executive and corporate performance, and they have the right to exercise negative discretion to decrease the awards even if the performance goals are met;

•	the “clawback” features of our equity awards;
•	the multi-year performance criteria for our LTI programs and the multi-year vesting elements of our other equity awards align the interests of our executives with the long-term health of the Company;
•	the balanced pay mix decreases the significance of any single element of pay and decreases the likelihood that an executive would take inappropriate risks to inflate any such pay;
•
our share ownership guidelines discourage a short-term focus and require meaningful long-term executive ownership of Company shares which focuses our executives on sustaining long-term rather than maximizing performance in any single year; and

•	fixed compensation is set at a meaningful level allowing executives to meet their essential financial needs.

The Compensation Committee discussed in detail the evaluation and risk assessment review of our compensation programs with the chief risk officer and the head of total rewards.  In addition to the features listed above, the evaluation also identified aspects of the administration and oversight of our plans that build considerable risk mitigation into the organizational structure of the plans.  These discussions confirmed that our compensation programs do not create risks that are reasonably likely to have a material adverse effect on the Company.

Consideration of our 2011 Shareholder Vote on Executive Compensation.

At our 2011 Annual Meeting of Shareholders, we received substantial support for the compensation of our NEOs, with over 80% of the votes cast in favor of the “say on pay” advisory vote on executive compensation.  The Compensation Committee evaluated the results of the 2011 advisory vote and was pleased that a significant majority of our shareholders supported the proposal.

The Compensation Committee considered many factors in evaluating the executive compensation programs as discussed in this CD&A, including the Committee’s assessment of the interaction of our compensation programs with our enterprise business objectives, evaluations of our programs by external consultants, a review of data of a comparator group of peers, and the input from some of our largest shareholders.  As noted above, the Compensation Committee made a number of changes to our executive compensation programs during 2011, including the elimination of the gross-up provision in the LNC COC Plan, the introduction of a double trigger vesting provision to our equity award grants upon a change in control of the Company, and an increase in the percentage of total targeted direct compensation that is variable and at risk.

2011 Executive Compensation

This section discusses how we set the total targeted direct compensation levels for our NEOs and the applicable payouts of incentive compensation earned during 2011.  The following table outlines the elements of targeted direct compensation and how each element aligns with our objectives and guiding principles.

Compensation Element	What it Rewards	How it Aligns With Our Objectives	Performance Measured	Fixed or Variable	Cash or Equity
Base Salary
• Sustained high level of performance
• Demonstrated success in meeting or   exceeding key financial and other business objectives
• Highly developed skills and abilities critical to success of the business
• Experience and time in position
		• Competitive base salaries enable us to attract and retain top talent • Merit-based salary increases align with our pay for performance philosophy	Individual	Fixed	Cash
Annual Incentive Awards	• Corporate performance during the year against its financial goals • Specific business segment performance during the year measured against specified business segment goals	• Competitive targets enable us to attract and retain top talent • Payouts depend on the achievement of established performance measures and goals which aligns pay to performance	Corporate and Business Segment	Variable	Cash
Long-Term Incentive Awards
Stock Options	• Increase in stock price • Retention	• Value dependent on the price of our stock; options have no value unless the stock price increases • Three-year ratable vesting supports retention	Corporate	Variable	Equity
RSUs	• Retention • Increase in stock price	• Value increases or decreases as stock price increases or decreases • Three-year cliff vesting supports retention	Corporate	Variable	Equity
Performance Shares	• Meeting or exceeding our Return on Equity goal • Performance relative to other companies measured by total shareholder return
• Payout is based on metrics important to our shareholders
• Three-year performance period supports retention and aligns pay with performance
• Relative performance metric creates incentive to outperform peers
			Corporate	Variable	Equity

Setting Target Total Direct Compensation

The Compensation Committee made compensation decisions for the 2011 calendar year for the NEOs based on the following key factors:

•	our strategic corporate objectives;
•	competitive data for the peer group (see below) and for a broader group of diversified financial services companies;
•	corporate and individual performance on key metrics;
•	the CEO’s compensation recommendations for other executives, taking into account such factors as internal equity;
•	the advice of the Committee’s consultant; and
•	how each element of compensation stands on its own and how it relates to the other elements of compensation as a whole.

Pay Governance performed a comprehensive competitive compensation analysis in November 2010 to assist the Compensation Committee in setting 2011 compensation. Pay Governance analyzed base pay, annual incentive opportunities, long-term incentive values and total direct compensation (the sum of the elements listed above) to establish market rates for each executive officer position. They established competitive compensation rates based on the Company’s guiding principle that compensation levels should generally be targeted to the market median of similarly sized organizations.

We generally aim to target our NEOs total direct target compensation to the market median, although in some cases we may target above-median market compensation.  The Compensation Committee may do this for a variety of reasons, including:

•	organizational considerations, for example, because the role is considered critical to our overall business strategy as well as succession planning;
•	the need for specific expertise in the task of building a new business or improving an existing one; or
•	to retain highly qualified executives whom we have recruited from outside of the insurance industry and whom we believe have management skills or experience that will further our business plan.

When considering the 2011 targeted total direct compensation for Messrs. Glass, Freitag and Konen, Pay Governance used market data drawn from the following companies included in the Towers Watson 2010 Diversified Insurance Study of Executive Compensation:

AEGON USA	ING
AFLAC	John Hancock
AIG	Met Life
Allstate	Phoenix Companies
AXA Equitable	Principal Financial
CIGNA	Prudential Financial
Genworth Financial	Sun Life Financial
Hartford Financial Services	Unum Group

We have used the same survey for a number of years, and the companies listed above are identical to the companies used for the prior year’s compensation analysis.  These companies are the major competitors in one or more of the Company’s businesses, but none represent the exact business mix of the Company.  Because some of these companies have higher market capitalization, assets or revenue than the Company and some have lower market capitalization and revenue than the Company, the data are size-adjusted to ensure comparability with the Company’s scope.  We target compensation for the NEOs at the median of the compensation of the named executive officers at these companies.

For Mr. Dineen, the President of Lincoln Financial Network, our retail distribution business, and Mr. Fuller, the President of Lincoln Financial Distributors, our wholesale distribution business, the Compensation Committee reviewed compensation data for executives in similar positions from the McLagan Partners’ Investment Products Sales and Marketing Survey for 2010, as well as from the above companies.  For a list of the companies included in the McLagan Partners’ Investment Products Sales and Marketing Survey refer to Exhibit 4 of this proxy statement.

Based on the data, as well as organizational requirements for the expertise that these executives bring to the Company, in 2011, we targeted above-median compensation to Messrs. Dineen and Fuller.

When making decisions to set the target amount for each element of compensation, the Compensation Committee considers the recommendation of our CHRO, and, with respect to NEOs other than the CEO, our CEO, the opinion of its compensation consultant, the available market data, and reports called “tally sheets” illustrating all elements of targeted total direct compensation, including the dollar value of base salary, annual and long-term incentive awards earned, deferred compensation, perquisites and potential payments for various termination scenarios.  The tally sheets enable the Compensation Committee to analyze the value of total compensation and compensation actually delivered versus the compensation opportunities originally established by the Compensation Committee.

The tally sheets are also used to help the Compensation Committee assess whether our executive compensation program is consistent with the Company’s compensation philosophy and desired positioning relative to the market data, but they are just one point of information used by the Compensation Committee in the process of determining NEO compensation.  In addition, the Compensation Committee took into account the various factors discussed above, including emerging compensation trends, each executive’s unique skills, experience and past performance, future challenges, organizational considerations, and the general industry within which the executive’s business competes.  The Compensation Committee performed a similar analysis to establish the total targeted direct compensation for our CEO.

The below table reflects the dollar amount of targeted direct compensation levels for 2011 for our NEOs as established by the Compensation Committee at the November 2010 meeting, except for Mr. Freitag whose 2011 compensation was set once he assumed the role of CFO.  Each element of targeted direct compensation is discussed more fully below.

2011 Targeted Compensation
Name	Base Salary ($)	Annual Incentive Award at Target ($)	Long-term Incentive Award at Target ($)	Total Targeted Annual Compensation ($)
Dennis R. Glass	1,075,000	2,150,000	5,912,000	9,137,000
Randal J. Freitag	482,000	530,200	1,109,000	2,121,200
Robert W. Dineen	439,000	1,145,790	1,015,000	2,599,790
Wilford H. Fuller	440,000	1,100,000	991,000	2,531,000
Mark E. Konen	610,000	854,000	1,485,000	2,949,000

In general, 2011 targeted compensation was increased from the CPP-compliant pay structures in place during portions of 2009 and 2010, which were reduced to reflect the higher level of fixed compensation that was required by the compensation restrictions applicable to certain executives of CPP participants.  These adjustments were designed to restore competitive pay for performance target compensation levels and to ensure we continue to attract, retain and motivate high performing executives.  Each element of targeted direct compensation is discussed more fully below.

The below charts show the main components of targeted executive compensation, for each of our NEOs:

Annual Compensation

During 2011, our annual compensation was delivered as a combination of salary and a short-term incentive award under the annual incentive award program.  This section discusses each of these elements in further detail.

Base Salary

Base salary is the principal fixed component of the total direct compensation of our executive officers, including the NEOs, and is determined by considering the relative importance of the position, the competitive marketplace, and the individual’s performance and contributions.  Base salaries are reviewed annually.  In setting base salary levels for 2011, the Committee took into account the compensation analysis discussed above and the individual performance of each NEO and made adjustments to bring the base salaries for our NEOs more in line with the current competitive levels within our marketplace for talent.  For Mr. Konen, the Compensation Committee also considered the cost of living as result of his relocation to our corporate headquarters.

As a result, Mr. Glass’s base salary went from $1,025,000 to $1,075,000; Mr. Dineen’s salary went from $430,500 to $439,000; Mr. Fuller’s salary went from $410,000 to $440,000; and Mr. Konen’s salary went from $530,438 to $610,000.  Mr. Freitag did not become a NEO until January 1, 2011, when he took over the position of CFO.

Annual Incentive Award Program

Consistent with our pay for performance approach to executive compensation and our past practice, during 2011 our NEOs participated in an annual and long-term incentive award programs.

In February 2011, the Compensation Committee established the 2011 AIP.  As discussed above, the Committee considered the recommendation of our CEO and the CHRO, the available market data, and tally sheets when setting the 2011 incentive award targets.  Based on a review of these materials and the opinion of its compensation consultant, the Compensation Committee established and approved 2011 AIP and long-term incentive compensation targets for our NEOs.  A similar process was followed in setting the compensation targets for the CEO.

The following table shows the dollar amount of the estimated possible payouts for the 2011 AIP at threshold, target and maximum as established by the Compensation Committee on the date of grant.

Estimated Payout Opportunities Under the 2011 AIP
Name	Threshold ($)	Target ($)	Maximum ($)
Dennis R. Glass	$37,625	$2,150,000	$4,300,000
Randal J. Freitag	$9,279	$530,200	$1,060,400
Robert W. Dineen	$4,010	$1,145,790	$2,291,580
Wilford H. Fuller	$3,850	$1,100,000	$2,200,000
Mark E. Konen	$2,989	$854,000	$1,708,000

The 2011 Annual Incentive Award Program Measures

The Compensation Committee approved: (1) income from operations per share; (2) sales growth; and (3) achievement of budget goals, as the 2011 AIP performance measures in February 2011.  The Compensation Committee chose these measures because they focus on our overall corporate strategy of balancing top-line revenue growth with profitability and financial stability.  The Compensation Committee’s rationale for these measures is discussed further on page 29.

“Income from Operations” is defined as net income for the relevant performance period in accordance with generally accepted accounting principles, but excluding the after-tax effects of the items detailed in Exhibit 5 of this proxy statement.  To calculate “Income from Operations per Share,” the value of Income from Operations (as defined in Exhibit 5) was divided by the average diluted shares.

Income from Operations is one of the financial measures we use to evaluate and assess our results.  Our management believe that this performance measure explains the results of our ongoing businesses in a manner that allows for a better understanding of the underlying trends in our current business because the excluded items are unpredictable and not necessarily indicative of current operating fundamentals or future performance of the business segments, and, in most instances, decisions regarding these items do not necessarily relate to the operations of the individual segments.

For example, management does not judge corporate performance on the basis of an impairment to goodwill. Accordingly, impairments of goodwill are excluded from the definition of Income from Operations.  Similarly, the calculation of Income from Operations would not include any benefit from the creation of a goodwill asset.  As a result, the goodwill impairment that was recorded in the performance period, which was a non-cash charge that does not directly relate to the operations of our business, is excluded from the calculation of Income from Operations.

In setting the goals for each of the 2011 AIP performance measures, both management and the Compensation Committee intended the maximum levels to present a challenge for our NEOs, therefore requiring strong performance to achieve these goals.  Accordingly, the Compensation Committee approved the maximum goals for our 2011 AIP performance measures at a level that exceeded our internal financial plan.  The target corporate Income from Operations per Share performance measure was set after consideration of a number of factors, including peer group performance and our financial plan.  The target sales component of AIP, at both a corporate level and a business unit level, was based on our internal financial plan and includes above-industry average sales growth rates, reflecting management’s assessment of the level of growth needed to gain market share.  The goal for budget compliance at target was based upon controllable costs as budgeted for in our annual financial plan.

For our CEO, Mr. Glass, the above measures at a corporate level represented 100% of his 2011 AIP award.  For Mr. Freitag, with the exception of the budget goal, the above measures at a corporate level represented 85% of his 2011 AIP award, and a business unit budget goal represented 15% of his 2011 AIP award. For Messrs. Dineen, Fuller and Konen, the corporate measures represented 20% of their AIP awards, while line of business specific performance measures represented 80% of their AIP award.  The variations in the levels of the measures for each NEO provides a direct line of sight that is specific to the areas they oversee, while balancing their specific business goals with overall corporate goals for financial performance.

The 2011 Annual Incentive Award Performance Results

The performance results for the 2011 AIP were certified by the Compensation Committee in February 2012.  Our 2011 financial results exceeded expectations.  The Compensation Committee has the ability to exercise negative discretion to reduce award payouts.  The specific factors that the Compensation Committee may consider are set forth in Items A through H set forth in Exhibit 5, if they determine that they were reflective of individual performance.  In certifying the results for the 2011 AIP awards, the Compensation Committee exercised its negative discretion to adjust the award payout levels downward.

The chart below sets forth the approved aggregated, weighted performance results for the 2011 AIP for each of our NEOs as a percentage of target.

($ amount in millions, except per share amounts)
2011 AIP – Combined Performance Results for:	[Corporate Results	x	Corporate Weight]	+	[Bus. Unit Results	x	Bus. Unit Weight]	=	Total Payout Percentage
	Corporate Results as a Percentage of Target		Corporate Weight		Business Unit Results as a Percentage of Target		Business Unit Weight		Total Payout as a Percentage of Target
Dennis R. Glass	134.9%		100%		N/A		0%		134.9%
Randal J. Freitag	136.7%		85%		101.4%		15%		131.4%
Robert W. Dineen	135%		20%		124.1%		80%		126.3%
Wilford H. Fuller	135%		20%		102.4%		80%		108.9%
Mark E. Konen	135%		20%		120.1%		80%		123.1%

The below tables show the goals, weights and performance results for the corporate 2011 AIP measures for Messrs. Glass and Freitag.

($ amount in millions, except per share amounts)
LNC Corporate Measures For Messrs. Glass and Freitag	Relative Weight	Threshold Performance for Payout	Target Performance for Payout	Maximum Performance for Payout	Actual Performance Results	Payout as a Percentage of Target
Income from Operations per Diluted Share	50%	$3.44	$3.78	$4.23	$4.05	160%
Corporate Sales:
Life	10.5%	$587	$666	$773	$700	131%
Group Protection	7%	$326	$370	$429	$395	142%
Annuities	10.5%	$10,137	$11,519	$13,362	$10,650	53%
Defined Contribution	7%	$4,915	$5,585	$6,479	$5,566	98%
Corporate Budget Goal – Glass	15%	N/A	100%	90%	97.5%	125%
Business Unit Budget Goal – Freitag	15%	N/A	100%	90%	98.6%	101.4%

The tables below show the goals, weightings and performance results for the corporate 2011 AIP measures for Messrs. Dineen, Fuller and Konen, respectively, which represented 20% of their AIP award.

($ amount in millions, except per share amounts)
LNC Corporate Measures For Messrs. Dineen, Fuller and Konen	Relative Weight	Threshold Performance for Payout	Target Performance for Payout	Maximum Performance for Payout	Actual Performance Results	Payout as a Percentage of Target
Income from Operations per Diluted Share	10%	$3.44	$3.78	$4.23	$4.05	160%
Corporate Sales:
Life	2.1%	$587	$666	$773	$700	131%
Group Protection	1.4%	$326	$370	$429	$395	142%
Annuities	2.1%	$10,137	$11,519	$13,362	$10,650	53%
Defined Contribution	1.4%	$4,915	$5,585	$6,479	$5,566	98%
Corporate or Business Unit Budget Goal	3%	N/A	100%	90%	97.5%	125%

The tables below show the goals, weightings and performance results for the business unit 2011 AIP measures for Messrs. Dineen, Fuller and Konen, respectively, which represented 80% of their AIP award.

($ amount in millions, except per share amounts)
Lincoln Financial Network Measures for Mr. Dineen	Relative Weight	Threshold Performance for Payout	Target Performance for Payout	Maximum Performance for Payout	Actual Performance Results	Payout as a Percentage of Target
Income from Operations	20%	($10.0)	$0.0	$10.0	$7.5	175%
Life Sales	33.6%	$131	$149	$173	$142	71%
Other Sales	14.4%	$884	$1,005	$1,166	$1,119	171%
Budget Goal	12%	N/A	100%	90%	96.6%	133%

Lincoln Financial Distributors Measures for Mr. Fuller	Relative Weight	Threshold Performance for Payout	Target Performance for Payout	Maximum Performance for Payout	Actual Performance Results	Payout as a Percentage of Target
Income from Operations	20%	($10.0)	$0.0	$10.0	$2.8	128%
Life Sales	19.2%	$587	$666	$773	$700	131%
Annuity Sales	19.2%	$10,117	$11,496	$13,336	$10,613	52%
Defined Contribution Sales	9.6%	$1,558	$1,770	$2,053	$1,600	40%
Budget Goal	12%	N/A	100%	90%	95.5%	144%

Insurance & Retirement Solutions Measures for Mr. Konen	Relative Weight	Threshold Performance for Payout	Target Performance for Payout	Maximum Performance for Payout	Actual Performance Results	Payout as a Percentage of Target
Income from Operations
Life	16.2%	$555	$610	$683	$604	92%
Group Protection	7.2%	$70	$77	$86	$101	200%
Annuities	12.6%	$478	$525	$588	$562	159%
Sales
Life	10.67%	$587	$666	$773	$700	131%
Group Protection	10.67%	$326	$370	$429	$395	142%
Annuities	10.67%	$10,137	$11,519	$13,362	$10,650	53%
Budget Goal	12%	N/A	100%	90%	100%	100%

Long-term Compensation

The 2009-2011 Performance Award Cycle Results

The 2009-2011 performance cycle was established in March 2009 for a performance period beginning on January 1, 2009 and ending on December 31, 2011.  The Compensation Committee established the maximum award amounts payable to the NEOs in cash, the relevant performance measure, Growth in Income from Operations per Diluted Share (based on a compounded annual growth rate), and the goals for minimum payout (25% of target) and maximum payout (200% of target) for the performance measure.  For the performance cash award to be ultimately payable, the threshold or minimum achievement level for the performance measure must be attained.  Actual results were calculated using annualized performance for Growth in Income from Operations per Diluted Share.  The following table shows the dollar amount of the estimated possible payouts for the 2009-2011 LTI performance award at threshold, target and maximum as established by the Compensation Committee on the date of grant.  These amounts take into account the forfeitures that were required as a result of our participation in CPP.

Estimated Possible Payouts Under the 2009-2011 Performance Award Cycle
Name	Threshold ($)	Target ($)	Maximum ($)
Dennis R. Glass	197,374	789,498	1,578,995
Randal J. Freitag	14,566	58,263	116,526
Robert W. Dineen	54,712	218,848	437,697
Wilford H. Fuller	58,365	233,461	466,923
Mark E. Konen	69,190	276,762	553,524

In February 2012, the Compensation Committee reviewed the reports and analysis provided to it by management regarding our performance during this cycle and determined that results for the performance measure were above target.  Therefore, the 2009-2011 LTI performance awards were paid out to our NEOs at 163.3% of target.

The chart below sets forth the goals for the Growth in Income from Operations performance measure established for the 2009-2011 LTI performance award cycle in February 2009, as well as the actual performance results based on performance for the period beginning January 1, 2009 and ending December 31, 2011.

Performance Measure for 2009-2011 Performance Cycle	Goal at Minimum	Goal at Target	Goal at Maximum	Actual Results	Payout as a Percentage of Target
Growth in Income from Operations per Diluted Share	7%	12%	17%	15.16%	163.3%

For the 2009-2011 LTI, “Income from Operations” was defined as set forth in Exhibit 5 of this proxy statement.  To calculate “Income from Operations per Share,” the value of Income from Operations (as defined in Exhibit 5) was divided by the average diluted shares.

The Compensation Committee has the ability to exercise negative discretion to reduce award payouts.  The specific factors that the Compensation Committee may consider are set forth in items (a) through (e) set forth in Exhibit 5, if they determine that they were reflective of individual performance.  In certifying the results for the 2009-2011 LTI awards, the Committee exercised negative discretion in the final calculations of the award payouts.

The 2011 LTI Program

Our 2011 long-term compensation, consistent with our past LTI programs, was designed to align the interests of our executives with those of our shareholders so that the value of executive compensation that is actually received reflects the degree to which multi-year performance objectives are achieved and shareholder value is increased.  A long-term focus for executives is important because we compete in businesses in which long-term performance is key to our success.

Our performance-based LTI programs are intended to pay out above-target compensation only when performance has been above-target, consistent with our fundamental pay for performance philosophy for executive compensation.

For 2011, the LTI compensation for our NEOs was composed of three elements: 33% in options to purchase shares of our common stock (“Options”); 34% in restricted stock units (“RSUs”); and 33% in performance share awards.  The RSUs and performance share awards are to be settled in shares of our common stock if the applicable vesting and/or performance targets are met.

The Options, which vest ratably over a multi-year period, and the RSUs, which cliff vest in three years, are not tied to formulas that could focus our executives on specific short-term outcomes.  Instead, the value of these awards to our NEOs depends on the positive financial performance of our Company over time, as expressed through the increase in share value.  Long-term equity-based awards such as these encourage our NEOs to act as owners, thus aligning their interests with those of shareholders.  Additionally, these equity awards are subject to the clawbacks detailed on page 46 of this proxy statement.  The use of equity-based awards in conjunction with our share ownership requirements, discussed on page 29 of this proxy statement, reinforces our belief that our executives should maintain a material personal financial stake in the Company to promote a long-term perspective in managing our business and to align executive and shareholder interests, which reduces the incentives for short-term risk-taking.

The 2011-2013 Performance Award Cycle

The 2011-2013 performance cycle was established in February 2011 for a performance period beginning on January 1, 2011 and ending on December 31, 2013.  The Committee established the maximum performance share award amounts payable to the NEOs, the relevant performance measures, the relative weighting of each performance measure, and the goals for threshold payout (25% of target) and maximum payout (200% of target) for each performance measure.  For each performance measure the maximum award, 200% of target, will occur when performance is superior, and a minimum award, 25% of target, will result when a threshold level of performance is met, therefore a minimum award is calculated as follows: ((25% x the relative weighting of the performance measure) x target amount).  If the threshold performance is not met, then no payout will occur.  For the performance share awards to ultimately vest, the threshold or minimum achievement level for at least one of the performance measures must be attained.  The 2011-2013 performance share awards granted to the NEOs are set forth in the Grants of Plan-Based Awards table on page 45.  The 2011-2013 performance share awards will, if earned, be paid out in shares of our common stock.

The chart below sets forth the performance measures approved for the 2011-2013 performance award cycle for all executives, as well as the relative weighting for each performance measure.

2011-2013 LTI Performance Award Measures	Objective/Purpose	Relative Weight
Growth in Return on Equity Based on Income from Operations (“ROE”)	This is an important measure used by stock analysts to value stock in the financial services industry and it provides a meaningful measure of performance that is closely aligned to long-term shareholder value.	50%
Relative Total Shareholder Return (“TSR”)	Direct alignment of executive pay with shareholder value creation and shareholder investment opportunity costs.	50%

Return on equity for the 2011-2013 LTI is defined as Income from Operations (as defined above with respect to the 2011 AIP) divided by average shareholders’ equity for the year.  Shareholders’ equity will exclude accumulated other comprehensive income or other similar items and the increase in equity due to goodwill associated with an acquisition during the performance period.  Total Shareholder Return for the 2011-2013 LTI is a relative measure based on Lincoln’s TSR for the performance period ranked against the TSR results for the peer group shown below:

2011-2013 Relative TSR Peer Group

• Genworth Financial	• Protective Life
• Hartford Financial Services	• Prudential Financial
• Manulife	• Sun Life Financial
• MetLife	• Torchmark
• Principal Financial	• Unum Group

At its February 2011 meeting the Compensation Committee established the weightings of the performance measures.  The weightings given reflect the Committee’s and management’s current judgment that over the long-term, ROE is a key input to shareholder value, and TSR represents the actual value delivered to shareholders.

The Compensation Committee also set minimum, target, and maximum performance achievement levels for each measure. In setting the goals to be achieved with respect to each of the 2011-2013 LTI performance measures, both management and the Compensation Committee noted that the established target levels presented a challenge for management and were designed to create appropriate incentives for our executives to create financial growth and long-term value for shareholders.  Whether we meet or exceed those goals will depend upon performance over the entire three-year performance cycle.  The TSR and ROE performance measures were set after consideration of a number of factors, including peer group performance and our financial plan.

The target levels for these measures were set based on internal goals and were designed to create an appropriate incentive for our executives to create financial growth and enhanced value for shareholders. The performance level necessary for a payout at target for growth in ROE was set at a seventy-five basis points over the three-year performance cycle period.  The performance level necessary for a payout at target for relative TSR was set at the median of the peer group over the three-year performance cycle period.  These targets were set for compensation purposes only and do not constitute, and should not be viewed as, management’s projection of future results.

Other Compensation Considerations

Equity Award Procedures.  The Compensation Committee formally approved equity grant procedures, including procedures for granting stock options.  Under these procedures, all options for our common stock are granted with a “strike” or exercise price set at the closing price of our common stock, as reported on the composite transactions table of the NYSE, on the date of grant.  Only the full Compensation Committee or the Board of Directors has the authority to make equity grants with respect to our executives.

The Compensation Committee generally grants equity awards to our executives once annually as part of our long-term incentive compensation program.  These grants are made during its first regularly scheduled meeting of the calendar year.  However, the Compensation Committee or the Board of Directors may also grant equity awards to executives at other regularly scheduled or special meetings or by taking action through unanimous written consent in order to accommodate special circumstances such as new hires or promotions.  For equity awards granted to executives at a regularly scheduled meeting of the Board or Committee, the grant date is the date of the meeting.  However, if the equity award is granted at a “special” meeting of the Board or Committee, and such meeting does not occur during the period in which trading of our securities is permitted under our Insider Trading and Confidentiality Policy (a “window period”), then the grant becomes effective on the first business day of the next window period.  Window periods generally begin on the later of the second business day after our quarterly earnings release or the first business day after our public call with investors.

In cases where the Compensation Committee or the Board of Directors grant equity awards by written consent, the grant becomes effective on the first business day of the week following the effective date of the written consent; provided, however, that if such business day is not during a window period, the grant becomes effective on the first business day of the next window period.

The Compensation Committee has delegated to the Chair of the Committee the authority to approve changes to executive compensation, subject to the Compensation Committee’s review and ratification.  This delegation of authority was done primarily to facilitate changes in compensation between Compensation Committee meetings, if and as necessary, usually in connection with a promotion or new hire.  However, grants of equity awards for executives and the establishment and determination of performance goals intended to satisfy the performance-based compensation exception of Section 162(m) of the Internal Revenue Code of 1986, as amended (“Section 162(m)”) may only be made by the full Compensation Committee.

Tax Considerations. Section 162(m) generally limits a public company’s corporate income tax deduction for compensation at $1 million per year for each “covered executive,” which includes each NEO (other than our CFO).  However, compensation that qualifies as performance-based compensation is not subject to this limitation.  In general, the incentive awards that we grant are intended to qualify as performance-based compensation under Section 162(m) and are subject to limits established under the Lincoln National Corporation 2009 Amended and Restated Incentive Compensation Plan (the “ICP”) in compliance with the rules of that Section, although we reserve the right to award compensation that is not deductible under Section 162(m).

Under the ICP, our 2011 awards could in no event exceed, in the case of a cash award, $8,000,000, or, in the case of equity awards or stock options, two million shares.  The Compensation Committee may decide to further limit such awards.  In the case of our performance share awards, the Compensation Committee retains the discretion to reduce the target award or payout of any “covered executive” as defined under Section 162(m), or increase or decrease any other executive’s individual payout, based on certain circumstances that may occur during the cycle.  The Compensation Committee may also consider paying non-performance-based compensation to covered executives based on circumstances that could impact performance results such as changing economic and market conditions, mergers or acquisitions, sale of a business, restructuring charges, reserve strengthening or release, and/or extraordinary natural occurrences or man-made events (e.g., acts of war).  In making such changes, the Compensation Committee would consider investor reaction, stock price performance, performance of peers, retention considerations, and the CEO’s recommendation. The guiding principle in making adjustments and modifications would be to encourage and reward management for consistently high financial and shareholder return performance relative to peers, while taking into consideration creation of shareholder value.

Notwithstanding the above and as may be permitted under our applicable plans, should compliance with Section 162(m) conflict with the Compensation Committee’s compensation philosophy, the Compensation Committee reserves the authority to act in the manner it perceives in the best interests of us and our shareholders, including awarding compensation that is not tax deductible.

Employee Benefit Plans

Many of the benefits offered to our executives are the same benefits that we offer to our general employee population.  With some exceptions, the additional benefits available to our executives are offered through plans and programs that promote tax efficiency and replacement of benefit opportunities lost due to regulatory limits in the broad-based tax-qualified plans.  In addition to providing retirement income, our benefits help to protect our employees and executives from the financial hardship that can result from unexpected illness, disability, or death.  These types of benefits are typically offered by our peer group of companies with whom we compete, and therefore, help us to attract and retain key employees.

Our Deferred Compensation Plan

We provide certain benefits to our executive officers, including our NEOs, under our non-qualified defined contribution plan, the Lincoln National Corporation Deferred Compensation & Supplemental/Excess Retirement Plan (the “DC SERP”).  These benefits are targeted to provide retirement benefits above median, based on market data from our peer companies shown in the chart on page 33.  For additional information on the DC SERP see page 50 of this proxy statement.

Change of Control Severance Arrangements

We sponsor a single plan where the payment of benefits is triggered by a termination of employment (under specific circumstances) in anticipation of or within two years after our change of control.

The objectives of the change of control benefits are:

•	to attract and retain qualified executives in the face of an actual or threatened change of control of the Company (in the case of the LNC COC Plan);
•
to enable such executives to help our Board assess any proposed change of control of the Company and advise the Board as to whether such a proposal is in the best interests of the Company, our shareholders, our policyholders and customers without being unduly influenced by the possibility of employment termination; and

•	to demonstrate to those executives our desire to treat them fairly and competitively in such circumstances.

At its February 22, 2012 meeting, the Compensation Committee reviewed a tally sheet prepared by Pay Governance, estimating our costs and executive benefits associated with a potential change of control for each NEO.  The Compensation Committee agreed that the costs associated with a change of control were reasonable.  For additional information on the LNC COC Plan see page 52 of this proxy statement.

Severance Plans

We sponsor the Severance Plan for Officers of Lincoln National Corporation (the “Officers’ Severance Plan”), which provides for 52 weeks of severance benefits to our executive officers, including our NEOs, as well as a lump-sum severance stipend of $200/week for each week of the severance period.  In order to qualify for benefits under the Officers’ Severance Plan, each affected officer must sign our standard form of agreement, waiver and release of claims that includes a non-compete provision, among other conditions.  Any payments made under the Officers’ Severance Plan would offset, or reduce, on a dollar-for-dollar basis, any payments to an executive under the LNC COC Plan.  For additional information on the Officers’ Severance Plan see page 53 of this proxy statement.

Compensation Committee Report

The members of the Compensation Committee have reviewed and discussed this Compensation Discussion & Analysis with management.  Based on that review and discussion, the Compensation Committee has recommended to the Board of Directors of the Corporation that the Compensation Discussion & Analysis be included in this proxy statement and incorporated by reference into the Corporation’s Form 10-K for the year ended December 31, 2011.

The Compensation Committee

Patrick S. Pittard, Chair
William H. Cunningham
Eric G. Johnson
Michael F. Mee

Summary Compensation Table

The table below contains information about our NEOs’ compensation earned or paid during the fiscal year ended December 31, 2011.  The NEOs for 2011 are:

•	our CEO and our CFO during 2011; and
•	our three other most highly compensated executive officers employed on December 31, 2011.

Name and Principal Position	Year	Salary ($)1	Bonus ($)	Stock Awards ($)2	Option Awards ($)3	Non-Equity Incentive Plan Compensation ($)4	Change in Pension Value and Non- Qualified Deferred Compensation Earnings ($)5	All Other Compensation ($)6	Total ($)7
	2011	1,075,000	—	4,293,791	1,951,132	4,187,231	334,875	860,185	12,702,214
Dennis R. Glass	2010	1,995,233	—	3,516,402	—	1,253,655	213,424	401,698	7,380,412
President and CEO of LNC	2009	2,239,123	—	3,026,447	—	1,328,533	94,030	308,463	6,996,596
Randal J. Freitag8 Executive Vice President and CFO	2011	473,231	50,000	805,140	365,851	791,652	58,478	117,411	2,661,763
	2011	439,000	—	736,494	334,655	1,803,856	27,925	416,974	3,758,904
Robert W. Dineen	2010	830,583	—	1,184,301	—	688,857	27,410	216,930	2,948,081
President, Lincoln Financial Network	2009	710,279	—	1,176,381	460,153	947,994	30,082	154,490	3,479,379
	2011	440,000	—	718,996	326,707	1,578,442	—	249,820	3,313,965
Wilford H. Fuller	2010	707,586	—	1,138,222	—	592,133	—	66,366	2,504,307
President, Lincoln Financial Distributors	2009	355,385	800,181	1,517,151	398,401	1,428,000	—	471,197	4,970,315
	2011	610,000	—	1,079,184	490,373	1,502,396	124,645	575,512	4,382,110
Mark E. Konen	2010	875,753	—	1,357,339	—	324,628	65,598	162,250	2,785,568
President, Insurance Solutions and Annuities	2009	908,563	75,000	1,630,640	581,920	449,134	20,673	110,325	3,776,255

1. The Salary Shares paid to certain NEOs in 2009 and 2010 were net of applicable withholdings.  The amounts withheld from the Salary Shares that were added to the NEO’s gross salary and reflected in this column are:

Named Executive Officer	2009	2010
Dennis R. Glass	$1,171,896	$893,134
Robert W. Dineen	$253,955	$341,891
Wilford H. Fuller	N/A	$242,148
Mark E. Konen	$346,264	$273,630

2.  Represents the grant date fair value of stock awards granted in 2011, 2010 and 2009 under the ICP.  The fair values of these awards were determined in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Stock Compensation (“Topic 718”).  The assumptions made in calculating the grant date fair value of stock awards with respect to the years ended December 31, 2011, 2010 and 2009 are set forth in Note 19 of the Notes to the Consolidated Financial Statements, included in Item 8 of the Form 10-K for the year ended December 31, 2011.  The stock awards granted in 2011 include grants of RSUs and performance share awards.  The performance share awards are subject to performance conditions.  The below table shows the grant date fair value of the RSUs and performance share awards as well as the value of the performance share awards assuming the maximum level of performance is achieved (200% of target) under both the ROE and TSR performance measures as described on page 39.

Named Executive Officer	Grant Date Fair Value of 2011 RSU	Grant Date Fair Value of 2011 Performance Share Award	Value of 2011 Performance Share Award at Maximum Performance Level
Dennis R. Glass	$2,010,581	$2,283,210	$3,902,923
Randal J. Freitag	$377,009	$428,131	$731,849
Robert W. Dineen	$344,872	$391,622	$669,438
Wilford H. Fuller	$336,675	$382,321	$653,540
Mark E. Konen	$505,339	$573,845	$980,932

The stock awards granted in 2011 are described in more detail in the Grants of Plan-Based Awards table below.  The value of the stock awards shown for our NEOs for 2010 and 2009 includes the amounts for Salary Shares, net of withholdings, paid in accordance with the Treasury Rules for CPP participants.

3.  Represents the grant date fair value of option awards granted in 2011, 2010 and 2009 under the ICP.  The grant date fair values of these awards were determined in accordance with Topic 718.  The assumptions made in calculating the grant date fair value of option awards with respect to the years ended December 31, 2011, 2010 and 2009 are set forth in Note 19 of the Notes to the Consolidated Financial Statements, included in Item 8 of the Form 10-K for the year ended December 31, 2011.  The option awards granted in 2011 are described in more detail in the Grants of Plan-Based Awards table below.

4. Represents the AIP awards earned for the 2011 performance period and the LTI performance cash awards earned for the 2009-2011 performance period, both under the ICP.  Additional information on the AIP awards, including the applicable performance targets, is provided in the Grants of Plan-Based Awards table below and the CD&A at pages 34 to 37.  Additional information on the LTI performance cash awards, including the performance target, is provided in the CD&A at pages 37 to 38.  Specifically, the following awards under each of the 2011 AIP and 2009-2011 LTI are reflected in this column:

Named Executive Officer	2011 AIP	2009-2011 Performance Cash Awards
Dennis R. Glass	$2,900,350	$1,286,881
Randal J. Freitag	$696,683	$94,969
Robert W. Dineen	$1,447,133	$356,723
Wilford H. Fuller	$1,197,900	$380,542
Mark E. Konen	$1,051,274	$451,122

5.  These amounts solely reflect the total of all increases in the actuarial present value of each NEO’s accumulated benefits under our qualified and non-qualified defined benefit pension plans shown in the Pension Benefits table on page 49.  We froze all of our qualified and non-qualified defined benefit pension plans at the end of 2007.  Present values are calculated at year-end 2011, 2010 and 2009, respectively, using the interest rate and mortality rate assumptions used in Note 17 of the Notes to our Consolidated Financial Statements, included in Item 8 of the Form 10-K for the fiscal year ended
December 31, 2011, and in Note 18 of the Notes to our Consolidated Financial Statements, included in Item 8 of the Forms 10-K for the fiscal years ended December 31, 2010 and 2009.  Totals for the plans listed above include the sum of increases only.  The NEOs did not have any preferential non-qualified deferred compensation earnings.

6.  All Other Compensation:

Name	Perquisitesa ($)	Tax Gross-ups or Miscellaneousb ($)	401(k) Match, Core and Transition Contributionsc ($)	Additional Company Contributions into Deferred Compensation Plan (Match, Core and Transition Contributions)c ($)	Special Executive Credit into Deferred Compensation Pland ($)	Special Lincoln Credit into Deferred Compensation Plane ($)	Total ($)*
Dennis R. Glass	72,472		32,677	330,036	—	425,000	860,185
Randal J. Freitag	—		30,313	68,167	18,931	—	117,411
Robert W. Dineen	10,128		19,888	90,565	56,393	240,000	416,974
Wilford H. Fuller	—		24,500	78,713	51,607	95,000	249,820
Mark E. Konen	268,535	37,340	32,273	92,410	14,954	130,000	575,512
* Some numbers may not add due to rounding.

(a)
For Mr. Glass, the amount reflects $62,186 for the aggregate incremental cost of personal use of the corporate aircraft, $10,000 for the cost of matching charitable gifts made by the Lincoln Financial Foundation, Inc. on his behalf and the incremental cost of welcome items for him and his spouse in connection with offsite business events, which spouses were expected to attend.  In general, Mr. Glass only uses the corporate aircraft for personal use when necessary to accommodate his business schedule.

For Mr. Dineen, the amount reflects $10,000 in matching charitable gifts made by Lincoln Financial Foundation, Inc. on his behalf and the incremental cost of welcome items for him and his spouse in connection with offsite business events, which spouses were expected to attend.

For Mr. Konen, of the amount listed, $257,944 is for relocation expenses in connection with his relocation to our principal corporate offices.  The remainder of the amount reflects the cost of matching charitable gifts made by Lincoln Financial Foundation, Inc. on his behalf, the reimbursement of tax preparation expenses, the cost of attending sporting events and the incremental cost of activities and welcome items for him and his spouse in connection with offsite business events, which spouses were expected to attend.

More information regarding perquisites and personal benefits, including the manner in which we value personal use of the corporate aircraft is discussed under “Narrative Disclosure to the Summary Compensation Table” below.

(b)	Represents amounts grossed-up for Mr. Konen in connection with amounts paid for his relocation expenses.

(c)
Represents Company matching, core and transition contributions under our Employees’ 401(k) Plan, and excess Company matching, core and transition contributions to the DC SERP, which are amounts above applicable Internal Revenue Code limits.

(d)	For all NEOs, except Mr. Glass, an additional contribution – a “special executive credit” – was made to the DC SERP, which is described in more detail page 50 of this proxy statement.

(e)	For all NEOs, except Mr. Freitag, an additional contribution – the Special Lincoln Credit – was made to the DC SERP, which is described in more detail on page 51 of this proxy statement.

7.  Some numbers may not add due to rounding.

8.  Mr. Freitag became our principal financial officer on January 1, 2011.  Prior to assuming the role of principal financial officer Mr. Freitag was awarded an additional performance bonus, which became payable in 2011 upon the achievement of certain performance criteria.

Narrative Disclosure to the Summary Compensation Table

2011 Annual and Long-Term Incentive Programs

The dollar amounts included in the Summary Compensation Table at page 42 for the 2011 AIP and the 2009-2011 LTI for each of our NEOs reflect the performance results for each of these programs that were certified by the Compensation Committee in February 2012, which each exceeded target amounts.  For further details on the 2011 AIP and 2009-2011 LTI, including the performance measures and targets, see the CD&A, pages 34 to 38.

Perquisites and Personal Benefits

The following discusses the primary perquisites and personal benefits offered to the NEOs in 2011, not all of which were received by the NEOs.  Under the financial planning and tax preparation program, the NEOs, along with the other executive officers, were eligible for reimbursement of the costs of utilizing a Lincoln Financial Network financial planner to provide financial planning services.  The reimbursement opportunity was equal to 100% of the first $1,800 of costs, plus 50% of costs above that amount up to a maximum of $6,000.  In addition, the same officer group was eligible to receive up to $2,700 for the reimbursement of tax preparation services provided by any fee-for-service tax preparer who was a certified public accountant, excluding Ernst & Young LLP, our independent registered public accounting firm.  If the officer does not use the entire tax preparation reimbursement allowance in a year, any remaining amount may be applied to the financial planning reimbursement, but not vice versa.

In 2005, the Committee adopted a policy advising our CEO to use the corporate aircraft for personal travel as well as business travel, when practical.  The policy was adopted due to security concerns and to allow for more efficient travel time so that the CEO can devote more time to our business.  In general, our policy with respect to our executive officers’ personal use of the corporate aircraft is that to the extent any executive and guest of an executive used corporate aircraft for personal purposes, the usage was treated as a perquisite for proxy statement reporting purposes.  For purposes of determining the value of such services, the personal use is calculated based on the aggregate incremental cost to us.  For personal flights on corporate aircraft, the aggregate incremental cost is calculated based on a cost-per-flight-hour charge that reflects the operating costs of the aircraft, including parts, labor, overhauls (but not engine overhauls of the type incurred every 5-10 years), fuel, landing and parking fees/taxes and crew travel expenses.  We also include, as an aggregate incremental cost, empty aircraft flights to reposition the corporate aircraft (i.e., dead head flights) that are determined to be the product of a personal flight.  Executives, their families and invited guests occasionally fly on the corporate aircraft as additional passengers on business flights.  Since such flights do not result in additional aggregate incremental costs under our cost-per-flight-hour methodology, no incremental cost is reflected in the Summary

Compensation Table.  Finally, if more than one executive is on a personal flight, we allocate the incremental cost on a proportional basis depending on the number of guests of each officer.

We also have a matching charitable gift program.  Under the program in 2011, all NEOs were eligible to apply for matching contributions of up to $10,000.

Retirement Benefits

Under the DC SERP, all of our participating NEOs are eligible to receive an additional contribution—a “special executive credit” as a percentage of “Total Pay.”  For the purpose of determining the special executive credit, “Total Pay” under the DC SERP means base salary and AIP paid during the fiscal year.

For each NEO, the special executive credit is calculated annually as follows: 15% of Total Pay expressed as a percentage, offset by the total of: (a) the NEO’s maximum basic matching contribution opportunity (6%), plus (b) core contributions (4%), plus (c) transition contributions, if any (up to 8%) as determined under the Employees’ 401(k) Plan, each expressed as a percentage.  For more details on the DC SERP, the contributions and the calculations of these amounts, see page 50 below.

Grants of Plan-Based Awards

The table below provides information on grants of plan-based awards during fiscal year 2011 to the NEOs granted under the ICP.

Name	Grant Date	Estimated Possible Payouts Under Non- Equity Incentive Plan Awards1			Estimated Future Payouts Under Equity Incentive Plan Awards2			All Other Stock Awards: Number of Shares of Stock or Units3 (#)	All Other Option Awards: Number of Securities Underlying Options4 (#)	Exercise or Base Price of Option Awards ($/SH)	Grant Date Fair Value of Stock and Option Awards ($)5
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Dennis R. Glass		37,625	2,150,000	4,300,000
	2/23/2011				7,856	62,849	125,698
	2/23/2011							64,753			2,010,581
	2/23/2011								134,283	30.64	1,951,132
Randal J. Freitag		9,279	530,200	1,060,400
	2/23/2011				1,473	11,785	23,570
	2/23/2011							12,142			377,009
	2/23/2011								25,179	30.64	365,851
Robert W. Dineen		4,010	1,145,790	2,291,580
	2/23/2011				1,348	10,780	21,560
	2/23/2011							11,107			344,872
	2/23/2011								23,032	30.64	334,655
Wilford H. Fuller		3,850	1,100,000	2,200,000
	2/23/2011				1,316	10,524	21,048
	2/23/2011							10,843			336,675
	2/23/2011								22,485	30.64	326,707
Mark E. Konen		2,989	854,000	1,708,000
	2/23/2011				1,975	15,796	31,592
	2/23/2011							16,275			505,339
	2/23/2011								33,749	30.64	490,373

1.  Represents the potential 2011 AIP awards.  Actual amounts earned by the NEOs are reflected in the Summary Compensation Table.  More information on the 2011 AIP awards, including the applicable performance targets, is provided in the CD&A on pages 34 to 37.

2.  Represents 33% of each NEO’s 2011 LTI target awarded as performance share awards, for the performance period 2011-2013, payable 100% in shares.  Awards under the 2011-2013 performance cycle will be determined in the first quarter of 2014 (for the performance period ending December 31, 2013), and the amount of the award that vests may range from 0% to 200% of target depending upon the satisfaction of applicable performance goals.  For information on the 2011-2013 performance awards and a description of the performance goals applicable to these awards, see the CD&A on pages 38 to 39.  Dividends accrue on the LTI performance share awards.  The dividend equivalents are payable in stock, based upon normal dividend rates, only if the related LTI award actually vests.

3.  Represents 34% of each NEO’s 2011 LTI target awarded as RSUs that cliff vest on the third anniversary of the grant date and are described in more detail in the CD&A on page 38.  Dividend equivalents accrue on the RSUs, which are credited on each date dividends are paid on our common stock in the form of additional RSUs, and are payable in stock upon vesting of the related restricted stock unit.

4.  Represents 33% of each NEO’s 2011 LTI target awarded in the form of options to purchase our common stock as described in more detail in the CD&A on page 38.  The options granted have 10-year terms.  The options vest ratably over a three-year period, with one-third vesting on each anniversary of the grant date.  These options do not have a reload feature.

5.  Represents the grant date fair value of the award determined in accordance with Topic 718. All assumptions made in calculating the aggregate fair value are set forth in Note 19 of the Notes to the Consolidated Financial Statements, included in Item 8 of the Form 10-K for the fiscal year ended December 31, 2011.

Narrative Disclosure to the Grants of Plan-Based Awards Table

In addition to the material terms of grants described in the footnotes to the Grants of Plan-Based Awards table above, we wish to point out the following:

•	The exercise price and tax withholding obligations related to the exercise of all options may be paid by delivery of shares, subject to certain conditions.

•	With respect to stock awards, at the NEO’s election, we withhold a sufficient number of shares to satisfy the NEO’s mandatory minimum tax withholding obligations upon vesting.

•	The options and RSU awards granted in 2011 will vest fully upon a change of control only following the occurrence of two events (or triggers):

(1) our change of control, as defined in the LNC COC Plan; and

(2) either: (a) the executive’s employment is terminated for any reason other than “cause” or

(b) the executive terminates his or her employment for “good reason,” as those terms are defined in the LNC COC Plan.

•
Options and stock awards are not transferable except by will or pursuant to the laws of descent and distribution, unless the Compensation Committee permits such a transfer.  The Compensation Committee has not permitted (nor historically permitted) a transfer with respect to any of the awards shown in the Grants of Plan-Based Awards table above.

•
In cases where an executive participating in the 2011 LTI program dies, is disabled, voluntarily leaves the company after attaining age 55 with five years of service, or is involuntarily terminated for any reason other than for cause and signs a general release of claims against us, the executive (or the executive’s beneficiary) will receive a pro-rated performance award based on the number of days of service out of the total number of days in the three-year performance cycle, provided that the applicable performance goals are achieved, and the Compensation Committee does not exercise its discretion not to pay out on the award.  Any payout will be made at the same time, and in the same manner, as other participants are paid.

•
The option, restricted stock unit and performance share awards are subject to four restrictive covenants in the form of non-competition, non-solicitation, non-disparagement, and non-disclosure provisions.  We have the right to “clawback” an award—specifically, to demand that the NEO return the shares to us—upon breach of one of the covenants.  The restrictive covenants and the “clawback” right expire six months after an option exercise, an RSU award vesting or the payment of performance shares.  However, we will have the right to clawback any vested shares if the NEO is terminated for “cause” at any time after a share vests (no expiration date).

Any vested options may be exercised by the executive or his/her beneficiary (as applicable), until the earliest to occur of:

•	the expiration of the term of the option;
•	the first anniversary of the date the executive died or was disabled;
•	the fifth anniversary of the date the executive voluntarily left the company after attaining age 55 with five years of service; or
•	three months from the date the executive was involuntarily terminated for any reason other than for cause.

Outstanding Equity Awards at Fiscal Year-End

The table below provides information with respect to unexercised options to purchase shares of our common stock, unvested stock awards and unvested equity incentive plan awards for each NEO as of December 31, 2011 on an award-by-award basis.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable1	Number of Securities Underlying Unexercised Options (#) Unexercisable1	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested2 (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)3	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)4	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)3
Dennis R. Glass	109,060			43.82	02/10/12	76,875	1,492,913	126,453	2,455,721
	109,060			34.58	02/09/13	80,947	1,571,991
	109,060			44.26	11/24/13	18,249	354,405
	109,060			48.58	02/08/14	64,825	1,258,902
	272,650			45.73	02/13/15
	278,103			53.60	02/12/16
	319,694			52.76	02/07/18
		134,283		30.64	02/23/21
Randal J. Freitag	4,362			43.82	02/10/12	3,103	60,265	23,712	460,480
	2,726			34.58	02/09/13	2,799	54,349
	3,271			48.58	02/09/14	12,215	237,214
	9,379			45.73	02/14/15
	9,270			53.60	02/12/16
	4,373			70.66	02/22/17
	15,966			52.76	02/07/18
	5,377	2,688		16.24	05/14/19
	2,159	4,319		25.78	02/22/20
		25,179		30.64	02/23/21
Robert W. Dineen	59,674			56.02	03/13/16	11,497	223,270	21,690	421,211
	48,511			70.66	02/22/17	24,399	473,829
	88,619			52.76	02/07/18	31,567	613,031
	15,370	14,920		16.24	05/14/19	1,436	27,879
		23,032		30.64	02/23/21	11,113	215,814
Wilford H. Fuller	19,465	12,918		16.24	05/14/19	22,349	434,020	21,174	411,208
		22,485		30.64	02/23/21	34,864	677,056
						12,463	242,022
						29,851	579,711
						914	17,757
						10,908	211,836
Mark E. Konen	21,812			43.82	02/10/12	14,743	286,319	31,782	617,204
	16,359			34.58	02/09/13	33,291	646,504
	30,536			48.58	02/09/14	32,624	633,551
	40,352			45.73	02/14/15	6,937	134,718
	44,714			53.60	02/12/16	16,373	317,959
	44,140			70.66	02/22/17
	84,591			52.76	02/07/18
	19,437	18,869		16.24	05/14/19
		33,749		30.64	02/23/21

1.  All of the exercisable options shown in the Options Exercisable column of the table with an expiration date prior to 2016 for Messrs. Glass, Freitag and Konen were former options to purchase common stock of Jefferson-Pilot that were converted into options to purchase our common stock on 4/3/06, which are completely vested.  The amounts shown for Messrs. Dineen, Fuller and Konen for options expiring on 5/14/19 reflect forfeitures in compliance with the Treasury Rules for CPP participants.

The following table presents the vesting dates of the options in the column showing unexercised options that are unexercisable based on expiration dates.

Options vesting in three equal annual installments
Expiration Dates	Vesting Begins
5/14/2019	5/14/2010
2/22/2020	2/22/2011
2/23/2021	2/23/2012

2.  These stock awards are RSUs that vest as follows:

•	Mr. Glass – 76,875 vest on 11/2/12; 80,947 vest on 2/22/13; 18,249 vest on 8/11/13; and 64,825 vest on 2/23/14;
•	Mr. Freitag – 3,103 vest on 5/14/12; 2,799 vest on 2/22/13; and 12,215 vest on 2/23/14;
•
Mr. Dineen – 11,497 vest on 5/14/12, which includes the effect of forfeitures during 2009 and 2010 in compliance with the Treasury Rules for CPP participants; 24,399 vest on 11/2/12; 31,567 vest on 2/22/13; 1,436 vest on 8/11/13; and 11,113 vest on 2/23/14;

•
Mr. Fuller – 22,349 and 34,864 vested on 2/23/12; 12,463 vest on 5/14/12, which includes the effect of forfeitures during 2010 in compliance with the Treasury Rules for CPP participants; 29,851 vest on 2/23/13;  914 vest on 8/11/13; and 10,908 vest on 2/23/14; and

•
Mr. Konen –14,743 vest on 5/14/12, which includes the effect of forfeitures during 2009 and 2010 in compliance with the Treasury Rules for CPP participants; 33,291 vest on 11/2/12; 32,624 vest on 2/23/13; 6,937 vest on 8/11/13; and 16,373 vest on 2/23/2014.

The stock awards include accrued but unpaid dividend equivalents credited in additional RSUs calculated at the normal dividend rate and settled in shares of our common stock only upon distribution of the vested award.

3.  For LNC stock, this represents the product of the shares and the closing price of our common stock as reported on the composite tape of the NYSE on December 30, 2011, or $19.42.

4.  Represents performance share awards granted in connection with the 2011-2013 performance cycle.  Because our 2011 performance exceeded the target performance measures, these awards are shown at maximum (or 200% of target), plus accrued but unpaid dividend equivalents.  However, the amount, if any, of these awards that will be paid out will depend upon the actual performance over the full performance period and the Compensation Committee’s certification of the performance after completion of the performance cycle, which should occur in the first quarter of 2014 for the 2011-2013 performance cycle.

Option Exercises and Stock Vested

The table below provides information regarding the option exercises and stock awards that have vested for each of the NEOs during the 2011 fiscal year.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Aggregate Value Realized on Exercise ($)	Number of Shares Acquired on Vesting1 (#)	Aggregate Value Realized on Vesting2 ($)
Dennis R. Glass	—	—	1,325	24,645
Randal J. Freitag	—	—	—	—
Robert W. Dineen	—	—	503	9,356
Wilford H. Fuller	—	—	22,215	689,554
Mark E. Konen	—	—	—	—

1.  Includes shares acquired upon vesting of RSUs for Mr. Fuller that vested on February 23, 2011.  For Messrs. Glass and Dineen reflects shares withheld on December 20, 2011 from grants of RSUs in accordance with IRS tax withholding regulations applicable to equity grants with early retirement provisions.

2. Represents the product of the shares vested and the average of the high and low prices for our common stock as reported on the composite tape of the NYSE on date prior to vesting, which for February 22, 2011 was $31.04 and for December 20, 2011 was $18.60.

Pension Benefits

Retirement Plans

In 2007, we converted our retirement program from a defined benefit to a defined contribution design.  Effective as of December 31, 2007, benefit accruals ceased (i.e., were “frozen”) under both the Lincoln National Corporation Employees’ Retirement Plan (the “LNC Retirement Plan”), in which Mr. Dineen participates, and the Jefferson-Pilot Corporation Employees’ Retirement Plan (the “Jefferson-Pilot Retirement Plan”), in which Messrs. Glass, Freitag and Konen participate.  We also maintain the Employees’ 401(k) Plan and the DC SERP, in which our NEOs, in general, participate.

Effective December 31, 2010, the LNC Retirement Plan and the Jefferson-Pilot Retirement Plan were merged to form a new plan named the Lincoln National Corporation Retirement Plan for Employees Hired Prior to January 1, 2008.  The merger had no affect on benefits promised to participants or beneficiaries under either plan.

Excess Retirement Plan

The Lincoln National Corporation Excess Retirement Plan (the “Excess Plan”) paid or “restored” benefits that would have been paid under the Jefferson-Pilot or the LNC Retirement Plans described above if certain limits did not exist under Sections 401(a) and 415 of the Internal Revenue Code of 1986, as amended (the “IRS limits”).  The Excess Plan calculated benefits using the same formula as the qualified retirement plans that it “restored,” but without the imposition of IRS limits.  The amount of the qualified retirement benefit payment is then deducted from, or offset against, the benefit calculated under the Excess Plan.

The Excess Plan was also “frozen” effective as of December 31, 2007.  The present value of the “frozen” accrued benefit under the Excess Plan for each of our NEOs is set forth in the Pension Benefits table below.  No enhancements to benefits payable under the Excess Plan are provided in the event of our change of control on or after January 1, 2008.  The table below provides information on the tax-qualified and non-tax-qualified defined benefit pension benefits for each of the NEOs by plan for 2011.

Pension Benefits

Name	Plan Name	Number of Years Credited Service1 (#)	Present Value of Accumulated Benefit2,3,4 ($)	Payments During Last Fiscal Year ($)
Dennis R. Glass	LNC Retirement Plan for Employees Hired Prior to 1/1/2008	13	493,763	—
	LNC Excess Retirement Plan	13	1,715,744	—
Randal J. Freitag	LNC Retirement Plan for Employees Hired Prior to 1/1/2008	11.5	222,826	—
	LNC Excess Retirement Plan	11.5	10,861	—
Robert W. Dineen	LNC Retirement Plan for Employees Hired Prior to 1/1/2008	6	87,847	—
	LNC Excess Retirement Plan	6	456,777	—
Wilford H. Fuller		N/A	N/A	N/A

Mark E. Konen	LNC Retirement Plan for Employees Hired Prior to 1/1/2008	12	293,455	—
	LNC Excess Retirement Plan	12	262,073	—

1.	As a result of freezing the plans, no additional benefits accrue under these plans after December 31, 2007.

2.	The amounts shown for Mr. Dineen reflect the present value of the December 31, 2011 cash balance account projected to age 65 at the assumed interest crediting rate of 3.25%.

3.
The amounts shown for Messrs. Glass, Freitag and Konen reflect the present value of the lump sum payable at age 65 (converted using a discount rate of 4.75% and the IRS prescribed 417e(3) mortality table for 2013).

4.  Except as noted above, all present values were determined using the same interest rate and mortality assumptions as those used for financial reporting purposes.  Those assumptions are incorporated herein by reference to Note 17 of the Notes to our Consolidated Financial Statements included in Item 8 of the Form 10-K for the fiscal year ended December 31, 2011.

Nonqualified Deferred Compensation

We have adopted the DC SERP, which is a nonqualified plan that permits NEOs, as well as other officers, to defer amounts of salary and annual incentive bonus that cannot be deferred under our tax-qualified 401(k) Plan due to limits under the Internal Revenue Code (the “IRC”).

The amount of eligible compensation (base salary and annual incentive bonus) employees may elect to contribute to our 401(k) Plan is subject to annual plan and IRS limits.  During 2011, we contributed to the 401(k) Plan: a basic matching contribution on the first 6% of eligible compensation contributed, at a rate of one dollar for each dollar contributed; a “core contribution” of 4% of eligible compensation; and, for certain employees based on age and years of service as of December 31, 2007, a “transition contribution” up to 8% of eligible compensation.  Any amounts of these “core” and/or “transition” contributions that cannot be contributed to the 401(k) Plan due to plan and/or IRC limits will be contributed to the DC SERP.

For all NEOs (except Mr. Glass), an additional contribution—a “special executive credit” as a percentage of “Total Pay”—was made to the DC SERP in 2011.  For the purpose of determining the special executive credit, “Total Pay” under the DC SERP means base salary and annual incentive bonus paid during the fiscal year.  For each NEO, the special executive credit is calculated annually as follows: 15% of Total Pay, expressed as a percentage, offset by the total of: (a) the executive officer’s maximum basic matching contribution opportunity (6%); plus (b) core contributions (4%); plus (c) transition contributions, if any, (up to 8%) as determined under the 401(k) Plan and the DC SERP, each expressed as a percentage.

Mr. Glass did not receive a special executive credit in 2011 because he received a transition credit in excess of 5% under the 401(k) Plan.  Typically, special executive credits are calculated and credited to the DC SERP by March of the following year.  Effective 2018, the special executive credit will equal 5% of Total Pay for each executive officer as a result of the expiration of the transition contributions.  In 2011, the special executive credits for our NEOs, expressed as a percentage of Total Pay were:  Mr. Freitag 2.4%; Mr. Dineen 5%; Mr. Fuller 5%; and Mr. Konen 1.6%.

Special executive credits will vest on the earlier of: five years after becoming eligible to receive special executive credits under the Plan; death; eligibility for long-term disability benefits under a Company-sponsored plan; or, attainment of age 62.  However, executive officers as of January 1, 2008, including Messrs. Glass, Dineen and Konen, were immediately vested in their special executive credits.

Under the terms of the DC SERP, we agree to pay out amounts based upon the aggregate performance of the investment measures selected by the participant.  Plan participants may select from a menu of “phantom” investment options used as investment measures for calculating the investment return notionally credited to their deferrals.  These are the same investment options that are available under the 401(k) Plan.  Amounts deferred and contributed under the DC SERP are credited to “notional” (or bookkeeping) accounts, and are subsequently credited with earnings or losses mirroring the performance of the 401(k) Plan’s available investment options.  All matching contributions are initially invested in the same investment options that the participant has elected for salary and bonus deferrals and are credited with notional earnings or losses.  Participants may at any time change their investment elections or, subject to our Insider Trading and Confidentiality Policy, transfer funds between notional investments.  Executive officers, including all NEOs, may only change an investment election with respect to the LNC stock unit fund during permitted trading “window” periods, which generally occur quarterly.  Actual shares of our common stock will be issued in settlement of these stock units when amounts credited to the LNC stock unit fund are actually paid to the participants.  Before settlement, no voting rights or other rights of any kind associated with ownership of our common stock inure to the participants.  The DC SERP is an unfunded plan and represents an unfunded promise to pay the benefits credited to each participant.

The DC SERP allows participants to maintain up to three different DC SERP accounts: any combination of a “termination year” account and/or specific “flexible distribution year” accounts.  Distribution elections must indicate the payment form (i.e., lump sum or annual installments), and may additionally delay the timing of the payment of an account if a valid deferral election is made in compliance with applicable tax regulations.  Participants will generally have two distribution election options for each account—an “initial” election and a “secondary” election.  If a participant does not submit an initial distribution election by the applicable administrative deadline, the participant is deemed to have made an initial election based on the default distribution rules for their particular accounts.  For both termination year and flexible distribution year accounts, the default payment form is a lump sum and the default distribution date is the account valuation date.  The valuation date for a termination year account is the first day of the month that is thirteen full months following the participant’s separation from service (with payment to be made as soon as administratively practical, but not more than 90 days after the valuation date).  The valuation date for flexible distribution year accounts—accounts that pay out in a designated year (e.g., 2015)—is February 5th of the applicable year (e.g., February 5, 2015), with payment to be made as soon as administratively practical, but not more than 90 days after the valuation date.  Participants may also have the opportunity to make secondary or “re-deferral” elections.  Participants who make secondary elections are required to delay payment (per the initial election) by a minimum of five years.  Secondary elections may also, but are not required to, change the form of distribution (from lump sum to installment, or vice versa).  No secondary election is effective for at least 12 months from the date it is made.

In accordance with provisions in the DC SERP, during 2011, the Compensation Committee approved the grant of a Special Lincoln Credit to certain executive officers.  Several of our peers continue to accrue benefits under traditional defined benefit pension plans, of which many provide a guaranteed stream of retirement income.  However, starting in 2008, we converted our retirement program from a defined benefit to a defined contribution design.  As a result, our executives take on greater retirement benefit risks than those executives at competitor companies.  This could challenge our ability to attract and retain high performing executives.  In recognition of this potential retention issue and as part of its overall review of compensation, the Compensation Committee decided to make this grant in order to strengthen the overall competitive nature of our compensation package.  The following NEOs received a Special Lincoln Credit in the following amounts:  Mr. Glass - $425,000; Mr. Dineen - $240,000; Mr. Fuller - $95,000; and Mr. Konen - $130,000.

The table below provides information regarding each NEO’s deferrals and our contributions to the DC SERP on behalf of each NEO during 2011, as well as each NEO’s aggregate balance under the DC SERP as of December 31, 2011.

Nonqualified Deferred Compensation

Name	Executive Contributions in Last FY1 ($) (a)	LNC Contributions in Last FY2 ($) (b)	Aggregate Earnings in Last FY ($) (c)	Aggregate Withdrawals/ Distributions ($) (d)	Aggregate Balance Last FYE3 ($) (e)
Dennis R. Glass	139,719	755,036	105,242	118,223	14,980,607
Randal J. Freitag	47,132	68,167	(18,211)	—	338,992
Robert W. Dineen	67,672	399,492	65,557	43,083	3,975,529
Wilford H. Fuller	61,928	195,835	(26,776)	—	333,856
Mark E. Konen	56,078	238,084	50,844	—	2,844,920

1. Amounts shown reflect deferral of a portion of salary for 2011, which is included as Salary for Year 2011 in the Summary Compensation Table, and deferral of a portion of the annual or transition incentive plan amounts paid in 2011 relating to 2010 performance, which was included as Non-Equity Plan Compensation for Year 2010, in the Summary Compensation Table as follows:

Name	Salary ($)	2010 Incentive Plan ($)
Dennis R. Glass	64,500	75,219
Randal J. Freitag	31,394	15,738
Robert W. Dineen	26,340	41,331
Wilford H. Fuller	26,400	35,528
Mark E. Konen	36,600	19,478

2.  Amounts shown reflect our employer contributions above applicable Internal Revenue Code limits into the DC SERP during 2011, some of which were included in the All Other Compensation for 2010 in the Summary Compensation

Table but paid in 2011, plus the Special Lincoln Credit, if applicable.  These amounts are described in footnote 6 to the Summary Compensation Table.

3.  In addition to the amounts set forth in footnote 1 above, amounts disclosed in this column (other than earnings (losses) on deferred compensation) that were previously reported in prior years’ Summary Compensation Tables, to the extent the NEO was our NEO at such prior time, are as follows:  for Mr. Glass $640,747; for Mr. Dineen $340,957; for Mr. Fuller $44,910; and for Mr. Konen $254,882.  Prior to January 1, 2011, Mr. Freitag was not an NEO.

Potential Payments Upon
Termination or Change of Control

The narrative below describes the various termination and change of control arrangements applicable to our NEOs at December 31, 2011 that are not available to all employees on a non-discriminatory basis.  The narrative is followed by tables showing potential payments each NEO would have received in the event of their termination (voluntary or involuntary, depending on the circumstances) or our change of control occurring on December 31, 2011.

Change of Control Arrangements

All of our executive officers, including our NEOs, are eligible to participate in the LNC COC Plan.  Each NEO becomes eligible for benefits under the LNC COC Plan, if, in anticipation of or within two years after our change of control: (i) we, or a successor entity, terminate the executive’s employment for any reason other than “cause” (defined as conviction of a felony, fraudulent or willful misconduct by the executive that is materially and demonstrably injurious to our business or reputation, or the willful and continued failure of the executive to perform his or her duties, despite warning notices), death or disability; or (ii) the executive terminates employment for “good reason” (defined as a “material and adverse” change in the executive’s responsibilities or a reduction in salary or target annual incentive bonus opportunity or our failure to provide compensation and benefits materially similar to those offered in the past – with the exception of broad-based changes to our benefit plans that affect a significant portion of our employees).

If the conditions for payment under the LNC COC Plan are satisfied, a cash payment is paid to the executive based on a multiple of “annual base salary” and “target bonus.”  For purposes of the LNC COC Plan, “annual base salary” means the highest annual rate of salary during the 12-month period immediately preceding the date of termination of employment, and “target bonus” means the higher of: (i) the target set for annual incentive bonus under the ICP during the calendar year in which the participating executive was terminated; or (ii) the target set in the year in which the change of control occurred.  The amount of cash payment payable under the LNC COC Plan is determined as follows:

Chief Executive Officer	3 times the annual base salary	Plus	3 times the target bonus
All Other Participating Executives (including our other NEOs)	2 times the annual base salary	Plus	2 times the target bonus

In addition to the cash payment described above, the following additional benefits and benefit enhancements would be paid to our NEOs under the LNC COC Plan:

•
Reimbursement of premiums paid by the NEO for the continuation of coverage under our welfare benefit plans in accordance with the Consolidated Omnibus Budget Reconciliation Act (“COBRA”) for a maximum of 18 months;

•
For purposes of determining eligibility for retiree medical and dental coverage, additional credited service equal to the period that severance pay would be payable to the NEO under our broad-based employees’ severance plan;

•
Vesting of AIP and LTI awards for each completed performance period, with vesting for open performance periods paid at target but pro-rated to reflect the date on which the termination occurred during the performance period in progress (the Compensation Committee has discretion under the ICP to fully vest awards); and

•
Reimbursement of the cost of outplacement services, up to a maximum of 15% of the participating executive’s highest rate of annual base salary during the 12-month period immediately preceding the date of termination of employment.

On November 9, 2011, the Board of Directors amended the LNC COC Plan to eliminate, for all current and future executive officers, the after-tax payment, or “gross up, ” to cover any excise tax amounts deemed to be “excess parachute payments” under Section 280G of the Internal Revenue Code of 1986, as amended.  In addition, the amendment adds a provision applicable to all LNC COC Plan participants for the automatic reduction of payments to any participant under the LNC COC Plan if it is determined that the net after-tax amount to be received by the participant after the reduction would be greater than the net after-tax amount that the participant would receive without the reduction.

Executives participating in the LNC COC Plan may be eligible to receive payments under the Lincoln National Corporation Severance Pay Plan or other severance arrangements (as described below).  However, any payments made to executives under those plans will reduce, on a dollar-for-dollar basis, the amount of any cash payment due to such executive under the LNC COC Plan.

The LNC COC Plan also contains non-disparagement and confidentiality obligations as a condition to the receipt of any payments or benefits under the LNC COC Plan.  Additionally, the LNC COC Plan contains a non-solicitation obligation for a period of two years following the date of termination of the executive’s employment.

Change of Control Features of Other Plans and Programs

Notwithstanding the benefits provided under the LNC COC Plan, unvested grants of options to purchase shares of our common stock, restricted stock and RSUs with a grant date prior to December 31, 2010 will vest and become either immediately exercisable or non-forfeitable upon our change of control.  Unvested grants of options to purchase shares of our common stock, restricted stock and RSUs with a grant date after December 31, 2010 will vest and become either immediately exercisable or non-forfeitable upon (1) our change of control; and (2) either: (a) the executive’s employment is terminated for any reason other than “cause;” or (b) the executive terminates his or her employment for “good reason.”  In addition, the Compensation Committee has the discretion to determine whether outstanding LTI awards (performance shares awards) will be paid in shares immediately upon our change of control, including the discretion as to whether to pay at target or maximum.

We also sponsor the Officers’ Severance Plan, which provides for 52 weeks of severance benefits to our executive officers, including our NEOs, as well as a lump-sum severance stipend of $200/week for each week of the severance period. Executive officers are paid in a lump sum no earlier than the first day of the month that is six months after the date the officer’s job was eliminated.

In order to qualify for benefits under the Officers’ Severance Plan, each affected officer must sign our standard form of agreement, waiver and release of claims that includes a non-compete provision, among other conditions.  Any amounts payable to such executives under the Lincoln National Corporation Severance Pay Plan would offset or reduce, on a dollar-for-dollar basis, any amounts that would otherwise be payable under the Officers’ Severance Plan.  Also, any payments made under the Officers’ Severance Plan would offset, or reduce, on a dollar-for-dollar basis, any payments to an executive under the LNC COC Plan.

We also maintain the Lincoln National Corporation Severance Pay Plan, which is our broad-based severance plan available to all employees on an equal basis, with eligibility for benefits triggered by job elimination or job restructuring.  As stated above, any payments made under this plan would reduce or offset, on a dollar-for-dollar basis, any payment made to an executive under the Officers’ Severance Plan or the LNC COC Plan.

Upon our change of control, executives will receive the following benefit enhancements under the DC SERP:

•	Any unvested Opening Balance account balances (discussed further below) and special executive credits will immediately vest.

•
For executives who are eligible for benefits under the LNC COC Plan as of the date of our change of control and who separate from service within two years after such change of control, an additional two (or three in the case of our CEO) years worth of core contributions, transition contributions, matching contributions, and special executive credits will be credited in an amount determined as of the executive’s separation from service date.

•	An additional two (or three in the case of our CEO) years of vesting service will be credited if the executive has a Shortfall Balance account, which is discussed further below.

Potential Payment Tables

The tables below reflect potential payments to each NEO in the event of termination of the NEO’s employment as a result of:

•	voluntary termination/early retirement (if applicable);
•	involuntary not-for-cause termination;

•	for cause termination;
•	termination following our change of control; and
•	death or disability.

The tables assume that all Retirement Plan, Excess Retirement Plan and DC SERP benefits are paid in a lump sum.  Retirement Plan and Excess Plan benefits are payable either as lump sum or as annuities.  The DC SERP amounts set forth in the tables are payable as either lump sums or as 5-, 10-, 15- or 20-year annual installments.  Under the DC SERP, except for Mr. Fuller, the amounts shown in the Nonqualified Deferred Compensation Table on page 51 of this proxy statement under the Aggregate Balance at fiscal year-end are fully vested as of December 31, 2011, and therefore are fully payable and unaffected by the various termination scenarios.

The amounts shown below assume that such termination was effective as of December 31, 2011, and are, therefore, estimates of the amounts that would be paid out to the NEOs upon their termination.  The amounts actually paid upon termination will differ from these estimates.  The estimates constitute forward-looking statements for purposes of the Private Securities Litigation Reform Act of 1995.  Additional assumptions are described in footnotes to the tables.
For all NEOs as applicable, long-term incentive compensation in tables below reflects:

•
Stock Options – the aggregate dollar value of the difference between the exercise price of the options and the closing price of our common stock on December 30, 2011 ($19.42) for those stock options with an exercise price below $19.42.

•
Equity Incentive Plan awards – the aggregate value of the LTI equity awards multiplied by the closing price of our stock on December 30, 2011.  We used a prorated payout at target for the 2011-2013 performance cycle.  In addition, under all trigger events except change of control, the LTI equity awards are not payable until the end of the actual performance cycle and would be paid pro rata if the performance goals were satisfied.  The effect of a change of control is discussed above beginning on page 52.

•	Non-equity Incentive Plan awards – the aggregate value of the LTI performance cash awards. We used the actual payouts for the 2009-2011 performance cycle.

The tables exclude benefits, such as accrued vacation pay, distributions from our 401(k) Plan, disability benefits and life insurance benefits equal to one times salary, that all employees would be eligible to receive on the same basis.

Dennis R. Glass

The following table shows the potential payments upon termination or our change of control for Dennis R. Glass, our President and CEO.

	Trigger Events
Benefits and Payments	Voluntary Termination/ Early Retirement ($)	Involuntary Not for Cause Termination ($)	For Cause Termination ($)	Involuntary Termination After Change-in-Control ($)	Disability ($)	Death ($)
Annual Incentive Compensation (AIP)	2,900,350	—	—	2,900,350	2,900,350	2,900,350
Long-Term Incentive Compensation1,:
Restricted Stock Units	2,583,684	2,583,684	—	4,703,959	4,703,959	4,703,959
Equity Incentive Plan Awards	409,287	409,287	—	409,287	409,287	409,287
Non-Equity Incentive Plan Awards	1,286,881	1,286,881	—	1,286,881	1,286,881	1,286,881
Benefits & Perquisites:
Retirement Plan2	566,635	566,635	566,635	566,635	727,057	299,636
Excess Retirement Plan2	1,968,962	1,968,962	1,968,962	1,968,962	2,473,488	1,041,185
DC SERP3	—	—	—	1,509,300	—	—
Miscellaneous Payments4	—	10,400	—	196,930	—	—
Cash Severance	—	1,075,000	—	9,675,000	—	—
Total	9,715,799	7,900,849	2,535,597	23,217,304	12,501,022	10,641,298

1.	As of December 31, 2011, all stock options held by Mr. Glass had an exercise price in excess of the December 30, 2011 closing price of our stock, or $19.42, and therefore, had no value on that date.
2.
Amounts shown for the Retirement and Excess Retirement Plans reflect the lump sum value of monthly benefits of $3,756 and $13,052, respectively, payable at age 65 as single life annuities.  The lump sum value was determined using the October 2011 segment rates and the

IRC 417(e)(3) Applicable Mortality Table for 2012.  Upon Disability, Mr. Glass receives a temporary annuity (payable until age 65) equal to a percentage of base pay at disability (30% plus 0.5% per year of service) from the Retirement and Excess Retirement Plans.  In addition, Mr. Glass receives a lump sum benefit at age 65 based on the benefit amounts described above (based on a fully phased-in December 2011 segments rates and the IRC 417(e)(3) Applicable Mortality Table for 2013).  Upon Death, Mr. Glass’s beneficiary receives 50% of the Retirement and Excess Plan benefits that would have been payable to Mr. Glass had he retired, unreduced for early commencement, payable at December 31, 2011 as a single life annuity.

3.
Values for the DC SERP do not reflect the year-end balance shown in the Nonqualified Deferred Compensation Table on page 51 of this proxy statement, as Mr. Glass is fully vested in this amount, which would be payable under each scenario. Upon Involuntary Termination after “Change of Control,” Mr. Glass receives an additional three years of DC SERP employer contributions under the DC SERP provisions (15.6% annual contributions) based on his rate of pay and target bonus percentage in effect at the date of termination.

4.
Amounts shown under Involuntary Not for Cause Termination reflect a cash stipend provided over the severance period.  Amounts shown under Involuntary Termination after Change-in-Control reflect amounts for outplacement, financial planning and tax preparation services under the LNC COC Plan.

Randal J. Freitag

The following table shows the potential payments upon termination or our change of control for Randal J. Freitag, our Executive Vice President and CFO.

	Trigger Events
Benefits and Payments	Voluntary Termination ($)	Involuntary Not for Cause Termination ($)	For Cause Termination ($)	Involuntary Termination After Change-in-Control ($)	Disability ($)	Death ($)
Annual Incentive Compensation (AIP)	—	—	—	696,683	696,683	696,683
Long-Term Incentive Compensation:
Stock Options	—	5,410	—	8,549	8,549	8,549
Restricted Stock Units	—	153,865	—	351,828	351,828	351,828
Equity Incentive Plan Awards	—	76,747	—	76,747	76,747	76,747
Non-Equity Incentive Plan Awards	94,969	94,969	—	94,969	94,969	94,969
Benefits & Perquisites:
Retirement Plan1	452,831	452,831	452,831	452,831	1,148,698	—
Excess Retirement Plan1	22,072	22,072	22,072	22,072	135,736	—
DC SERP2	—	—	—	322,591	18,931	18,931
Miscellaneous Payments3	—	10,400	—	96,740	—	—
Cash Severance	—	482,000	—	2,024,400	—	—
Total	569,872	1,298,294	474,903	4,147,410	2,532,141	1,247,707

1.
Amounts shown for the Retirement and Excess Retirement Plans reflect the lump sum value of monthly benefits of $3,002 and $146, respectively, payable at age 65 as single life annuities.  The lump sum value was determined using the October 2011 segment rates and the IRC 417(e)(3) Applicable Mortality Table for 2012.  Upon Disability, Mr. Freitag receives a temporary annuity (payable until age 65) equal to a percentage of base pay at disability (30% plus 0.5% per year of service) from the Retirement and Excess Retirement Plans.  In addition, Mr. Freitag receives a lump sum benefit at age 65 based on the benefit amounts described above (based on a fully phased-in December 2011 segments rates and the IRC 417(e)(3) Applicable Mortality Table for 2013).

2.
Values for the DC SERP do not reflect the year-end balance shown in the Nonqualified Deferred Compensation Table on page 51 of this proxy statement, as Mr. Freitag is fully vested in this amount, which would be payable under each scenario.  The Special Executive Credit earned during 2011 of $18,931 is payable only under some termination scenarios.  The Special Executive Credit earned during 2011 is not payable if Mr. Freitag voluntarily terminated or was involuntarily terminated for cause as of December 31, 2011.  Mr. Freitag receives an additional two years of DC SERP employer contributions under the DC SERP provisions (15% annual contributions) based on his rate of pay and target bonus percentage in effect at the date of termination.

3.
Amounts shown under Involuntary Not for Cause Termination reflect a cash stipend provided over the severance period.  Amounts shown under Involuntary Termination after Change-in-Control reflect amounts for outplacement, financial planning and tax preparation services under the LNC COC Plan.

Robert W. Dineen

The following table shows the potential payments upon termination or our change of control for Robert W. Dineen, the President of Lincoln Financial Network.

	Trigger Events
Benefits and Payments	Voluntary Termination/ Early Retirement ($)	Involuntary Not for Cause Termination ($)	For Cause Termination ($)	Involuntary Termination After Change-in-Control ($)	Disability ($)	Death ($)
Annual Incentive Compensation (AIP)	1,447,133	—	—	1,447,133	1,447,133	1,447,133
Long-Term Incentive Compensation:
Stock Options	47,448	47,448	—	47,448	47,448	47,448
Restricted Stock Units	996,887	996,887	—	1,563,601	1,563,601	1,563,601
Equity Incentive Plan Awards	70,202	70,202	—	70,202	70,202	70,202
Non-Equity Incentive Plan Awards	356,723	356,723	—	356,723	356,723	356,723
Benefits & Perquisites:
Retirement Plan1	90,821	90,821	90,821	90,821	90,821	90,821
Excess Retirement Plan1	472,236	472,236	472,236	472,236	472,236	472,236
DC SERP2	—	56,393	—	531,830	56,393	56,393
Miscellaneous Payments3	—	10,400	—	74,718	—	—
Cash Severance	—	439,000	—	3,169,580	—	—
Total3	3,481,450	2,540,110	563,057	7,824,291	4,104,556	4,104,556

1.
Amounts shown for the Retirement and Excess Retirement Plans reflect the “cash balance” account values at December 31, 2011.  Upon Death, Mr. Dineen’s beneficiary receives a single sum distribution equal to the December 31, 2011 cash balance in the account under the Retirement and Excess Retirement Plans.

2.
Values for the DC SERP do not reflect the year-end balance shown in the Nonqualified Deferred Compensation Table on page 51 of this proxy statement, as Mr. Dineen is fully vested in this amount, which would be payable under each scenario.  The Special Executive Credit earned during 2011 of $56,393 is payable only under some termination scenarios.  The Special Executive Credit earned during 2011 is not payable if Mr. Dineen voluntarily terminated or was involuntarily terminated for cause as of December 31, 2011.  Upon Involuntary Termination after “Change of Control,” Mr. Dineen receives an additional two years of DC SERP employer contributions under the DC SERP provisions (15% annual contributions) based on his rate of pay and target bonus percentage in effect at the date of termination.

3.
Amounts shown under Involuntary Not for Cause Termination reflect a cash stipend provided over the severance period.  Amounts shown under Involuntary Termination after Change-in-Control reflect amounts for outplacement, financial planning and tax preparation services under the LNC COC Plan.

Wilford H. Fuller

The following table shows the potential payments upon termination or our change of control for Wilford H. Fuller, President of Lincoln Financial Distributors.

	Trigger Events
Benefits and Payments	Voluntary Termination ($)	Involuntary Not for Cause Termination ($)	For Cause Termination ($)	Involuntary Termination After Change-in-Control ($)	Disability ($)	Death ($)
Annual Incentive Compensation (AIP)	—	—	—	1,197,900	1,197,900	1,197,900
Long-Term Incentive Compensation:
Stock Options	—	25,999	—	41,080	41,080	41,080
Restricted Stock Units	—	1,691,838	—	2,207,016	2,207,016	2,207,016
Equity Incentive Plan Awards	—	68,535	—	68,535	68,535	68,535
Non-Equity Incentive Plan Awards	380,542	380,542	—	380,542	380,542	380,542
Benefits & Perquisites:
DC SERP1	298,003	298,003	298,003	847,463	385,463	385,463
Miscellaneous Payments2	—	10,400	—	102,015	—	—
Cash Severance	—	440,000	—	3,080,000	—	—
Total	678,545	2,915,316	298,003	7,924,551	4,280,536	4,280,536

1.
Values for the DC SERP reflect the entire vested account balance (employee plus employer balances), including the Special Lincoln Credit made in 2011 of $95,000 and the Special Executive Credits earned during 2011 of $51,607 under some termination scenarios.  The Special Executive Credits earned during 2011 are not payable if Mr. Fuller voluntarily terminated or was involuntarily terminated for cause as of

December 31, 2011.  Upon Involuntary Termination after “Change of Control,” Mr. Fuller receives an additional two years of DC SERP employer contributions under the DC SERP provisions (15% annual contributions) based on his rate of pay and target bonus percentage in effect at the date of termination.

2.
Amounts shown under Involuntary Not for Cause Termination reflect a cash stipend provided over the severance period.  Amounts shown under Involuntary Termination after Change-in-Control reflect amounts for outplacement, financial planning, and tax preparation services under the LNC COC Plan.

Mark E. Konen

The following table shows the potential payments upon termination or our change of control for Mark E. Konen, President of Insurance Solutions and Annuities.

	Trigger Events
Benefits and Payments	Voluntary Termination ($)	Involuntary Not for Cause Termination ($)	For Cause Termination ($)	Involuntary Termination After Change-in-Control ($)	Disability ($)	Death ($)
Annual Incentive Compensation (AIP)	—	—	—	1,051,274	1,051,274	1,051,274
Long-Term Incentive Compensation:
Stock Options	—	37,975	—	60,003	60,003	60,003
Restricted Stock Units	—	1,261,494	—	2,019,041	2,019,041	2,019,041
Equity Incentive Plan Awards	—	102,867	—	102,867	102,867	102,867
Non-Equity Incentive Awards	451,122	451,122	—	451,122	451,122	451,122
Benefits & Perquisites:
Retirement Plan1	509,823	509,823	509,823	509,823	1,074,358	315,156
Excess Retirement Plan1	455,303	455,303	455,303	455,303	1,030,744	281,453
DC SERP2	—	14,954	—	454,154	14,954	14,954
Miscellaneous Payments3	—	10,400	—	123,085	—	—
Cash Severance	—	610,000	—	2,928,000	—	—
Total	1,416,248	3,453,938	965,126	8,154,672	5,804,363	4,295,870

1.
Amounts shown for the Retirement and Excess Retirement Plans reflect the lump sum value of monthly benefits of $3,380 and $3,018, respectively, payable at age 65 as single life annuities.  The lump sum value was determined using the October 2011 segment and the IRC 417(e)(3) Applicable Mortality Table for 2012.  Upon Disability, Mr. Konen receives a temporary annuity (payable until age 65) equal to a percentage of base pay at disability (30% plus 0.5% per year of service) from the Retirement and Excess Retirement Plans.  In addition, Mr. Konen receives a lump sum benefit at age 65 based on the benefit amounts described above (based on a fully phased-in December 2011 segment rates and the IRC 417(e)(3) Applicable Mortality Table for 2013).  Upon Death, Mr. Konen’s beneficiary receives 50% of the Retirement and Excess Plan benefits that would have been payable to Mr. Konen had he retired, unreduced for early commencement, payable at December 31, 2011 as a single life annuity.

2.
Values for the DC SERP do not reflect the year-end balance shown in the Nonqualified Deferred Compensation Table on page 51 of this proxy statement, as Mr. Konen is fully vested in this amount, which would be payable under each scenario.  The Special Executive Credit earned during 2011 of $14,954 is payable only under some termination scenarios.  The Special Executive Credit earned during 2011 is not payable if Mr. Konen voluntarily terminated or was involuntarily terminated for cause as of December 31, 2011.  Upon Involuntary Termination after “Change of Control,” Mr. Konen receives an additional two years of DC SERP employer contributions under the DC SERP provisions (15% annual contributions) based on his rate of pay and target bonus percentage in effect at the date of termination.

3.
Amounts shown under Involuntary Not for Cause Termination reflect a cash stipend provided over the severance period.  Amounts shown under Involuntary Termination after Change-in-Control reflect amounts for outplacement, financial planning, and tax preparation services under the LNC COC Plan.

ITEM 3 – ADVISORY PROPOSAL ON EXECUTIVE COMPENSATION

As required by Section 14A of the Securities Exchange Act, shareholders may vote to approve, on an advisory basis, the compensation of our named executive officers as disclosed in this proxy statement.  As discussed in detail in the Compensation Discussion and Analysis section of this proxy statement, our compensation principles and underlying programs are designed to attract, motivate and retain key executives who are crucial to our long-term success.  The compensation paid to our named executive officers reflects our commitment to pay for performance by making a significant portion of their compensation dependent on: (1) the achievement of specific annual and long-term strategic and corporate goals; and (2) the realization of increased shareholder value.  For our CEO, over 85% of targeted direct pay is in the form of at-risk, performance-based compensation – consisting of long-term equity awards and the annual incentive award.  Our compensation programs have a demonstrated history of annual and long-term incentive payouts that have varied with performance.

In addition, we recognize that strong governance principles are essential to an effective executive compensation program. These governance principles and our executive compensation philosophy are established by an independent Compensation Committee that is advised by an independent consultant.  The Compensation Committee regularly reviews the compensation programs for our executive officers to ensure they continue to support our objectives of aligning our executive compensation structure with our shareholders’ interests and current market practices.  During 2011, the Compensation Committee made the following significant changes to our compensation programs:

•
Compensation Tied to Enterprise Performance and Shareholder Return.  We link executive compensation to the performance of the company as a whole.  For 2011, we substantially increased the percentage of total targeted compensation that is incentive-based and at risk by changing the ratio of fixed and variable compensation.

•	Elimination of Section 280G Excise Tax Gross-ups. During 2011, we eliminated the excise tax gross-up provision in the LNC COC Plan.
•	Change to Double Trigger Change of Control Equity Vesting. During 2011, we implemented a double trigger vesting requirement in our 2011 equity grants upon a change of control.
•
Pay for Performance.  We established the 2011 Annual Incentive Program with balanced performance measures and goals that tie executive compensation to key enterprise performance metrics, and changed the mix of long-term equity grants in our 2011-2013 Long-Term Incentive Program to include performance shares with a three-year cycle and tied to key measures of performance: return on equity and relative total shareholder return.

•
Equity Compensation Subject to Share Ownership Requirements.  During 2011, we strengthened the stock ownership guidelines that apply to our executives, to further align their interests with the long-term interests of our shareholders.

Our compensation policies and procedures are described in detail on pages 23 to 57 of this proxy statement.

The advisory vote on this proposal is non-binding, meaning that our Board will not be obligated to take any compensation actions, or to adjust our executive compensation programs or policies, as a result of the vote.  However, our Board and the Compensation Committee will review the voting results and take appropriate action with regard to future executive compensation decisions as needed.  Notwithstanding the advisory nature of the vote, the resolution will be approved if the votes cast for the proposal exceed those cast against the proposal.  Abstentions and broker non-votes will not count as votes cast either for or against the proposal.

The Board unanimously recommends that shareholders support this proposal and vote FOR the following resolution:

“Resolved, that the shareholders approve the compensation of executives of the Company, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the compensation tables regarding named executive officer compensation, together with the accompanying narrative disclosure, in this proxy statement.”

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

William H. Cunningham, Eric G. Johnson, Michael F. Mee and Patrick S. Pittard served on the Compensation Committee during 2011.  No member of the Compensation Committee had an “interlock” reportable under Item 407(e)(4) of Regulation S-K under the Exchange Act, and no member was an employee, officer or former officer of us or our subsidiaries.

RELATED PARTY TRANSACTIONS

The Corporate Governance Committee of our Board of Directors adopted a written policy for the review, approval or ratification of transactions with related parties.  The policy applies to any transaction or proposed transaction that we determine would be required to be publicly disclosed as a transaction or proposed transaction with a “related person” pursuant to Item 404(a) of Regulation S-K of the Exchange Act, and requires that the Corporate Governance Committee (or the full Board) pre-approve or ratify such transactions.  In approving or ratifying any transaction or proposed transaction, the Committee must determine that the transaction is fair and reasonable to us and otherwise complies with our policy on conflicts of interest.  The Corporate Governance Committee is not required by this policy to obtain a fairness opinion or other third party support regarding the fairness of the transaction, but may determine to do so in its discretion.  If a transaction is subject to ratification by the Corporate Governance Committee and the Committee does not ratify the transaction, we and/or the related person must make all reasonable efforts to terminate or unwind the transaction.

The policy does not apply to transactions involving insurance, annuities, mutual funds or other products, or financial services provided by us, our subsidiaries or affiliated planners, all on terms and conditions substantially similar to those available to similarly situated third parties in arm’s-length transactions.  This also applies to such products and services provided to an entity of which a related person is an executive officer or employee or vice versa, provided that, the related person receives the same benefits generally available to other employees of such entity of an equivalent title.

GENERAL

Shareholder Proposals

To Be Included in Our Proxy Materials

Any shareholder proposals intended to be considered for inclusion in the proxy materials for our 2013 Annual Meeting of Shareholders must be submitted in accordance with SEC Rule 14a-8, and received by us no later than December 14, 2012.  All such proposals should be sent to our Corporate Secretary.

To Be Presented In Person at Shareholder Meetings

Shareholders wishing to propose matters for consideration at a meeting of shareholders or to propose nominees for election as directors must follow the procedures contained in our Bylaws.  Such procedures include giving notice to the Corporate Secretary at least 90 and not more than 120 days prior to the first anniversary date of the annual meeting for the preceding year.  However, if and only if the annual meeting is not scheduled to be held within a period that commences thirty (30) days before such anniversary date and ends thirty (30) days after such anniversary date (an annual meeting date outside such period being referred to herein as an “Other Annual Meeting Date”), such shareholder notice shall be given by the close of business on the later of (i) the date 90 days prior to such Other Annual Meeting Date or (ii) the tenth day following the date such Other Annual Meeting Date is first publicly announced or disclosed.  Based on the Annual Meeting Date of May 24, 2012, to be considered timely received for the 2013 Annual Meeting of Shareholders such notice must be received on or after January 24, 2013 and on or before February 23, 2013.  In the case of business to be brought before the meeting, the notice must include:

•	the name and address of the proposing shareholder (as it appears in our stock records) and any associated person, (as defined in Exhibit 6);
•	a brief description of the business desired to be brought before the meeting;
•	the class and number of our shares (and related derivative instruments) that are beneficially owned by the proposing shareholder and any shareholder associated person;
•
a description of any transaction, agreement or understanding that has been entered into by the proposing shareholder and any shareholder associated person with the intent or effect of mitigating loss to, or managing risk or benefit of share price changes for, such person or increasing or decreasing the voting power or pecuniary or economic interest of such persons with respect to our shares; and

•	a description of any interest of such proposing shareholder, and any shareholder associated person, in the business proposed.

There are additional requirements, which may be applicable.  The applicable Bylaw requirements are set forth in Exhibit 6, and the summary information included in the “Shareholder Proposals” discussion should be read in conjunction with those provisions of our Bylaws.

In the case of a shareholder-proposed nominee for director, the required notice must contain as to each such nominee:

•	the name, age, business address and residence address of such person;
•	the principal occupation or employment of such person;
•	the class and number of our shares (and related derivative instruments) which are beneficially owned by such person;
•
a description of any transaction, agreement or understanding that has been entered into by such person with the intent or effect of mitigating loss to, or managing risk or benefit of share price changes for, such person or increasing or decreasing the voting power or pecuniary or economic interest of such person with respect to our shares;

•
any other information relating to such person that is required to be disclosed in solicitation of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act (including without limitation such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected); and

•	the qualifications of the nominee to serve as one of our directors.

In the case of a shareholder-proposed nominee for director, the required notice must also contain as to the proposing shareholder:

•	the name and address of the proposing shareholder (as it appears in our stock records) and any associated person, as defined in Exhibit 6;
•	the class and number of our shares (and related derivative instruments) that are beneficially owned by the proposing shareholder and any shareholder associated person;
•
a description of any transaction, agreement or understanding that has been entered into by the proposing shareholder and any shareholder associated person with the intent or effect of mitigating loss to, or managing risk or benefit of share price changes for, such person or increasing or decreasing the voting power or pecuniary or economic interest of such person with respect to our shares; and

•	to the extent known by the proposing shareholder, the name and address of any other shareholder supporting the nominee for election or reelection as director.

The applicable Bylaw requirements regarding shareholder proposed nominees are set forth in Exhibit 1.

In the event any such matter is brought before the meeting in accordance with our Bylaws, the individuals identified on the proxy card may, if the matter will be voted on, vote the shares represented by proxies in their discretion in the manner they believe to be in our best interests.  However, the person presiding at a meeting of shareholders (the chairman) is authorized by the Bylaws, if the facts warrant, to determine that the proposed business was not properly brought before the meeting, or was not lawful or appropriate for consideration at the meeting or that a nomination for director was not properly made.  Upon a declaration of such determination by the chairman, the proposed business shall not be transacted or the defective nomination shall be disregarded, as the case may be.

2011 Shareholder Proposals

No shareholder proposals are included in this proxy statement.  To the extent possible, your proxy will be voted in the discretion of the proxy holders with respect to each matter properly brought before the meeting that has not been enumerated in this proxy statement or for which no specific direction was given on the proxy card.

Incorporation by Reference

To the extent that this proxy statement has been or will be specifically incorporated by reference into any of our other filings under the Securities Act of 1933 or the Securities Exchange Act of 1934, the sections of this proxy statement entitled “Audit Committee Report” and “Compensation Committee Report” shall not be deemed to be so incorporated, unless specifically provided otherwise in such filing.

Annual Report

A printed copy of the Annual Report on Form 10-K will be provided on written request and without charge to any shareholder requesting it in writing addressed to Corporate Secretary, Lincoln National Corporation, 150 N. Radnor Chester Road, Radnor, PA  19087.  In addition, you can access that report and other reports on the SEC’s website at www.sec.gov and on our website at www.lincolnfinancial.com.

Other Matters

The Board of Directors is not aware of any matters other than those set forth in this proxy statement that will be presented for action at the Annual Meeting. However, if any other matter should properly come before the meeting, the persons authorized by the accompanying proxy will vote and act with respect thereto in what, according to their judgment, is in the interests of the Company and its shareholders.

A list of shareholders entitled to vote at the Annual Meeting will be available for examination by shareholders at the Annual Meeting.

For the Board of Directors,

Charles A. Brawley, III
Senior Vice President,
Associate General Counsel & Secretary
April 13, 2012

Exhibit 1

Section 11.  Notice of Shareholder Nominees.  (A) Nominations of persons for election to the board of directors of the corporation may be made at any annual meeting of shareholders by or at the direction of the board of directors or by any shareholder of the corporation entitled to vote for the election of directors at the meeting. Such shareholder nominations shall be made pursuant to timely notice given in writing to the secretary of the corporation. To be timely, a shareholder’s notice must be delivered to or mailed and received at the principal office of the corporation, not less than ninety days nor more than one hundred twenty days prior to the first anniversary date of the annual meeting for the preceding year; provided, however, if and only if the annual meeting is scheduled to be held on an Other Annual Meeting Date, such shareholder notice shall be given in the manner provided herein by the close of business on the later of (i) the date ninety days prior to such Other Annual Meeting Date or (ii) the tenth day following the earlier of the date the corporation shall have mailed the notice of such meeting to shareholders or the date such Other Annual Meeting Date is first publicly announced. In the event the board of directors calls a special meeting of shareholders for the purpose of electing one or more directors to the board of directors, any shareholder may nominate a person or persons (as the case may be) for election to such position(s) as specified in the notice of meeting, provided that the shareholder’s notice of such nomination contains the information specified in this Section 11 and is delivered to the secretary of the corporation not later than the close of business on the tenth day following the earlier of the date the corporation shall have mailed the notice of such meeting to shareholders or the date on which the date of such special meeting and either the names of the nominees proposed by the board of directors to be elected at such meeting or the number of directors to be elected are first publicly announced. In no event shall any adjournment or postponement of an annual or special meeting or the announcement or notice thereof by the corporation commence a new time period (or extend any time period) for the giving of a shareholder’s notice as provided in this Section 11. Such shareholder’s notice shall set forth as to each person whom the shareholder proposes to nominate for election or re-election as a director, (a) the name, age, business address and residence address of such person, (b) the principal occupation or employment of such person, (c) as of the date of the shareholder’s notice, the class and number of shares of the corporation which are beneficially owned or held of record by such person and whether and the extent to which any derivative instrument, swap, option, warrant, short interest, hedge or profit interest has been entered into by or on behalf of such person with respect to shares of the corporation, (d) as of the date of the shareholder’s notice, whether and the extent to which any other transaction, agreement, arrangement or understanding (including any short position or any borrowing or lending of shares of the corporation) has been made by or on behalf of such person, the effect or intent of which is to mitigate loss to, or to manage risk or benefit of share price changes for, such person or to increase or decrease the voting power or pecuniary or economic interest of such person with respect to shares of the corporation and (e) any other information relating to such person that is required to be disclosed in solicitation of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act (including, without limitation, such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected). In addition, such shareholder’s notice shall set forth as to the shareholder giving notice (a) the name and address, as they appear on the corporation’s stock records, of the shareholder proposing such nomination(s) and any Shareholder Associated Person, (b) as of the date of the shareholder’s notice, the class and number of shares of the corporation which are beneficially owned or held of record by the shareholder and any Shareholder Associated Person and whether and the extent to which any derivative instrument, swap, option, warrant, short interest, hedge or profit interest has been entered into by or on behalf of any such person(s) with respect to shares of the corporation, (c) as of the date of the shareholder’s notice, whether any other transaction, agreement, arrangement or understanding (including any short position or any borrowing or lending of shares of the corporation) has been made by or on behalf of the shareholder or any Shareholder Associated Person, the effect or intent of which is to mitigate loss to, or to manage risk or benefit of share price changes for, any such person(s) or to increase or decrease the voting power or pecuniary or economic interest of any such person(s) with respect to shares of the corporation and (d) to the extent known by the shareholder giving notice, the name and address of any other shareholder supporting the nominee for election or reelection as a director. No shareholder nomination shall be effective unless made in accordance with the procedures set forth in this Section 11. The person presiding at the meeting shall, if the facts warrant, determine and declare to the meeting that a shareholder nomination was not made in accordance with the bylaws, and if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded.

(B) A shareholder providing notice of any nomination proposed to be made at a meeting shall further update and supplement such notice, if necessary, so that the information provided or required to be provided in such notice pursuant to this Section 11 shall be true and correct as of the record date for the meeting and such update and supplement shall be delivered to, or mailed and received by, the secretary of the corporation not later than five (5) business days after the record date for the meeting.

(C) At the request of the board of directors, any person nominated by the board of directors for election as a director shall furnish to the secretary of the corporation that information required to be set forth in a shareholder’s notice of nomination which pertains to the nominee.

(D) If information submitted pursuant to this Section 11 by any shareholder or nominee shall be inaccurate to any material extent as determined by the board of directors, any committee thereof or any officer authorized by the board of directors or any such committee to make such determination, such information may be deemed not to have been provided in accordance with this Section 11 in which case such shareholder shall be deemed not to have complied with the notice provisions of this Section 11. Upon written request by the secretary of the corporation, the board of directors or any committee thereof, the shareholder proposing a nominee at a meeting of shareholders or the nominee, if applicable, shall provide, within ten days of delivery of such request (or such other period as may be specified in such request), written verification, satisfactory in the discretion of the board of directors, any committee thereof or any officer authorized by the board of directors or any such committee, to demonstrate the accuracy of any information submitted by such person pursuant to this Section 11. If a shareholder or a nominee, if applicable, fails to provide such written verification within such period, the information as to which written verification was requested may be deemed not to have been provided in accordance with this Section 11 in which case such shareholder shall be deemed not to have complied with the notice provisions of this Section 11.

(E) In addition to the requirements of this Section 11 with respect to any nomination proposed to be made at a meeting, a shareholder shall also comply with all applicable requirements of state law and the Exchange Act with respect to any such nominations.

Exhibit 2

Policy Regarding Approval of Services of Independent Auditor

Statement of Principles

Under the Sarbanes-Oxley Act of 2002 (the “Act”), the Audit Committee of the Board of Directors is responsible for the appointment, compensation and oversight of the work of the independent auditor. As part of this responsibility, the Audit Committee is required to approve in advance all services performed by the independent auditor in order to assure that they do not impair the auditor’s independence from the Corporation. To implement these provisions of the Act, the Securities and Exchange Commission (the “SEC”) has issued rules governing the audit committee’s engagement of the independent auditor, as well as rules setting forth the types of services that an independent auditor may not provide to its audit client.

The SEC’s rules provide two methods for approving in advance (referred to as “pre-approving”) the proposed services of the independent auditor.  Services may be pre-approved as part of a specific engagement approved by the Audit Committee, or may be pre-approved if they have been generally authorized by the Audit Committee pursuant to a policy complying with SEC rules.  Accordingly, and intending to comply with SEC rules, the Audit Committee has adopted this policy regarding the pre-approval of services of the independent auditor.

In pre-approving services, the Audit Committee will consider whether the provision of any service might impair the independence of the independent auditor.  As part of that analysis, the Audit Committee shall consider whether the provision of the service, alone or in combination with other such services, would violate any of three basic principles recognized by the SEC: (i) the auditor cannot audit his or her own work, (ii) the auditor cannot function as a part of management, and (iii) the auditor cannot serve in an advocacy role for the client.

II. Specific Pre-approval

The annual audit services engagement terms and fees and any amendments thereto will be subject to the specific pre-approval of the Audit Committee. Audit services include the annual financial statement audit (including required quarterly reviews), subsidiary audits, equity investment audits and other procedures required to be performed by the independent auditor to be able to form an opinion on the Company’s consolidated financial statements.1 These other procedures include information systems and procedural reviews and testing performed in order to understand and place reliance on the systems of internal control. Audit services also include the attestation engagement for the independent auditor’s report on management’s report on internal controls for financial reporting.

In addition, any services that are not the subject of a general pre-approval under this policy shall require the Audit Committee’s specific pre-approval.

III. General Pre-approval

The Audit Committee shall periodically and not less than annually pre-approve the performance by the independent auditor of such audit, audit-related, tax and other services as it deems appropriate from time to time.  Such pre-approval will require that the Audit Committee first receive and evaluate detailed back-up documentation regarding each service being pre-approved.  Also, the Audit Committee will specify a maximum fee for each service being pre-approved, beyond which further approval of the Audit Committee will be required.

In between meetings of the Audit Committee, the Chair of the Audit Committee may pre-approve the performance by the independent auditor of such audit, audit-related, tax and other services as the Chair deems appropriate from time to time.  During the period between meetings (“interim period”), the pre-approval authority of the Chair shall be limited to pre-approving fees for such services not to exceed (i) $25,000 per interim period with no right to carryover any pre-approval authority remaining in an interim period to a subsequent interim period, and (ii) $100,000 for any calendar year.  Also, the Chair will specify a maximum fee for each service being pre-approved, beyond which further approval of the Chair (subject to the pre-approval fee limit) or the Audit Committee will be required.  The Chair must disclose to the Audit Committee any pre-approvals made pursuant to this delegation of authority at the meeting of the Audit Committee next following such pre-approval.

1 The use of the term “audit services” herein is not intended to correspond to the grouping of services associated with the disclosure of “audit fees” in the proxy statement.

The period of time covered by any pre-approval shall be as specified in the terms of the pre-approval.  However, it is anticipated that the Audit Committee will consider pre-approvals concurrently with its consideration of the annual audit services engagement, and that the term of each pre-approval will be twelve months.

IV. Excluded Services

The Audit Committee will not approve the provision of any non-audit services by the independent auditor which are prohibited by the SEC.  A list of the SEC’s prohibited non-audit services is included at Appendix A.  The SEC’s rules and relevant guidance should be consulted to determine the precise definitions of these services and the applicability of exceptions to certain of the prohibitions.

The Audit Committee will not permit the retention of the independent auditor in connection with a transaction initially recommended by the independent auditor the primary business purpose of which may be tax avoidance and the tax treatment of which may not be supported in the Internal Revenue Code and related regulations.

V. Procedures

Proposed services of the independent auditor that are not the subject of a specific pre-approval pursuant to Section II above will be evaluated by the General Auditor.  The General Auditor will determine whether such services are included within the list of services that have received the general pre-approval of the Audit Committee and whether the fees for such services are within approved fee levels.  If these conditions are satisfied, then the provision of services can commence and the General Auditor shall inform the Audit Committee at its next meeting of the services provided.  Proposed services that do not satisfy these conditions require specific pre-approval by the Audit Committee and may be submitted to the Audit Committee by either the independent auditor or the General Auditor.  The General Auditor will immediately report to the Audit Committee any breach of this policy that comes to his attention.

APPENDIX A

SEC PROHIBITED SERVICES

•	Bookkeeping or other services related to the accounting records or financial statements of the audit client2

•	Financial information systems design and implementation2

•	Appraisal or valuation services, fairness opinions, or contribution-in-kind reports2

•	Actuarial services2

•	Internal audit outsourcing services2

•	Management functions

•	Human Resources

•	Broker-dealer, investment adviser, or investment banking services

•	Legal services

•	Expert services unrelated to the audit

2 Unless it is reasonable to conclude that the results of these services will not be subject to audit procedures during an audit of the audit client’s financial statements.
.

                                                                                                                                Exhibit 3

Computation Details for Supplemental Tables in the Compensation, Discussion and Analysis

For the CEO Historical Direct Compensation Table:

LNC Annual Target – represents the annual targeted total direct compensation (“Target TDC”) set by the Committee for the executive for the year corresponding to the year on the horizontal axis of the chart.

Target TDC includes:
1.  Base Salary – as disclosed in the Summary Compensation Table for the applicable year.
2.  AIP target – the target value as disclosed in the Grants of Plan Based Awards table for the applicable year.
3.  Salary Shares – as disclosed in the Grants of Plan Based Awards table for the applicable year.  Salary Shares were granted in 2009 and 2010 when the Company was subject to certain compensation restrictions imposed on CPP participants.
4.  RSU grant date fair value – as disclosed in the Grants of Plan Based Awards table for the applicable year.
5.  Stock Options grant date fair value – as disclosed in the Grants of Plan Based Awards table for the applicable year.
6.  Performance Shares target grant date value – reflects the target dollar value on the date of grant.  This amount may be a different value than what was disclosed in the Summary Compensation table because the SEC requires disclosure of the likely outcome of the performance plan as projected on the date of grant in the Summary Compensation table.  The amount does match the target amount shown in the Grants of Plan Based Awards table for the applicable year.
7. LTI Performance Cash – this amount differs (lower) from amount disclosed in the Grants of Plan Based Awards table which reflects the portion of the original target award that was forfeited due to CPP restrictions on bonus accruals during the period that we were subject to the CPP compensation restrictions.

Value Realized – represents the actual value of base salary, discretionary bonuses, annual incentive program payments and long-term incentive program payments earned and paid; these payments are reflected in the year in which they were earned for annual compensation and in the year they were granted for long-term incentive compensation.  The “value realized” also includes the fair market value of restricted stock units and the in-the-money value of stock options that were granted in the year corresponding to the year on the horizontal axis of the chart as valued at December 31, 2011.  The fair market value of the restricted stock units was calculated using the closing price of our stock on December 30, 2011.  The value of the in-the-money stock options was calculated using the spread between the closing price of our stock on December 30, 2011 and the stock option exercise price.

Value Realized Includes:
1.  Base Salary – as disclosed in the Summary Compensation Table for the applicable year.
2.  AIP Paid – as disclosed in the Summary Compensation Table for the applicable year.
3.  Salary Shares – as disclosed in the Grants of Plan Based Awards table for the applicable year.  Salary Shares were granted in 2009 and 2010 when the Company was subject to certain compensation restrictions imposed on CPP participants.  The values was calculated using the net shares granted multiplied by the closing stock price of our stock on December 30, 2011.
4.  RSUs – number of shares as disclosed in the Grants of Plan Based Awards for the applicable year multiplied by the closing stock price of our stock on December 30, 2011 (less any shares withheld to cover FICA tax liabilities imposed on grants with provisions for accelerated pro-rata vesting upon retirement as a result of the IRS requirements).
5.  Stock Options – number of stock options as disclosed in the Grants of Plan Based Awards for the applicable year.  The value was calculated using the in-the-money value of stock options using the closing stock price of our stock on December 30, 2011.  The result was $0 as all outstanding CEO stock options were under-water as of December 30, 2011.
6.  Performance Shares for open performance periods – number of shares as disclosed in the Grants of Plan Based Awards table for the applicable year multiplied by the closing stock price of our stock on December 30, 2011.
7.  Performance Shares for completed performance periods – number of shares as disclosed in the Option Exercises and Stock Vested for the year in which the performance period was completed.  For example, the 2007-2009 performance cycle completed in 2009 resulted in a final award equal to 0% of target, and the 2008-2010 performance cycle completed in 2010 resulted in a final award equal to 0% of target.
8.  LTI Performance Cash Paid – as disclosed in the Summary Compensation Table for the applicable year.

For the CEO – Outstanding Equity Awards Accumulated Target Grant Date Values vs. Current Value Table:

Outstanding Equity Award Value – Accumulated Target Grant Date Value – represents the cumulative original grant date fair value total for all equity awards which were outstanding (i.e., unvested stock and performance units and unexercised stock options at the end of the fiscal year corresponding to the year on the horizontal axis of the chart).

Accumulated Target Grant Date Value Includes:
1.  Outstanding RSUs by year – corresponds to the number of shares disclosed in the Outstanding Equity Awards at Fiscal Year-End for the fiscal year corresponding to the year on the chart multiplied by the grant date fair value per share as derived from the Grants of Plan Based Awards table in the year the RSU award was granted.
2.  Outstanding Stock Options – corresponds to the number of options disclosed in the Outstanding Equity Awards at Fiscal Year-End for the fiscal year corresponding to the year on the chart multiplied by the fair value per option derived from the Grants of Plan Based Awards table in the year the Stock Option was granted.  For stock options granted prior to the revised proxy disclosure rules, the number of outstanding stock options was multiplied by the weighted average option value disclosed in the 10-K for the fiscal year in which the stock option award was granted.
3.  Outstanding Performance Shares – corresponds to the cumulative number of shares disclosed in the Grants of Plan Based Awards table for performance shares which were outstanding at the end of a given year.  This number would vary from the number disclosed in the Outstanding Equity Awards at Fiscal Year-End if we disclosed a number representing a projected payment other than target.  The details on the level of performance reflected in amounts disclosed in the Outstanding Equity Awards at Fiscal Year-End Table for the applicable year corresponding to the year on the horizontal axis on the chart would be included in the footnotes to the applicable table for that year.  The number of shares were multiplied by the average of the high and low stock prices of our stock on the trading day prior to the grant date; this value could vary from the grant date fair value disclosed in the Grants of Plan Based Awards when the accounting rules require the inclusion of projected future market performance to be factored into the grant date fair value calculation.

Outstanding Equity Award Value – Year-End Current Value – represents the cumulative current market value total for all equity awards which were outstanding at the end of the fiscal year corresponding to the year on the horizontal axis of the chart.  Current market value was calculated using the year~~-~~end stock price of the respective fiscal year, and for stock options, current market value represents the in-the-money value of outstanding stock options at the end of the respective fiscal year.
Year End Value Includes:
1.  Outstanding RSUs by year – corresponds to the number of shares disclosed in the Outstanding Equity Awards at Fiscal Year-End for the fiscal year corresponding to the year on the chart multiplied by the closing stock price of our stock for the respective fiscal year on the chart.
2.  Outstanding Stock Options – corresponds to the number of options disclosed in the Outstanding Equity Awards at Fiscal Year-End for the fiscal year corresponding to the year on the chart with the in-the-money value calculated using the closing stock price of our stock for the respective fiscal year on the chart.
3.  Outstanding Performance Shares – corresponds to the cumulative number of shares disclosed in the Grants of Plan Based Awards table for performance shares which were outstanding at the end of a given year.  This number would vary from the number disclosed in the Outstanding Equity Awards at Fiscal Year-End if we disclosed a number representing a projected payment other than target.  The details on the level of performance reflected in amounts disclosed in the Outstanding Equity Awards at Fiscal Year-End Table for the applicable year corresponding to the year on the horizontal axis on the chart would be included in the footnotes to the applicable table for that year.  The number of shares was multiplied by the closing stock price of our stock for the respective fiscal year on the chart.

Exhibit 4

2010 McLagan Investment Product Sales and Marketing Survey
300 North Capital , LLC (formerly Provident Investment Counsel)	Aberdeen Asset Management, Inc.	Acadian Asset Management, LLC
AllianceBernstein L.P.	Allianz Global Investors	American Beacon Advisors
Ameriprise Financial Inc.	American Century Investments	Analytic Investments, LLC
Analytic Investments, LLC	Aquila Investment Management LLC	Artio Global Management LLC
Ashfield Capital Partner, LLC	AXA Investment Managers	AXA Rosenberg Investment Management Ltd.
Babson Capital Management LLC	Baring Asset Management, Inc.	BlackRock Financial Management, Inc.
William Blair & Company, LLC	BNP Paribas Asset Management Inc.	BNY Mellon Cash Investment Strategies
Boston Company Asset Management, LLC	Brandes Investment Partners, L.P.	Brandywine Global Investment Management, LLC
Bridgeway Capital Management, Inc.	Bridgewater Associates, Inc.	Brown Advisory
Calamos Investments	Capital Group Companies, Inc., The	Christian Brothers Investment Services, Inc.
Cohen & Steers, Inc.	Capital One Financial	Charles Schwab Investment Management, Inc.
Choate Investment Advisors	Cohen & Company	Conning Holdings Corp.
Copper Rock Capital Partners, LLC	Delaware Investments	Deutsche Asset Management
Diamond Hill Capital Management, Inc.	Dimensional Fund Advisors Inc.	Driehaus Capital Management LLC
DuPont Capital Management	Dwight Asset Management LLC	Eaton Vance Management
Epoch Investment Partners, Inc.	Federated Investors, Inc.	Fidelity Investments
Fischer, Francis Trees & Watts, Inc.	Fortis Investment Management USA, Inc.	Fred Alger Management, Inc.
FundQuest Incorporated	Goldman Sachs Asset Management	Hansberger Global Investors, Inc.
Heitman	Henderson Global Investors (North America) Inc.	Hermes Fund Managers (North America)
Institutional Capital LLC (ICAP)	INTECH Investment Management LLC	Investment Counselors of Maryland, LLC
Invesco Plc	Jacobs Levy Equity Management, Inc.	Janus Capital Group
Jennison Associates, LLC	JPMorgan Asset Management	Kayne Anderson Rudnick Investment Management, LLC
Kohlberg Kravis Roberts & Co.	Lazard Asset Management LLC	Legg Mason & Co., LLC
LM Captial Group, LLC	Logan Circle Partners LP	MacKay Shields LLC
Madison Square Investors	Man Group plc	Managers Investment Group LLC
Matthews International Capital Management LLC	Mellon Capital Management	Mercer Global Investments
MFS Investment Management	Morgan Stanley Investment Management	Munder Capital Management
Natixis Global Asset Management, L.P.	Neuberger Berman Group	NFJ Investment Group L.P.
Nikko Asset Management Americas, Inc.	Nomura Asset Management U.S.A. Inc.	Numeric Investors LLC
Nuveen Investments	Old Mutual Asset Management	Oppenheimer Funds, Inc.
Orbis Investment Management Limited	O’Shaughnessy Asset Management, LLC	Promark Global Advisors, Inc.
Permal Asset Management	PIMCO Advisors, L.P.	PineBridge Investments
Pioneer Investment Management, USA	Principal Global Investors	ProFund Advisors LLC/ProShare Advisors LLC
Putnam Investments	Pyramis Global Advisors	Pzena Investment Management, LLC
RBC Global Asset Management (U.S.) Inc.	RCM Capital Management LLC	Reich & Tang Asset Management
Research Affiliates, LLC	RiverSource Investment Advisors, LLC	RS Investment Management Co. LLC
Russell Investments	Rydex Investments	Sanders Morris Harris Group (Edelman Financial)
Sands Capital Management, LLC	Santa Barbara Asset Management, LLC	Schroder Investment Management N.A. Inc.
SCM Advisors LLC	Societe General Asset Management	Standish Mellon Asset Management Company LLC
State Street Global Advisors	Symphony Asset Management LLC	T. Rowe Price Associates, Inc.
Thompson, Siegel & Walmsley, LLC	Tradewinds Global Investors, LLC	Trilogy Global Advisors, LLC
Trust Company of the West	UBS Global Asset Management	Urdang Capital Management
Vanguard Group, Inc., The	Vaughan Nelson Investment Management, L.P.	Virtus Investment Partners, Inc.
Waddell & Reed Inc.	Wellington Management Company, LLP	Wentworth, Hauser & Violich Investment Counsel
Western Asset Management Company	Westwood Holdings Group, Inc.	Winslow Capital Management Inc.
WisdomTree Investments, Inc.

Exhibit 5

2011 AIP

For the 2011 AIP, “Income from Operations” is defined as set forth in our Annual Report on Form 10-K for the year ended December 31, 2011.  Income from Operations is defined as net income for the relevant performance period in accordance with generally accepted accounting principles, but excluding the after-tax effects of the following items:

1)	Realized gain (loss) – Realized gains and losses – defined as the following:
a.	Sales or disposals of securities;
b.	Impairments of securities;
c.	Change in the fair value of embedded derivatives within certain reinsurance arrangements and the change in the fair value of our trading securities;
d.
Change in the fair value of the derivatives we own to hedge our guaranteed death benefit (“GDB”) riders within our variable annuities net of the change in reserves resulting from benefit ratio unlocking on our GDB and guaranteed living benefit riders within our variable annuities (“GLB”);

e.
Change in the fair value of the embedded derivatives of our GLB riders within our variable annuities net of the change in the fair value of the derivatives we own to hedge the changes in the embedded derivative reserves; and

f.
Changes in the fair value of the embedded derivative liabilities related to index call options we may purchase in the future to hedge contract holder index allocations applicable to future reset periods for our indexed annuity products;

2)	FAS 113 reserve development and the related amortization on subsidiaries, businesses and other long-lived assets sold through indemnity reinsurance to Swiss Re in 2001;
3)	Gain or loss on early retirement of indebtedness;
4)	Initial effect of the adoption of new accounting principles that become effective during the performance period;
5)	Losses from the Impairment of Intangible Assets; and
6)
Discontinued Operations – both the income in the period and the gain or loss on disposition (U.S. generally accepted accounting principles (“U.S. GAAP”) require that when a business meets the criteria for being classified as Discontinued Operations, all prior periods must be restated).

In addition, the following items will be excluded from Income from Operations, all net of tax:

A.	Expenses related to acquisitions, mergers, divestitures, integration and restructuring activities, including restructuring charges, and losses associated with changes to employee benefit plans;
B.	Reductions in earnings in the performance period from those in the base year as a result of the on-going impact of a change in accounting principles;
C.	Losses and expenses resulting from claims, damages, judgments, liabilities and settlements arising from legal and regulatory proceedings in excess of $10 million;
D.	Reductions in earnings resulting from the sale or reinsurance of a business or block of business;
E.
Reduction in earnings from increases in our effective tax rate and the related taxes due to legislative and regulatory changes to income tax laws, including but not limited to: changes in the computation of the separate account dividends received deduction under the federal income tax law and increases to the corporate tax rate from the rate in effect at the beginning of the performance period;

F.
Reduction in earnings resulting from changes in federal or state regulatory requirements governing the Company; including but not limited to, the Dodd-Frank Wall Street Reform and Consumer Protection Act;

G.
Reduction in earnings resulting from changes in the assumption used in our actuarial models and systems, the changes resulting from the review of such models and systems and the changes to or conversion of actuarial systems; and

H.
Reduction in earnings from significant disruptions to the operations of the Company arising from matters beyond its reasonable control, including but not limited to: natural disasters, acts of God, acts of terrorism, wars, riots, major upheavals, government restrictions, major disruptions to domestic or international capital markets and other similar items.

2009-2011 LTI

For the 2009-2011 LTI, “Income from Operations” was defined as net income in accordance with GAAP, but excluding the following items: (i) realized gain (loss) – defined as gains and losses on investments and derivative investments (including reinsurance embedded derivative, net of the corresponding trading securities), performance of the variable annuity hedge program, losses from impairments of long-lived assets (including goodwill and other intangibles), gain and loss on the sale of subsidiaries, businesses, and other long-lived assets; (ii) FAS 113 reserve development and the related amortization on subsidiaries, businesses and other long-lived assets sold through indemnity reinsurance; (iii) gain or loss on early retirement of indebtedness; (iv) initial effect of the adoption of new accounting principles that become effective during the performance period; and (v) Discontinued Operations – both the income in the period and the gain or loss on disposition (GAAP requires that when a business meets the criteria for being classified as Discontinued Operations, all prior periods must be restated).

In addition, when setting the measures, the Compensation Committee decided to exclude the after-tax effects of the following items from Income from Operations because the Committee believed that these items were generally attributable to factors largely unrelated to an individual’s performance: (a) expenses related to acquisitions, mergers, divestitures, integration and restructuring activities, including restructuring charges, and losses associated with changes to employee benefit plans; (b) reductions in earnings in the performance period from those in the base year as a result of the on-going impact of a change in accounting principle; (c) losses and expenses resulting from claims, damages, judgments, liabilities and settlements arising from legal and regulatory proceedings in excess of $10 million; (d) reduction in earnings that result from the sale or reinsurance of a business or block of business; and (e) increases in our effective tax rate due to changes in the computation of the separate account dividends received deduction under the federal income tax law, and increases to the corporate tax rate from the rate in effect at the beginning of the performance period due to legislative changes.

Exhibit 6

Section 10.  Notice of Shareholder Business. (A) At any annual meeting of the shareholders, only such business may be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, business (other than nominations of directors, which must be made in compliance with, and shall be exclusively governed by, Section 11 of this Article I) must be (a) specified in the notice of meeting given in accordance with Section 4 of this Article I, (b) otherwise properly brought before the meeting by or at the direction of the board of directors or the chief executive officer, or (c) otherwise properly brought before the meeting by a shareholder who shall be entitled to vote at such meeting and who complies with the notice procedures set forth in this Section 10. Except for proposals properly made in accordance with Rule 14a-8 (or any successor provision) under the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (as so amended and inclusive of such rules and regulations, the “Exchange Act”) and included in the notice of meeting given by or at the direction of the board of directors, the foregoing clause (c) shall be the exclusive means for a shareholder to propose business to be brought before an annual meeting of the shareholders. Without qualification, for business to be properly brought before an annual meeting by a shareholder pursuant to clause (c) above, the shareholder must have given timely notice thereof in writing to the secretary of the corporation. To be timely, a shareholder’s notice must be delivered to or mailed and received at the principal office of the corporation, not less than ninety days nor more than one hundred twenty days prior to the first anniversary date of the annual meeting for the preceding year; provided, however, if and only if the annual meeting is not scheduled to be held within a period that commences thirty days before such anniversary date and ends thirty days after such anniversary date (an annual meeting date outside such period being referred to herein as an “Other Annual Meeting Date”), such shareholder notice shall be given in the manner provided herein by the close of business on the later of (i) the date ninety days prior to such Other Annual Meeting Date or (ii) the tenth day following the earlier of the date the corporation shall have mailed the notice of such meeting to shareholders or the date such Other Annual Meeting Date is first publicly announced. In no event shall any adjournment or postponement of an annual meeting or the announcement or notice thereof by the corporation commence a new time period (or extend any time period) for the giving of a shareholder’s notice as provided in this Section 10. A shareholder’s notice to the secretary of the corporation shall set forth as to each matter the shareholder proposes to bring before the annual meeting or as to the shareholder giving notice, as applicable, (a) a brief description of the business desired to be brought before the annual meeting, including the text of any proposal to be presented, and the reasons for conducting such business at the meeting, (b) the name and address, as they appear on the corporation’s stock records, of the shareholder proposing such business and any Shareholder Associated Person, (c) as of the date of the shareholder’s notice, the class and number of shares of the corporation which are beneficially owned or held of record by the shareholder and any Shareholder Associated Person and whether and the extent to which any derivative instrument, swap, option, warrant, short interest, hedge or profit interest has been entered into by or on behalf of any such person(s) with respect to shares of the corporation, (d) as of the date of the shareholder’s notice, whether and the extent to which any other transaction, agreement, arrangement or understanding (including any short position or any borrowing or lending of shares of the corporation) has been made by or on behalf of the shareholder or any Shareholder Associated Person, the effect or intent of which is to mitigate loss to, or to manage risk or benefit of share price changes for, any such person(s) or to increase or decrease the voting power or pecuniary or economic interest of such persons with respect to shares of the corporation and (e) any interest of the shareholder or any Shareholder Associated Person in such business desired to be brought before the annual meeting. Notwithstanding anything in these bylaws to the contrary, no business shall be conducted at an annual meeting except in accordance with the procedures set forth in this Section 10. Shareholders shall not be permitted to propose business to be brought before a special meeting of shareholders, and the only matters that may be brought before a special meeting of shareholders are the matters specified in the notice of meeting given in accordance with Section 4 of this Article I. The person presiding at any meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the bylaws, or that business was not lawful or appropriate for consideration by shareholders at the meeting, and if he should so determine, he shall so declare to the meeting and any such business shall not be transacted.

(B) For purposes of this Section 10 and Section 11 below, “Shareholder Associated Person” of any shareholder shall mean (i) any person controlling, directly or indirectly, or acting in concert with such shareholder, (ii) any beneficial owner of shares of the corporation owned of record or beneficially by such shareholder and (iii) any person controlling, controlled by or under common control with such Shareholder Associated Person, and “publicly announce” shall mean disclosure in a press release reported by a national news service or in a document publicly filed or furnished by the corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15 of the Exchange Act.

(C) A shareholder providing notice of business proposed to be brought before an annual meeting shall further update and supplement such notice, if necessary, so that the information provided or required to be provided in such notice pursuant to this Section 10 shall be true and correct as of the record date for the annual meeting, and such update and supplement shall be delivered to, or mailed and received by, the secretary of the corporation not later than five (5) business days after the record date for the annual meeting.

(D) If information submitted pursuant to this Section 10 by any shareholder shall be inaccurate to any material extent as determined by the board of directors, any committee thereof or any officer authorized by the board of directors or any such committee to make such determination, such information may be deemed not to have been provided in accordance with this Section 10 in which case such shareholder shall be deemed not to have complied with the notice provisions of this Section 10. Upon written request by the secretary of the corporation, the board of directors or any committee thereof, the shareholder proposing business at an annual meeting of shareholders shall provide, within ten days of delivery of such request (or such other period as may be specified in such request), written verification, satisfactory in the discretion of the board of directors, any committee thereof or any officer authorized by the board of directors or any such committee, to demonstrate the accuracy of any information submitted by the shareholder pursuant to this Section 10. If a shareholder fails to provide such written verification within such period, the information as to which written verification was requested may be deemed not to have been provided in accordance with this Section 10 in which case such shareholder shall be deemed not to have complied with the notice provisions of this Section 10.

(E) This Section 10 is expressly intended to apply to any business proposed to be brought before an annual meeting of shareholders other than any proposal made pursuant to Rule 14a-8 (or any successor provision) of the Exchange Act. In addition to the requirements of this Section 10 with respect to any business proposed to be brought before an annual meeting, a shareholder shall also comply with all applicable requirements of state law and the Exchange Act with respect to any such business. Nothing in this Section 10 shall be deemed to affect any right of a shareholder to request inclusion of proposals in, nor the right of the corporation to omit a proposal from, the corporation’s proxy statement pursuant to Rule 14a-8 (or any successor provision) under the Exchange Act.

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.

We encourage you to take advantage of Internet or telephone voting.
Both are available 24 hours a day, 7 days a week.

Internet and telephone voting is available through 11:59 PM Eastern Time on May 23, 2012.

INTERNET http://www.proxyvoting.com/lnc
Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site.

Lincoln National Corporation	OR

TELEPHONE 1-866-540-5760
Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.

If you vote your proxy by Internet or by telephone, you are acknowledging receipt of the Notice of Annual Meeting of Shareholders, the Proxy Statement and the Company’s Annual Report for 2011, and you do NOT need to mail back your proxy card.

To vote by mail, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

Your internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

▼  FOLD AND DETACH HERE  ▼

THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED “FOR” THE ELECTION OF EACH DIRECTOR AND “FOR” ITEMS 2 AND 3.	Please mark your votes as indicated in this example	☒

1. Election of Directors Nominees:	FOR	AGAINST	ABSTAIN		FOR	AGAINST	ABSTAIN
01 George W. Henderson, III	☐	☐	☐	2. To Ratify Ernst & Young LLP as the Company’s independent registered public accounting firm for 2012.	☐	☐	☐
02 Eric G. Johnson	☐	☐	☐	3. To approve an advisory resolution on the Company’s Executive Compensation as disclosed in the Proxy Statement.	☐	☐	☐
03 M. Leanne Lachman	☐	☐	☐
04 Isaiah Tidwell	☐	☐	☐

MARK HERE IF YOU PLAN TO ATTEND THE ANNUAL MEETING	☐

Mark Here for Address Change or Comments SEE REVERSE	☐

NOTE : Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.
Signature	Signature	Date

You can now access your Lincoln National Corporation account online.

Access your Lincoln National Corporation account online via Investor ServiceDirect® (ISD).

The transfer agent for Lincoln National Corporation, now makes it easy and convenient to get current information on your shareholder account.

•	View account status	•	View payment history for dividends
•	View certificate history	•	Make address changes
•	View book-entry information	•	Obtain a duplicate 1099 tax form

Visit us on the web at www.bnymellon.com/shareowner/equityaccess
For Technical Assistance Call 1-877-978-7778 between 9am-7pm
Monday-Friday Eastern Time

Investor ServiceDirect®

Available 24 hours per day, 7 days per week

TOLL FREE NUMBER: 1-866-541-9693

Choose MLinkSM for fast, easy and secure 24/7 online access to your future proxy materials, investment plan statements, tax documents and more. Simply log on to Investor ServiceDirect® at www.bnymellon.com/shareowner/equityaccess where step-by-step instructions will prompt you through enrollment.

Important notice regarding the internet availability of proxy materials for the Annual Meeting of Shareholders. The Proxy Statement and the 2011 Annual Report to Shareholders are available at: http://bnymellon.mobular.net/bnymellon/lnc.

▼   FOLD AND DETACH HERE   ▼

PROXY

LINCOLN NATIONAL CORPORATION

Annual Meeting of Shareholders – May 24, 2012

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY

The undersigned shareholder of Lincoln National Corporation (the “Company”), an Indiana corporation, appoints William H. Cunningham, Dennis R. Glass, and Charles A. Brawley, III, and each of them, with the power to act without the other and power of substitution, as the proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided on the other side, all the shares of stock in the Corporation which the undersigned is entitled to vote and in their discretion to vote upon such other business as may properly come before the Annual Meeting of Shareholders of the Company to be held at The Ritz-Carlton Hotel, 10 Avenue of the Arts, Philadelphia, PA 19102, 9:00 a.m. local time, or at any adjournment or postponement thereof, with all powers which the undersigned would possess if present at the meeting. The proxy/voting instructions also cover all the shares as to which the undersigned has the right to give voting instructions to the trustees of the Company’s Employees’ 401(k) Savings Plan and The Lincoln National Life Insurance Company Agents’ 401(k) Savings Plan.

Address Change/Comments (Mark the corresponding box on the reverse side)	SHAREOWNER SERVICES P.O. BOX 3550 SOUTH HACKENSACK, NJ 07606-9250

(Continued and to be marked, dated and signed, on the other side)